Exhibit 2.1

                 CONTRIBUTION AND PURCHASE AGREEMENT,
                     DATED AS OF DECEMBER 30, 1997

                 CONTRIBUTION AND PURCHASE AGREEMENT,
                     DATED AS OF DECEMBER 30, 1997
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE 1     DEFINITIONS
         1.1  Terms Defined in this Section.................................   2
         1.2  Terms Defined Elsewhere in this Agreement.....................  12
         1.3  Terms Generally...............................................  14

ARTICLE 2     CONTRIBUTIONS, REDEMPTIONS, AND PURCHASES
         2.1  Contributions to FHGLP........................................  14
         2.2  Contributions to NewFalcon....................................  15
         2.3  Excluded Assets...............................................  18
         2.4  Manner of Effecting Contributions.............................  19
         2.5  Modification of Contributions.................................  19
         2.6  Redemption of FHGLP Interests.................................  20
         2.7  Purchase and Sale of NewFalcon Interests......................  22
         2.8  Other Transactions............................................  23

ARTICLE 3     VALUE OF CONTRIBUTIONS
         3.1  General Agreements Regarding Valuation........................  25
         3.2  Fair Market Value of TCI Assets...............................  25
         3.3  Fair Market Value of Falcon Video Interests...................  26
         3.4  Fair Market Value of Video Investors Interests................  26
         3.5  Fair Market Value of FHGLP Assets.............................  27
         3.6  Fair Market Value of FHGLP Interests..........................  28
         3.7  Determination of Adjustments..................................  29
         3.8  Certain Additional Adjustments................................  31
         3.9  Estimated Percentage Interests................................  34
         3.10  Excluded Indebtedness........................................  34

ARTICLE 4     ASSUMED LIABILITIES
         4.1  Assumption of TCI Liabilities.................................  35
         4.2  Assumption of FHGLP Liabilities...............................  36
         4.3  Liabilities Not Assumed.......................................  36
         4.4  Indemnification for Certain Liabilities.......................  37

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ARTICLE 5     AMENDMENT TO FHGLP PARTNERSHIP AGREEMENT

ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF THE FHGLP PARTNERS
         6.1  Organization, Standing, and Authority.........................  37
         6.2  Authorization and Binding Obligation..........................  38
         6.3  No Consents; Absence of Conflicting Agreements................  38
         6.4  Investment Representations....................................  38
         6.5  Title to Partnership Interests and Mezzanine Securities.......  38
         6.6  DISCLAIMER....................................................  39

ARTICLE 7     REPRESENTATIONS AND WARRANTIES OF TCI ENTITIES
         7.1  Organization, Standing, and Authority.........................  39
         7.2  Authorization and Binding Obligation..........................  40
         7.3  Absence of Conflicting Agreements; Consents...................  40
         7.4  Licenses and Contracts........................................  40
         7.5  Title to and Condition of Real Property and Personal Property.  41
         7.6  Intangibles...................................................  42
         7.7  Information on Franchises and the TCI Systems.................  42
         7.8  Financial Statements..........................................  45
         7.9  Bonds.........................................................  45
         7.10  Personnel Matters............................................  45
         7.11  Environmental Laws...........................................  46
         7.12  Claims and Legal Actions.....................................  46
         7.13  Taxes and Tax Returns........................................  47
         7.14  Compliance with Laws.........................................  47
         7.15  Transactions with Affiliates.................................  47
         7.16  Conduct of Business in Ordinary Course.......................  48
         7.17  Brokers......................................................  48
         7.18  Compliance with Ownership Restrictions.......................  48
         7.19  Ellensburg Purchase Agreement and Ellensburg System..........  49

ARTICLE 8     REPRESENTATIONS AND WARRANTIES OF FHGLP
         8.1  Organization, Standing, and Authority.........................  49
         8.2  Authorization and Binding Obligation..........................  49
         8.3  Absence of Conflicting Agreements; Consents...................  50
         8.4  Licenses and Contracts........................................  50
         8.5  Title to and Condition of Real Property and Personal Property.  51
         8.6  Intangibles...................................................  51
         8.7  Information on Franchises and the Falcon Systems..............  51
         8.8  Financial Statements..........................................  54
         8.9  Personnel Matters.............................................  54

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         8.10  Environmental Laws...........................................  54
         8.11  Claims and Legal Actions.....................................  55
         8.12  Taxes and Tax Returns........................................  55
         8.13  Compliance with Laws.........................................  55
         8.14  Transactions with Affiliates.................................  56
         8.15  Conduct of Business in Ordinary Course.......................  56
         8.16  Brokers......................................................  57
         8.17  Ownership of Falcon Entities.................................  57
         8.18  Enstar.......................................................  57

ARTICLE 9     OPERATIONS OF TCI SYSTEMS PRIOR TO CLOSING
         9.1  Generally.....................................................  57
         9.2  Compensation..................................................  58
         9.3  Contracts.....................................................  58
         9.4  Disposition of Assets.........................................  58
         9.5  Liens.........................................................  58
         9.6  Franchises....................................................  58
         9.7  No Inconsistent Action........................................  59
         9.8  No Shop.......................................................  59
         9.9  Notification of Certain Matters...............................  59
         9.10  Changes in Rates and Programming.............................  59
         9.11  Waivers......................................................  60
         9.12  Access to Information........................................  60
         9.13  Maintenance of Assets........................................  61
         9.14  Maintenance of Personnel and Plant...........................  61
         9.15  Insurance....................................................  61
         9.16  Financial Information........................................  61
         9.17  Compliance with Laws.........................................  61
         9.18  Signal Carriage..............................................  62

ARTICLE 10     OPERATIONS OF FALCON SYSTEMS PRIOR TO CLOSING
         10.1  Generally....................................................  62
         10.2  Mergers......................................................  62
         10.3  Disposition of Assets........................................  62
         10.4  Acquisitions.................................................  63
         10.5  Indebtedness.................................................  63
         10.6  Franchises...................................................  63
         10.7  Equity Interests; Dissolution................................  63
         10.8  No Inconsistent Action.......................................  64
         10.9  No Shop......................................................  64
         10.10  Notification of Certain Matters.............................  64
         10.11  Access to Information.......................................  64

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         10.12  Financial Information.......................................  65
         10.13  Maintenance of Personnel and Plant..........................  65
         10.14  Maintenance of Assets.......................................  65
         10.15  Compliance with Laws........................................  65

ARTICLE 11     SPECIAL COVENANTS AND AGREEMENTS
         11.1  Actions by Falcon Entities...................................  65
         11.2  TCI Consents.................................................  66
         11.3  Falcon Consents..............................................  67
         11.4  Cooperation..................................................  67
         11.5  Conversion of Billing Systems................................  68
         11.6  Employee Matters.............................................  68
         11.7  Title Insurance and Surveys..................................  70
         11.8  Access to Information After Closing..........................  71
         11.9  Signal Sharing Agreement.....................................  71
         11.10  Deferred Contributions......................................  71
         11.11  Confidentiality.............................................  74
         11.12  Bulk Sales Law..............................................  74
         11.13  Rate Proceedings............................................  74
         11.14  Further Assurances..........................................  75
         11.15  Modifications to Amended FHGLP Agreement....................  75
         11.16  Amended Partnership Agreements, Other Agreements, and
                  Termination of Agreements.................................  75
         11.17  Consent and Agreement of FHGLP Partners.....................  77
         11.18  HSR Act.....................................................  78
         11.19  Ellensburg, Washington......................................  78
         11.20  Transition Services.........................................  81
         11.21  Enstar......................................................  81
         11.22  Tag-Along Rights............................................  81

ARTICLE 12     CLOSING CONDITIONS
         12.1  Conditions to Obligations of NewFalcon and FHGLP.............  82
         12.2  Conditions to Obligations of TCI.............................  84
         12.3  Conditions to Obligations of Each FHGLP Partner..............  85
         12.4  Standard of Materiality......................................  86

ARTICLE 13     CLOSING AND CLOSING DELIVERIES
         13.1  Time and Place of Closing....................................  86
         13.2  Deliveries by TCI............................................  88
         13.3  Deliveries by NewFalcon......................................  88
         13.4  Deliveries by FHGLP..........................................  89
         13.5  Deliveries by the FHGLP Partners.............................  89

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                                                                            ----
         13.6  Deliveries to Effect Sale of NewFalcon Interests.............  90

ARTICLE 14     TERMINATION RIGHTS
         14.1  Termination by Agreement.....................................  90
         14.2  Termination by TCI...........................................  90
         14.3  Termination by FHGLP.........................................  91
         14.4  Rights on Termination........................................  92
         14.5  Specific Performance.........................................  92

ARTICLE 15     MISCELLANEOUS
         15.1  Survival of Representations and Warranties...................  93
         15.2  Taxes, Fees, and Expenses....................................  93
         15.3  Notices......................................................  94
         15.4  Benefit and Binding Effect...................................  94
         15.5  Entire Agreement.............................................  94
         15.6  Waiver of Compliance; Consents...............................  95
         15.7  Severability.................................................  96
         15.8  Governing Law................................................  96
         15.9  Disputed Matters.............................................  96
         15.10  Captions....................................................  98
         15.11  Rights Cumulative...........................................  98
         15.12  Construction................................................  99
         15.13  Counterparts................................................  99

         Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules have been omitted. Falcon Holdings Group, L.P. will furnish supplementally to the Securities and Exchange Commission a copy of any such omitted schedule upon request.

                                TABLE OF EXHIBITS


Exhibit                                 Description
-------                                 -----------
Exhibit A                               Form of Amended FHGLP Agreement
Exhibit B                               Form of Letter Agreement with Respect to
                                          Tag-along Rights
Exhibit C                               Form of Opinion of Counsel to TCI
Exhibit D                               Form of Opinion of Counsel to FHGLP


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                               TABLE OF SCHEDULES


Schedule                            Description
--------                            -----------
Schedule 2.2(a)(2)                  Certain Assets of FHGLP
Schedule 2.3(a)                     Certain Excluded TCI Assets
Schedule 3.5(a)                     Ownership of Falcon Entities
Schedule 3.5(b)                     Gross Value of Each Falcon Entity
Schedule 3.6(b)(1)                  Post-Redemption Percentage Interests of
                                       Redeemed Partners
Schedule 3.6(b)(2)                  Current Percentage Interests of FHGLP
                                       Partners
Schedule 3.9                        FHGLP's Estimate of FHGLP Partners'
                                       Percentage Interests
Schedule 7.1                        TCI Entities
Schedule 7.3                        TCI Consents
Schedule 7.4                        Information Concerning TCI's Licenses and
                                       Contracts
Schedule 7.5                        Information Concerning TCI's Real Property
                                       and Real Property Interests
Schedule 7.6                        Information Concerning TCI's Intangibles
Schedule 7.7                        Information Concerning TCI's Franchises and
                                       the TCI Systems
Schedule 7.8                        TCI Financial Information
Schedule 7.9                        TCI's Surety and Performance Bonds and
                                       Letters of Credit
Schedule 7.10                       TCI Personnel Matters
Schedule 7.11                       TCI Environmental Matters
Schedule 7.12                       TCI Legal Actions
Schedule 7.14                       TCI Legal Compliance
Schedule 7.15                       TCI Transactions with Affiliates
Schedule 7.16                       Conduct of TCI's Business


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Schedule                            Description
--------                            -----------
Schedule 8.3                        Falcon Consents
Schedule 8.4                        Information Concerning Falcon's Licenses and
                                       Contracts
Schedule 8.5                        Information Concerning Falcon's Real
                                       Property and Real Property Interests
Schedule 8.7                        Information Concerning Falcon's Franchises
                                       and the Falcon Systems
Schedule 8.8                        Falcon Financial Information
Schedule 8.9                        Falcon Personnel Matters
Schedule 8.10                       Falcon Environmental Matters
Schedule 8.11                       Falcon Legal Actions
Schedule 8.13                       Falcon Legal Compliance
Schedule 8.14                       Falcon Transactions with Affiliates
Schedule 11.6                       Certain Employees
Schedule 15.3                       Addresses of the Parties

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                       CONTRIBUTION AND PURCHASE AGREEMENT

         THIS CONTRIBUTION AND PURCHASE AGREEMENT is made and entered into as of December 30, 1997 by and among Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"); Falcon Communications, L.P., a California limited partnership ("NewFalcon"); Falcon Holding Group, Inc., a California corporation (the "General Partner"); TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI"); Belo Ventures, Inc., a Delaware corporation ("Belo"); and the other Persons executing this Agreement.

                              PRELIMINARY STATEMENT

         NewFalcon was organized under the California Revised Limited Partnership Act on October 23, 1997, pursuant to an Agreement of Limited Partnership between FHGLP and Stanley S. Itskowitch, which was subsequently amended and restated by an Amended and Restated Agreement of Limited Partnership, dated December 30, 1997, between FHGLP and TCI.

         The TCI Entities own and operate (or have rights to acquire) certain cable television systems, and TCI desires to contribute to NewFalcon substantially all the assets of those cable television systems, subject to certain liabilities being assumed by NewFalcon or one or more other Falcon Entities.

         Each of the parties to this Agreement (other than NewFalcon, FHGLP, TCI, Belo, and Mezzanine Lending Associates III, L.P.) owns a partnership interest in FHGLP, and FHGLP owns certain partnership interests and other equity interests in certain partnerships and other entities that, directly and indirectly, own and operate certain cable television systems.

         Belo owns a partnership interest in Falcon Video Communications, L.P., a Delaware limited partnership ("Falcon Video") and desires to contribute that partnership interest to FHGLP in exchange for a partnership interest in FHGLP.

         The Video Investors Partners own certain partnership interests in Falcon Video Communications Investors, L.P., a California limited partnership ("Video Investors"), and desire to contribute those partnership interests to FHGLP in exchange for partnership interests in FHGLP.

         Leeway & Co. and Mezzanine Lending Associates III, L.P. hold the Mezzanine Notes and the Mezzanine Securities issued by Falcon Video and desire to contribute a portion of their rights under the Mezzanine Notes to Falcon Video in exchange for partnership interests in Falcon Video and thereafter to contribute those partnership interests in Falcon Video and their interests in the Mezzanine Securities to FHGLP in exchange for partnership interests in FHGLP.


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         FHGLP  desires to  contribute  to NewFalcon all interests in the Falcon
Entities held by it and certain other assets, subject to certain liabilities being assumed by NewFalcon.

         Certain of the parties desire to exchange a portion of their partnership interests in FHGLP for partnership interests in NewFalcon and to sell those partnership interests in NewFalcon to TCI, and TCI desires to acquire those partnership interests.

         The parties desire to enter into this Agreement to provide for the transactions described above and certain other matters.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1  Terms Defined in this Section.

         For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2):

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, except that
(a) neither NewFalcon, FHGLP, nor any Person controlled by NewFalcon or FHGLP shall be deemed to be an Affiliate of a FHGLP Partner, TCI, or of any Affiliate of a FHGLP Partner or TCI solely by virtue of the partnership interest of TCI in NewFalcon or of such FHGLP Partner in FHGLP; and (b) neither any FHGLP Partner, TCI, nor any Affiliate of any FHGLP Partner or TCI shall be deemed to be an Affiliate of any FHGLP Partner, TCI, or of any Affiliate of any FHGLP Partner or TCI solely by virtue of the partnership interests of TCI and the FHGLP Partners in NewFalcon and FHGLP, respectively. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Agreement" means this Contribution and Purchase Agreement, as it may be amended from time to time.

         "Amended FHGLP Agreement" means the Fourth Amended and Restated Agreement of Limited Partnership of FHGLP, to be entered into by the FHGLP Partners pursuant to this Agreement, substantially in the form attached to this Agreement as Exhibit A, with any modifications made pursuant to Section 11.15.


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         "Assumed TCI Contracts" means (a) all Contracts listed on Schedule 7.4, other than Contracts that are Excluded TCI Assets and Contracts that are designated to indicate that such Contracts will not be assumed by NewFalcon or another Falcon Entity at the Closing, (b) Contracts of TCI in existence on the date of this Agreement that are not required by Section 7.4 to be listed on
Schedule 7.4, other than Contracts that are Excluded TCI Assets, (c) Contracts of TCI in existence on the Closing Date that were entered into after the date of this Agreement in compliance with Section 9.3, other than Contracts that are Excluded TCI Assets, (d) all other Contracts of TCI in existence on the Closing Date that FHGLP has agreed in writing will be assumed by NewFalcon or another Falcon Entity at the Closing, and (e) all subscription agreements with customers for cable services provided by the TCI Systems in the ordinary course of business.

         "Business Day" means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of California.

         "Cable Act" means Title VI of the Communications Act, and all other provisions of the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act, as such statutes may be amended from time to time.

         "Classic Purchase Agreement" means the Asset Purchase Agreement, dated as of June 27, 1997, among Falcon Classic, Falcon Community Cable, L.P., a Delaware limited partnership, Falcon Cable Media, a California Limited Partnership, and Falcon Cable Systems Company II, L.P., a California limited partnership, as it may be amended from time to time.

         "Classic Systems" means those cable television systems in and around the areas listed on Schedule 8.7 that are owned on the date of this Agreement by Falcon Classic.

         "Closing" means the consummation of the contribution of certain assets and partnership interests to FHGLP and NewFalcon, the redemption of certain partnership interests in FHGLP, and the purchase and sale of the NewFalcon Interests, each as contemplated by this Agreement, as described in Article 13.

         "Closing Date" means the date on which the Closing occurs.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, as in effect from time to time.

         "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.


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         "Compensation  Arrangement" means any plan or compensation  arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors, or independent contractors of any Person, any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan, and any other perquisites and employee fringe benefit plan; "Compensation Arrangements" of TCI means those Compensation Arrangements that provide compensation or benefits to employees, officers, directors, and independent contractors engaged in the operation of the TCI Systems and "Compensation Arrangements" of Falcon means those Compensation Arrangements that provide compensation or benefits to employees, officers, directors, and independent contractors engaged in the operation of the Falcon Systems.

         "Consents" means all of the consents, permits, or approvals of Governmental Authorities and other third parties necessary to transfer the TCI Assets to NewFalcon or to any Falcon Entity or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means deeds, leases,  easements,  rights-of-way,  rights of entry, programming agreements, pole attachment and conduit agreements, subscriber agreements, affiliation agreements, service agreements, and other agreements, written or oral (including any amendments and other modifications thereto); "Contracts" of TCI means those Contracts that relate to the TCI Systems and "Contracts" of Falcon means those Contracts that relate to the Falcon Systems.

         "Current Assets" means cash on hand or in banks, cash equivalents, subscriber receivables and other accounts and notes receivable (reduced by allowances for doubtful accounts), deposits properly characterized as current assets arising in connection with the business of the Falcon Systems or the TCI Systems (including deposits attributable to leases of personal property, deposits under leases of real property, and deposits attributable to Franchises), and prepaid expenses (including business and license fees, utility charges, real and personal property Taxes and assessments levied against the assets of the Falcon Systems or the TCI Systems, property and equipment rentals, other fees, sales and service charges, insurance premiums, and similar items), all determined in accordance with GAAP, consistently applied, in the case of the TCI Systems, with the preparation of the balance sheet for the TCI Systems as at March 31, 1997 that is included in Schedule 7.8 and, in the case of FHGLP or any Falcon Entity, with the preparation of the balance sheet for the Falcon Systems as at March 31, 1997 that is included in Schedule 8.8, subject to the following provisions:

                  (a) All subscriber receivables from inactive subscribers (regardless of aging) and all subscriber receivables that are more than 60 days past due shall be treated as doubtful accounts.

                  (b) Current Assets shall not include any assets to the extent that no Falcon Entity will realize the book value of such assets after the Closing (for example, prepaid

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



insurance with respect to the TCI Systems) or any assets that are not owned by NewFalcon or another Falcon Entity immediately after the Closing (including any Excluded TCI Assets or any Excluded Falcon Assets).

                  (c) Current Assets of the TCI Systems shall not include any deposits or prepaid expenses under any Contract that is not included in the Assumed TCI Contracts.

                  (d) Current Assets shall not include any prepayment of Taxes arising from the transfer of the TCI Assets pursuant to this Agreement, any prepayment of Taxes (other than utility Taxes) measured on the revenues, income, or receipts of any Person, or any prepayment of Taxes imposed in lieu of a Tax on the revenues, income, or receipts of any Person.

                  (e) Current Assets shall not include inventory.

         "Current Liabilities" means all liabilities (other than Indebtedness and liabilities not required by GAAP to be shown on a balance sheet), including subscriber prepayments, unearned income, deposits with respect to services to be provided by the Falcon Systems or the TCI Systems, trade payables and deferred expenses (including business and license fees, utility charges, real and personal property Taxes and assessments levied against the assets of the Falcon Systems or the TCI Systems, property and equipment rentals, applicable copyright or other fees, sales and service charges, and similar items), and, with respect to any Person, intercompany liabilities arising from the payment of any of the foregoing on behalf of such Person, all determined in accordance with GAAP, consistently applied, in the case of the TCI Systems, with the preparation of the balance sheet for the TCI Systems as at March 31, 1997 that is included in
Schedule 7.8 and, in the case of FHGLP or any Falcon Entity, with the preparation of the balance sheet for the Falcon Systems as at March 31, 1997 that is included in Schedule 8.8, subject to the following provisions:

                  (a) Current Liabilities of the TCI Systems shall not include any liability or obligation (or any reserve for any liability or obligation) that is not assumed by any Falcon Entity (including any employee compensation, such as accrued vacation (except as provided in Section 11.6(d)), sick leave, or severance benefits, with respect to employees of the TCI Systems, including employees of the TCI Systems who are hired by NewFalcon or any other Falcon Entity at or following the Closing).

                  (b) Current Liabilities of the TCI Systems shall include any liability for accrued vacation time that is assumed by any Falcon Entity pursuant to Section 11.6(d), and Current Liabilities of each Falcon Entity shall include any liability of such Falcon Entity for accrued vacation time other than any such liability with respect to employees of the TCI Entities that is assumed by any Falcon Entity pursuant to Section 11.6(d).

                  (c) Current Liabilities shall not include any liability or obligation (or any reserve for any liability or obligation) relating to accrued sick leave of employees.


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



                  (d) Current Liabilities of the TCI Systems shall not include any deferred expenses under any Contract that is not included in the Assumed TCI Contracts.

                  (e) Current Liabilities of the TCI Systems shall include any liability assumed by any Falcon Entity to refund (or to credit against payments otherwise due) any customer deposits or any customer, advertising, or other advance payments paid to any TCI Entity, and Current Liabilities of each Falcon Entity shall include any liability of such Falcon Entity to refund (or to credit against payments otherwise due) any customer deposits or any customer, advertising, or other advance payments paid to such Falcon Entity.

                  (f) Current Liabilities shall not include any deferral of Taxes arising from the transfer of the TCI Assets pursuant to this Agreement, any deferral of Taxes (other than utility Taxes) measured on the revenues, income, or receipts of any Person, or any deferral of Taxes imposed in lieu of a Tax on the revenues, income, or receipts of any Person.

                  (g) Current  Liabilities  of a Falcon Entity shall not include
(1) any liability or obligation for which another Falcon Entity is the primary obligor if such liability or obligation is a Current Liability of such other Falcon Entity or (2) any liability or obligation arising from any guaranty or other agreement by such Falcon Entity to pay any liability or obligation for which another Falcon Entity is the primary obligor if the liability or obligation of such other Falcon Entity is a Current Liability of such other Falcon Entity.

                  (h) Current Liabilities of FHGLP shall not include liabilities under the Existing Incentive Plan.

         "Effective Time" means, as used with respect to certain assets or liabilities under this Agreement, 12:01 a.m., local time at the relevant location for determining such assets or liabilities, on the Closing Date.

         "Ellensburg Purchase Agreement" means the Asset Purchase Agreement, dated as of May 23, 1997, between TCI Cablevision of Vermont, Inc. and King Videocable Company, as it may be amended from time to time.

         "Ellensburg   System"  means  the  cable   television   system  serving
Ellensburg, Washington, that is owned on the date of this Agreement by King Videocable Company.

         "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a multiemployer plan, as defined in ERISA Sections 3(37) or 4001(a)(3).

         "Employee Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA (other than a multiemployer plan, as defined in ERISA Sections 3(37) or 4001(a)(3)).

         "Environmental Law" means any Legal Requirement pertaining to land use, air, soil, surface water, groundwater, or any other environmental matter, including the following federal laws as they may be amended from time to time:
(a) Clean Air Act; (b) Clean Water Act; (c) Resource Conservation and Recovery Act; (d) Comprehensive Environmental Response, Compensation and Liability Act;
(e) Safe Drinking Water Act; (f) Toxic Substance Control Act; and (g) Occupational Safety and Health Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

         "ERISA Affiliate" of any Person means any other Person that, as of the relevant measuring date under ERISA, was or is required to be treated as a single employer with such first Person under Section 414 of the Code.

         "Existing  Incentive  Plan"  means,  collectively,  the Falcon  Holding
Group, Inc. 1993 Incentive Performance Plan, the Adoption and Assumption Agreement of the 1993 Incentive Performance Plan, dated as of December 30, 1993, between the General Partner and FHGLP, the First Amendment to 1993 Incentive Performance Plan, dated as of December 31, 1993, the Second Amendment to 1993 Incentive Performance Plan, dated as of January 1, 1996, the Third Amendment to 1993 Incentive Performance Plan, dated as of July 1, 1996, and the Fourth Amendment to 1993 Incentive Performance Plan, dated as of May 1, 1997.

         "Falcon Classic" means Falcon Classic Cable Income Properties, L.P., a California limited partnership.

         "Falcon Entity" means any of NewFalcon, Falcon Cable Media, a California Limited Partnership; Falcon Cablevision, a California Limited Partnership; Falcon Telecable, a California Limited Partnership; Falcon Community Cable, L.P., a Delaware limited partnership; Falcon Community Ventures I, L.P., a Delaware limited partnership; Falcon First, Inc., a Delaware corporation; Falcon Cable Systems Company II, L.P., a California limited partnership; Falcon Video; Falcon Media Investors Group, a California Limited Partnership; Falcon Investors Group, Ltd., a California Limited Partnership; Falcon Telecable Investors Group, a California Limited Partnership; Falcon Community Investors, L.P., a California limited partnership; and Video Investors.

         "Falcon Percentage" means the net fair market value of the capital contributions made by FHGLP pursuant to Section 2.2(a)(2) divided by the sum of the net fair market values of the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a), with such net fair market values being determined for purposes of this definition (1) as if the TCI Adjustments and the Falcon Adjustments were as set forth in the preliminary settlement statements delivered pursuant to Section 3.7(b), (2) as if all Retained TCI Assets and, if no Ellensburg Exclusion Event shall have occurred prior to Closing, all assets of the Ellensburg System were contributed to NewFalcon at the Closing, and (3) without regard to any amendment to this Agreement required by Section 3.8 that, as of the Closing Date, has not yet been agreed to between FHGLP and TCI or determined by arbitration pursuant to Section 15.9.

         "Falcon Systems" means those cable television systems in and around the areas listed on Schedule 8.7 that are owned and operated by the Falcon Entities and the Classic Systems.

         "FCC" means the Federal Communications Commission.

         "FHGLP Partners" means the parties to this Agreement, other than NewFalcon, FHGLP, and TCI.

         "Franchise" means any municipal, county, state, or federal cable television franchise granted by any Governmental Authority in connection with any cable television system, and any pending franchise applications (if any) therefor; a "Franchise" of TCI means any Franchise granted in connection with any of the TCI Systems, and a "Franchise" of Falcon means any Franchise granted in connection with any of the Falcon Systems.

         "Franchising Authority" means any Governmental Authority that has granted any Franchise or before which any application for a cable television franchise is pending.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental   Authority"   means  any   federal,   state,   or  local
governmental authority, including any court or administrative or regulatory agency.

         "Group Health Plan" means any group health plan, as defined in Section 5000(b)(1) of the Code.

         "Hazardous Substance" means any pollutant, contaminant, hazardous, or toxic substance, material, constituent, or waste or any pollutant that is labeled or regulated as such by any Governmental Authority pursuant to any Environmental Law or that is labeled or regulated as such by any Governmental Authority and includes asbestos and asbestos-containing materials and any material or substance that is: (a) designated as a "hazardous substance" pursuant to 33 U.S.C. ss. 1317; (b) defined as a "hazardous waste" pursuant to 42 U.S.C. ss. 6903; (c) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act; or (d) is so designated or defined under any other applicable Legal Requirement.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

         "Indebtedness" means, with respect to any Person, (a) debt of such Person for borrowed money, debt of such Person that represents the deferred purchase price of property, and similar monetary obligations of such Person that are evidenced by bonds, notes, debentures, or other instruments, capitalized lease obligations, and any interest accrued but unpaid with respect to liabilities of any of the types described in this clause (a), but excluding liabilities or obligations with respect to subscriber deposits, interest rate hedging obligations, other accrued expenses (other than accrued interest with respect to liabilities of any of the types described in this clause (a)), trade accounts payable, and other similar items, (b) guaranties, endorsements, and other contingent obligations of such Person, whether direct or indirect, in respect of liabilities of any other Person of any of the types described in clause (a) above (other than endorsements for collection or deposit in the ordinary course of business), and
(c) liabilities of any other Person of any of the types described in clause (a) above to the extent of the fair market value of any property of such Person that secures such liabilities; provided, however, that Indebtedness of any Person shall not include liabilities or obligations arising under any letter of credit, performance bond, or similar instrument securing the obligations of such Person under any cable television franchise, pole attachment agreement, lease, or other similar agreement entered into in connection with the day-to-day operations of a cable television system.

         "Intangibles" means all copyrights, trademarks, trade names, licenses, patents, permits, privileges, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests; "Intangibles" of TCI means those Intangibles applied for, issued to, or owned by any TCI Entity or under which any TCI Entity is licensed or franchised and used or held for use in the business of the TCI Systems, and "Intangibles" of Falcon means those Intangibles applied for, issued to, or owned by any Falcon Entity or by Falcon Classic or under which any Falcon Entity or Falcon Classic is licensed or franchised and used or held for use in the business of the Falcon Systems.

         "Legal Requirements" means applicable common law and any applicable statute, ordinance, code, or other law, rule, regulation, order, technical or other standard, requirement, or procedure enacted, adopted, promulgated, or applied by any Governmental Authority, including any applicable order, decree, or judgment that may have been handed down, adopted, or imposed by any Governmental Authority.

         "Licenses" means all domestic satellite, business radio, and other licenses issued by the FCC, and any pending applications therefor, and all other licenses, authorizations, and permits issued by any other Governmental Authority (excluding Franchises), and any pending applications therefor; "Licenses" of TCI means those Licenses granted to or applied for by any TCI Entity and used or held for use in connection with the business of the TCI Systems, and "Licenses" of Falcon means those Licenses granted to or applied for by any Falcon Entity or Falcon Classic and used or held for use in connection with the business of the Falcon Systems.

         "Material Falcon Contract" means any Contract of Falcon other than any Franchise and other than any Contract that was entered into in the ordinary course of business of the Falcon Systems for which the total consideration to be paid or delivered by any party to such Contract to any other party to such Contract does not exceed $50,000 in any year and does not exceed $250,000 in the aggregate.

         "Mezzanine Notes" means the notes in the aggregate original principal amount of $33,060,733.53, due December 31, 2007, issued and sold by Falcon Video pursuant to the Amended and Restated Note Purchase Agreement, dated as of May 22, 1992, among Falcon Video, Leeway & Co., and Mezzanine Lending Associates III, L.P.

         "Mezzanine Securities" means the Equity Participation Units and the Warrants (each as defined in the Amended and Restated Note Purchase Agreement, dated as of May 22, 1992, among Falcon Video, Leeway & Co., and Mezzanine Lending Associates III, L.P.).

         "NewFalcon Agreement" means the Amended and Restated Agreement of Limited Partnership of NewFalcon, dated as of December 30, 1997, between FHGLP, as general partner and limited partner, and TCI, as general partner, as it may be amended from time to time in accordance with its terms.

         "Ownership Restriction" means any provision of the Communications Act, or any other law subsequently enacted, or any rule, regulation, or policy of the FCC promulgated thereunder restricting the ownership and control of communications properties (including cable television systems, television broadcast stations, radio broadcast stations, telephone companies, and newspapers), including those relating to cross-ownership and cross-interest, as those terms are commonly understood in the communications industry.

         "Permitted Encumbrance" means any (a) statutory landlord's liens and liens for current taxes, assessments, and governmental charges not yet due and payable (or being contested in good faith), (b) zoning laws and ordinances and similar Legal Requirements, (c) liens, liabilities, or encumbrances that secure liabilities to be assumed by NewFalcon or another Falcon Entity pursuant to
Article 4; (d) leased interests and mortgagee interests in property owned by others and leased interests in property leased to others (to the extent those interests are disclosed in the Schedules to this Agreement); (e) rights reserved to any Governmental Authority to regulate the affected property; and (f) as to any Real Property Interest, any easements, rights-of-way, servitudes, permits, restrictions, and minor imperfections or irregularities in title that are reflected in the public records and do not materially interfere with the right or ability to own, use, or operate the underlying Real Property.

         "Person" means any natural  person,  corporation,  partnership,  trust,
unincorporated   organization,    association,    limited   liability   company,
Governmental Authority, or other entity.

         "Personal Property" means equipment, tools, vehicles, furniture, leasehold improvements, plant, converters, inventory, spare parts, and other tangible personal property; "Personal Property" of TCI means that Personal Property that is owned or leased by a TCI Entity and used or held for use in the conduct of the business of the TCI Systems, and "Personal Property" of Falcon means that Personal Property that is owned or leased by a Falcon Entity or Falcon Classic and used or held for use in connection with the business of the Falcon Systems.

         "Real Property" means land and all buildings, fixtures, and other improvements thereon; "Real Property" of TCI means any Real Property, whether or not owned by any TCI Entity, that is used in the conduct of the business of the TCI Systems, and "Real Property" of Falcon means any Real Property, whether or not owned by any Falcon Entity, that is used in the conduct of the business of the Falcon Systems.

         "Real Property Interests" means fee estates, leasehold interests, easements, licenses, rights to access, rights-of-way, and other interests in Real Property; "Real Property Interests" of TCI means any Real Property Interests that are owned by any TCI Entity and used or held for use in the conduct of the business of the TCI Systems, and "Real Property Interests" of Falcon means any Real Property Interests that are owned by any Falcon Entity or Falcon Classic and used or held for use in the conduct of the business of the Falcon Systems.

         "Rebuild Expenditures" means capital expenditures that specifically relate to any of the following: (a) any capital project that replaces a portion of a cable television system's plant with a fiber-to-the-feeder architecture capable of providing at least 550 MHz of bandwidth (other than plant replacements in the ordinary course of business); (b) digital compression equipment that has been installed and which has been demonstrated to be capable of transmitting digitally compressed video at a ratio of at least 10:1; (c) advanced analog and digital converters (other than ordinary course replacements); or (d) headend equipment related to expanding channel capacity.

         "Redeemed Partners" means each of the FHGLP Partners listed in the table in Section 2.6(a) other than any such FHGLP Partner that elects pursuant to Section 2.6(b) not to be a Redeemed Partner.

         "Regulated System" means any cable television system with respect to which (a) a valid Form 328 was filed by any Governmental Authority on or before the Closing Date, (b) within one year after the Closing Date, a valid Form 328 was filed by any Governmental Authority with respect to rates that were in effect prior to the Closing, (c) a valid Form 329 rate complaint was filed with the FCC on or before the Closing Date, unless such complaint was conclusively resolved before the Closing, or (d) within one year after the Closing Date, a valid Form 329 rate complaint was filed with the FCC with respect to rates that were in effect prior to the Closing.

         "Required Consents" means the Consents listed on Schedule 7.3 that have been designated by FHGLP as Required Consents.

         "Signals" means the transmissions (whether television, satellite, radio, or otherwise) of video or audio programming or other cable-distributed information that a cable television system offers to its subscribers and other customers.

         "TCI Assets" means all properties, privileges, rights, interests, and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used, or held for use in the business or operations of the TCI Systems in which any TCI Entity has any right, title, or interest on the date of this Agreement or in which any TCI Entity acquires any right, title, or interest before the Closing, including TCI's Real Property Interests, Personal Property, Licenses, Contracts, Franchises, and Intangibles, but excluding any Excluded TCI Assets.

         "TCI Entities" means TCI and the other parties to this Agreement identified on Schedule 7.1.

         "TCI Percentage" means the net fair market value of the capital contributions made by TCI pursuant to Section 2.2(a)(1) divided by the sum of the net fair market values of the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a), with such net fair market values being determined for purposes of this definition (1) as if the TCI Adjustments and the Falcon Adjustments were as set forth in the preliminary settlement statements delivered pursuant to Section 3.7(b), (2) as if all Retained TCI Assets and, if no Ellensburg Exclusion Event shall have occurred prior to Closing, all assets of the Ellensburg System were contributed to NewFalcon at the Closing, and (3) without regard to any amendment to this Agreement required by Section 3.8 that, as of the Closing Date, has not yet been agreed to between FHGLP and TCI or determined by arbitration pursuant to Section 15.9.

         "TCI Systems" means the cable television systems in and around the areas listed on Schedule 7.7 and, to the extent provided in Section 11.19(b), but subject to Section 7.19, the Ellensburg System. As used in this Agreement, the term "TCI Systems" shall not include the Ellensburg System except as provided in Section 11.19(b).

         "Taxes" means any federal, state, local, or foreign taxes, assessments, interest, penalties, deficiencies, fees, and other governmental charges or impositions.

         "Tax Return" means any federal, state, local, or foreign tax return, report, statement, or other similar filing required to be filed by any Person with respect to Taxes.

         "Third Amendment" means the Third Amended and Restated Agreement of Limited Partnership of Falcon Holding Group, L.P., dated as of December 28, 1995.

         "Video Investors Partners" means each of the FHGLP Partners listed in the table in Section 3.4.

         1.2  Terms Defined Elsewhere in this Agreement.

         For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                       Section
----                                                       -------
AAA ....................................................   Section 15.9(b)

Term                                                       Section
----                                                       -------
Affected FHGLP Partner .................................   Section 15.5(b)
Affected Redeemed Partner ..............................   Section 15.5(b)
Arbitration Notice .....................................   Section 15.9(e)
Belo ...................................................   Preamble
Ellensburg Exclusion Event .............................   Section 11.19(a)(1)
Excluded Falcon Assets .................................   Section 2.3(b)
Excluded TCI Assets ....................................   Section 2.3(a)
Falcon Adjustments .....................................   Section 3.7(a)
Falcon Special Liabilities .............................   Section 3.8(g)
Falcon Video ...........................................   Preliminary Statement
FHGLP ..................................................   Preamble
Franchise Area .........................................   Section 12.1(d)(1)
General Partner ........................................   Preamble
Hired Employees ........................................   Section 11.6(d)
Management Agreement ...................................   Section 11.10(b)(2)
NewFalcon ..............................................   Preamble
NewFalcon Interests ....................................   Section 2.6(c)
Payment Agreements .....................................   Section 2.8(a)
Retained TCI Assets ....................................   Section 11.10(a)
Signal Sharing Agreement ...............................   Section 11.9
Subsidiary Falcon Entity ...............................   Section 3.5(b)
TCI ....................................................   Preamble
TCI Adjustments ........................................   Section 3.7(a)
TCI Special Liabilities ................................   Section 3.8(f)
Tolling Period .........................................   Article 5
Transferable Franchise Area ............................   Section 12.1(d)(3)
Video Investors ........................................   Preliminary Statement
WARN Act ...............................................   Section 11.6(b)

         1.3  Terms Generally.

         The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE 2

                   CONTRIBUTIONS, REDEMPTIONS, AND PURCHASES

         2.1 Contributions to FHGLP.

                  (a) At the Closing, immediately after the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a), the redemptions provided for in Section 2.6, and the purchase and sale of the NewFalcon Interests pursuant to Section 2.7(a), subject to the terms and conditions set forth in this Agreement:

                           (1) Each of Belo, Leeway & Co., and Mezzanine Lending
Associates III, L.P. shall contribute to FHGLP, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liens securing obligations of Falcon Video), all of its partnership interest in Falcon Video, all of its interest in and under the partnership agreement of Falcon Video, as amended, and, in the case of Leeway & Co. and Mezzanine Lending Associates III, L.P., all of its interest in the Mezzanine Securities; and

                           (2) Each Video Investors  Partner shall contribute to
FHGLP, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liens securing obligations of Video Investors), all of such Video Investors Partner's partnership interest in Video Investors and all of such Video Investors Partner's interest in and under the partnership agreement of Video Investors, as amended, except that the Falcon Cable Trust will not contribute to FHGLP that percentage of its partnership interest in Video Investors equal to (1) one percent of the net fair market value of Video Investors, as determined in accordance with Section 3.4(a), divided by (2) the net fair market value of the Falcon Cable Trust's interest in Video Investors, as determined in accordance with Section 3.4(a) (without regard to Section 3.4(b)).

                  (b) In consideration of the contributions provided in Section 2.1(a), Belo, Leeway & Co., Mezzanine Lending Associates III, L.P., and each of the Video Investors Partners shall receive a limited partnership interest in FHGLP, having the rights (after giving effect to the other transactions occurring at the Closing) and being subject to the obligations that are provided for in the Amended FHGLP Agreement.

         2.2  Contributions to NewFalcon.

                  (a) At the Closing, immediately after the execution and delivery of the Payment Agreements pursuant to Section 2.8(a) and immediately before the contributions to FHGLP pursuant to Section 2.1(a), subject to the terms and conditions set forth in this Agreement and in accordance with the NewFalcon Agreement:

                           (1)  TCI shall contribute  or cause to be contributed
to NewFalcon (A) all of the TCI Assets, including all of TCI's Real Property Interests, Personal Property, Licenses, Contracts, Franchises, and Intangibles that are not Excluded TCI Assets, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances), less any of such assets that are disposed of prior to the Closing if such disposition was permitted by this Agreement, and (B) if TCI so elects pursuant to Section 11.19(c), cash in the amount of $8,189,630.

                           (2) FHGLP shall contribute or cause to be contributed
to NewFalcon, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances and liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to
Section 4.2), all of its ownership interest in each of the Falcon Entities (but not including interests to be contributed to FHGLP pursuant to Section 2.1(a)), all of FHGLP's rights in and under all contracts, leases, and agreements entered into by FHGLP in the ordinary course of business in connection with the management by FHGLP of the Falcon Entities or any other Person, any cash on hand that FHGLP elects to contribute, other Current Assets, tangible personal property, fixtures, leasehold improvements, and all other assets used in the conduct of FHGLP's business, including the other assets described on Schedule 2.2(a)(2), less any of such assets that are disposed of prior to the Closing if such disposition was permitted by this Agreement, but excluding any Excluded Falcon Assets.

                  (b) At the Closing, immediately after the contributions to FHGLP pursuant to Section 2.1(a), subject to the terms and conditions set forth in this Agreement and in accordance with the NewFalcon Agreement, FHGLP shall contribute or cause to be contributed to NewFalcon, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances and liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to Section 4.2), all of the partnership interests to be contributed to FHGLP pursuant to Section 2.1(a) and all of its interests in the Mezzanine Securities (which will be contributed to FHGLP pursuant to Section 2.1(a)).

                  (c) FHGLP and TCI shall contribute cash to NewFalcon as provided in this Section 2.2(c).

                           (1)  After  the  TCI  Adjustments  and   the   Falcon
Adjustments are finally determined pursuant to Section 3.7, if the net fair market value of the capital contributions made by TCI pursuant to Section 2.2(a)(1) divided by the sum of the net fair market values of the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a) and Section 2.2(b) is less than the TCI Percentage, TCI shall contribute to NewFalcon, at the time specified in Section 2.2(c)(6) and otherwise in accordance with this
Section 2.2(c), cash in an amount necessary to cause the total capital contributions made by TCI to NewFalcon pursuant to Section 2.2(a)(1) and this
Section 2.2(c)(1) divided by the sum of the net fair market values of the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a) and
Section 2.2(b) plus the capital contributions made by TCI to NewFalcon pursuant to this Section 2.2(c)(1) to equal the TCI Percentage; all net fair market values for purposes of this Section 2.2(c)(1) and Section 2.2(c)(2) shall be determined (A) without regard to any amendment to this Agreement required by
Section 3.8 that, as of the Closing Date, had not yet been agreed to between FHGLP and TCI or determined by arbitration pursuant to Section 15.9, (B) as if all Retained TCI Assets and, if no Ellensburg Exclusion Event shall have occurred prior to Closing, all assets of the Ellensburg System were contributed to NewFalcon at the Closing, and (C) by taking into account the TCI Adjustments and the Falcon Adjustments as finally determined.

                           (2)  After  the  TCI  Adjustments   and   the  Falcon
Adjustments are finally determined pursuant to Section 3.7, if the net fair market value of the capital contributions made by FHGLP pursuant to Section 2.2(a)(2) and Section 2.2(b) divided by the sum of the net fair market values of the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a) and
Section 2.2(b) is less than the Falcon Percentage, FHGLP shall contribute to NewFalcon, at the time specified in Section 2.2(c)(6) and otherwise in accordance with this Section 2.2(c), cash in an amount necessary to cause the total capital contributions made by FHGLP to NewFalcon pursuant to Section 2.2(a)(2), Section 2.2(b), and this Section 2.2(c)(2) divided by the sum of the net fair market values of the capital contributions made by TCI and FHGLP pursuant to Section 2.2(a) and Section 2.2(b) plus the capital contributions made by FHGLP to NewFalcon pursuant to this Section 2.2(c)(2) to equal the Falcon Percentage.

                           (3)  If any amendment  to  this Agreement required by
Section 3.8 is agreed to between FHGLP and TCI after the Closing or is determined by arbitration after the Closing pursuant to Section 15.9, and such amendment reduces the net fair market value of any assets or partnership interests contributed to NewFalcon by FHGLP pursuant to Section 2.2(a)(2) or
Section 2.2(b), then FHGLP shall contribute to NewFalcon, at the time specified in Section 2.2(c)(6) and otherwise in accordance with this Section 2.2(c), cash in an amount equal to the amount of such reduction.

                           (4)  If  any  amendment to this Agreement required by
Section 3.8 is agreed to between FHGLP and TCI after the Closing or is determined by arbitration after the Closing pursuant to Section 15.9, and such amendment reduces the net fair market value of the TCI Assets, then TCI shall contribute to NewFalcon, at the time specified in Section 2.2(c)(6) and otherwise in accordance with this Section 2.2(c), cash in an amount equal to the amount of such reduction.

                           (5)  Concurrently  with  the  making  of each capital
contribution pursuant to this Section 2.2(c), the party making such capital contribution shall pay to NewFalcon interest at a rate of 9.0%, compounded quarterly, from the Closing Date through the date on which such capital contribution is made, on the amount of such capital contribution, except that, in the case of a capital contribution resulting from an amendment pursuant to
Section 3.8(f) or Section 3.8(g), such interest shall begin to accrue on the date specified in such amendment in accordance with Section 3.8(h) as the date on which NewFalcon or another Falcon Entity incurred the liability, loss, or damage that produced the TCI Special Liability or Falcon Special Liability that required such amendment. Interest paid or payable pursuant to this Section 2.2(c)(5) shall not, for purposes of the NewFalcon Agreement, be deemed to be a Capital Contribution (as defined in the NewFalcon Agreement).

                           (6)  TCI and FHGLP  may make their respective capital
contributions and interest payments pursuant to this Section 2.2(c) at any time, subject to the other provisions of this Section 2.2(c)(6). TCI shall be required to make capital contributions and interest payments pursuant to this Section 2.2(c) concurrently with, and to the extent of, any distributions to TCI (or any assignee of any portion of its partnership interest in NewFalcon, including the NewFalcon Interests) pursuant to the NewFalcon Agreement. FHGLP shall be required to make capital contributions and interest payments pursuant to this
Section 2.2(c) concurrently with, and to the extent of, any distributions to FHGLP (or any assignee of any portion of its partnership interest in NewFalcon, other than the NewFalcon Interests) pursuant to the NewFalcon Agreement. NewFalcon shall withhold from any distributions to FHGLP or TCI (or any assignee described in this Section 2.2(c)(6)) pursuant to the NewFalcon Agreement the amount of its remaining obligations under this Section 2.2(c) and any amount so withheld shall be treated for purposes of the NewFalcon Agreement and this Agreement as having been distributed in accordance with the NewFalcon Agreement on the date on which FHGLP or TCI would otherwise have received such distribution and contributed or paid (as applicable) in accordance with this
Section 2.2(c) on the same date.

                  (d) TCI shall make additional capital contributions and interest payments to NewFalcon after the Closing to the extent provided in
Section 11.10 and Section 11.19.

         2.3  Excluded Assets.

                  (a) The assets to be contributed to NewFalcon by TCI pursuant to Section 2.2(a)(1) exclude the following assets (the "Excluded TCI Assets"):

                           (1)  Any TCI Entity's  cash on hand as of the Closing
Date and all other cash and cash equivalents in any TCI Entity's bank, savings, or other depository accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit, and similar investments;

                           (2)  Any Contracts  of TCI other than the Assumed TCI
Contracts;

                           (3)  Any books  and  records  that any TCI  Entity is
required by any Legal Requirement to retain, any TCI Entity's corporate minute books, and any other books and records related to internal corporate matters of any TCI Entity;

                           (4)  Any  claims,  rights, and interest in and to any
refunds of Taxes for periods prior to the Effective Time;

                           (5)  All  judgments  or  choses  in action of any TCI
Entity relating to the TCI Systems (other than claims arising out of damage, destruction, or loss of any property or asset used by any TCI Entity in the business or operations of the TCI Systems on the date of this Agreement or between the date of this Agreement and the Closing Date to the extent of any damage or destruction that remains unrepaired, or to the extent of any destroyed property or asset that remains unreplaced, at the Closing Date);

                           (6)  Any Employee Plan, any Compensation Arrangement,
and any employment or collective bargaining agreements;

                           (7)  Any trademarks,  service  marks,  service names,
logos,  and  similar   proprietary  rights   incorporating  the  name  "TCI"  or
"Tele-Communications, Inc.";

                           (8)  The account  books of  original  entry,  general
ledgers, and financial records used in connection with the TCI Systems;

                           (9)  Any insurance  policies  and  rights  or  claims
thereunder (other than insurance proceeds or claims therefor arising out of (A) damage, destruction, or loss of any property or asset used by any TCI Entity in the business or operations of the TCI Systems on the date of this Agreement or between the date of this Agreement and the Closing Date to the extent of any damage or destruction that remains unrepaired, or to the extent of any destroyed property or asset that remains unreplaced, at the Closing Date or (B) any obligation or liability assumed by NewFalcon or any Falcon Entity pursuant to
Section 4.1(e));

                           (10)  Any  assets  that  are  used or held for use in
connection with the operations of the cable television system serving Calabasas, California, other than (A) the Franchise issued by the city of Calabasas, California, (B) any cable television plant necessary to connect subscribers in the Franchise Area of the Calabasas, California cable television system with the location from which the Falcon Entities will transmit Signals to such subscribers, (C) any Real Property Interests relating to Real Property over which or through which such cable television plant passes, and (D) any converters or other Personal Property located in the premises of such subscribers;

                           (11)  The assets described on Schedule 2.3(a); and

                           (12)  Any  digital  compression  equipment  installed
after March 31, 1997 that does not satisfy the requirements of clause (b) of the definition of Rebuild Expenditures.

                  (b) The assets to be contributed to NewFalcon by FHGLP pursuant to Section 2.2(a)(2) exclude any equity interests in each of Falcon Britannia, L.P., Mine, Inc., Enstar Communications Corp. and any subsidiary of Enstar Communications Corp., and Duhamel Falcon Cable Mexico L.L.C. (the "Excluded Falcon Assets").

         2.4  Manner of Effecting Contributions.

         Any contribution of assets to NewFalcon pursuant to Section 2.2(a)(1) may be effected through the direct transfer of the applicable assets by TCI or any TCI Entity (as designated by TCI) to NewFalcon or any other Falcon Entity (as designated by FHGLP). If the transferee is a Falcon Entity other than NewFalcon, the transfer shall be deemed for all purposes under this Agreement, the NewFalcon Agreement, and the partnership agreements or other organizational documents of the applicable Falcon Entities as a capital contribution to NewFalcon followed by one or more sequential capital contributions from NewFalcon to the other Falcon Entities involved.

         2.5  Modification of Contributions.

                  (a) If the TCI Percentage, as calculated immediately prior to the Closing without regard to this Section 2.5(a), would equal or exceed fifty percent, then:

                           (1)  FHGLP  may  elect  to  amend  this  Agreement to
increase the amount of Indebtedness of the TCI Entities that will be assumed by NewFalcon or another Falcon Entity as of the Closing pursuant to Section 4.1(c) by an amount that does not exceed the lesser of (A) the amount of additional Indebtedness that, if assumed by NewFalcon or another Falcon Entity as of the Closing pursuant to Section 4.1(c), would cause the TCI Percentage to be less than fifty percent, and (B) the amount of additional Indebtedness that may be assumed by NewFalcon or another Falcon Entity as of the Closing pursuant to
Section 4.1(c) without (A) violating, conflicting with, or resulting in a material breach of any mortgage, indenture, lease, contract, or other agreement to which any Falcon Entity is a party, (B) having, in FHGLP's judgment, a material adverse effect on the financial condition of the Falcon Entities, or
(C) having, in TCI's judgment, an adverse tax consequence to TCI.

                           (2)  If  NewFalcon  and the other Falcon Entities are
unable to assume sufficient additional Indebtedness of the TCI Entities pursuant to the amendment described in Section 2.5(a)(1) to cause the TCI Percentage to be less than fifty percent, then FHGLP and TCI shall negotiate in good faith an amendment to this Agreement (A) to require that FHGLP contribute additional cash to NewFalcon upon its receipt of distributions from NewFalcon, in a manner similar to that provided in Section 2.2(c)(6), with interest as provided in
Section 2.2(c)(5), or (B) to exclude one or more cable television systems listed on Schedule 7.7 from the definition of TCI Systems, such that (among other things) the assets used in the business or operations of such cable television systems would not be included in the TCI Assets to be contributed to NewFalcon pursuant to Section 2.2(a)(1), and the value of such assets (as agreed to by TCI and FHGLP) would not be reflected in the net fair market value of the TCI Assets for purposes of this Agreement, so that, after giving effect to such amendment and the assumption of additional Indebtedness of the TCI Entities pursuant to the amendment described in Section 2.5(a)(1), the TCI Percentage would be less than fifty percent. Nothing in this Section 2.5(a)(2) shall obligate FHGLP or TCI to agree to any amendment to this Agreement to require that FHGLP contribute additional cash to NewFalcon or to exclude any cable television systems listed on Schedule 7.7 from the definition of TCI Systems.

                  (b) Any amendment to this Agreement that FHGLP elects to make pursuant to Section 2.5(a)(1) or that is agreed to between FHGLP and TCI pursuant to Section 2.5(a)(2) shall be binding on all other parties to this Agreement.

         2.6  Redemption of FHGLP Interests.

                  (a) At the Closing, immediately after the contributions to NewFalcon pursuant to Section 2.2(a), and prior to the contributions to FHGLP pursuant to Section 2.1(a) and the contributions to NewFalcon pursuant to
Section 2.2(b), subject to the terms and conditions set forth in this Agreement, each of the Redeemed Partners shall sell, transfer, and deliver to FHGLP, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to Section 4.2), and FHGLP shall purchase and redeem from each of the Redeemed Partners, a portion of its partnership interest in FHGLP having a value equal to the amount specified next to the name of such Redeemed Partner in the table below:

FHGLP Partner                                                           Amount
-------------                                                           ------
BancBoston Capital, Inc. ...........................................  $1,277,703
Boston Ventures IIA Investment Corporation .........................     297,776
Boston Ventures Limited Partnership II .............................  11,520,975

FHGLP Partner                                                           Amount
-------------                                                           ------
DIS Investments, Inc. ..............................................   4,631,238
Falcon First Communications, L.L.C. ................................  54,916,126
Hellman & Friedman Capital Partners, A California ..................  17,564,705
         Limited Partnership
Hellman & Friedman Capital Partners II, L.P. .......................  45,047,646
Leeway & Co. .......................................................   9,262,476
MLC Investors, L.P. ................................................   9,347,297
James Pinto ........................................................     319,426
Steven Rattner .....................................................     233,741
William L. Rogers ..................................................     255,541
Cameron Rogers Trust ...............................................      63,885

                  (b) Any of BancBoston Capital, Inc., James Pinto, William L. Rogers, and Cameron Rogers Trust may, by delivering written notice of its or his election to FHGLP within thirty days after the date of this Agreement, elect not to be a Redeemed Partner, in which event no portion of such FHGLP Partner's partnership interest in FHGLP shall be redeemed pursuant to Section 2.6(a), notwithstanding that such FHGLP Partner is listed in the table in Section 2.6(a).

                  (c) In consideration for the purchase and redemption from each of the Redeemed Partners of a portion of such Redeemed Partner's partnership interest in FHGLP pursuant to Section 2.6(a), FHGLP shall assign, transfer, and deliver to each of the Redeemed Partners a portion of FHGLP's partnership interest as a limited partner of NewFalcon representing that percentage of all partnership interests in NewFalcon equal to the value specified next to the name of such Redeemed Partner in the table in Section 2.6(a) divided by the sum of the net fair market values of the capital contributions made to NewFalcon by TCI and FHGLP pursuant to Section 2.2(a), as determined in accordance with Article
3. The assignment to the Redeemed Partners of such partnership interests in NewFalcon (the "NewFalcon Interests") shall not entitle any Redeemed Partner to be admitted as a substitute partner of NewFalcon and no Redeemed Partner shall be admitted as a substitute partner in NewFalcon by virtue of such assignment. FHGLP shall retain, and neither the Redeemed Partners nor TCI (as assignee of the NewFalcon Interests from the Redeemed Partners) shall assume, any obligation to make additional capital contributions pursuant to Section 2.2(c) with respect to the NewFalcon Interests.

                  (d) At the Closing, immediately after the contributions to NewFalcon pursuant to Section 2.2(a), and prior to the contributions to FHGLP pursuant to Section 2.1(a) and the contributions to NewFalcon pursuant to Section 2.2(b), subject to the terms and conditions set forth in this Agreement, the General Partner shall sell, transfer, and deliver to FHGLP, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to
Section 4.2), and FHGLP shall purchase and redeem from the General Partner, a portion of its partnership interest in FHGLP having a value equal to the aggregate amount of payments made prior to the Closing pursuant to the amendment to the Existing Incentive Plan contemplated by Section 2.8(i). In consideration for the purchase and redemption from the General Partner of a portion of its partnership interest in FHGLP pursuant to this Section 2.6(d), all obligations of the General Partner to FHGLP under the Adoption and Assumption Agreement of the 1993 Incentive Performance Plan, dated as of December 30, 1993, between the General Partner and FHGLP, and arising out of the payments made prior to the Closing pursuant to the amendment to the Existing Incentive Plan contemplated by
Section 2.8(i), shall be deemed to be satisfied in full.

         2.7  Purchase and Sale of NewFalcon Interests.

                  (a)  At  the  Closing,   immediately   after  the  redemptions
described in Section 2.6(a), subject to the terms and conditions set forth in this Agreement, each of the Redeemed Partners shall sell, transfer, and deliver to TCI, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to Section 4.2), all of its right, title, and interest in the NewFalcon Interest assigned to it pursuant to Section 2.6(c), for the amount specified next to the name of each Redeemed Partner in the table in Section 2.6(a). Upon the purchase of the NewFalcon Interests by TCI, the NewFalcon Interests shall be converted automatically, without further action by FHGLP or TCI, into partnership interests as a general partner of NewFalcon. The purchase by TCI of the NewFalcon Interests shall not affect the respective rights and obligations of FHGLP and TCI under the NewFalcon Agreement except insofar as the number of Partnership Units (as defined in the NewFalcon Agreement) assigned to TCI's partnership interest in NewFalcon, and TCI's Percentage Interest (as defined in the NewFalcon Agreement), shall be increased thereby.

                  (b) TCI shall pay to each of the Redeemed Partners, at the Closing, in immediately available funds, as the purchase price for the NewFalcon Interests to be purchased and sold pursuant to Section 2.7(a), the amount specified next to the name of such Redeemed Partner in the table in Section 2.6(a).

                  (c) Each Redeemed Partner shall deliver to TCI at least two Business Days prior to the Closing Date wire transfer instructions for the payment required by Section 2.7(b) to be made to it.

         2.8  Other Transactions.

                  (a) Immediately prior to the contributions to NewFalcon pursuant to Section 2.2(a), FHGLP will enter into agreements (the "Payment Agreements") with certain Falcon Entities pursuant to which FHGLP will agree, subject to the consummation of the transactions contemplated by this Agreement, to pay senior Indebtedness of the Falcon Entities on their behalf, in an amount equal to the excess of (1) the quotient of the amount of Indebtedness of TCI assumed by NewFalcon pursuant to Section 4.1(c) divided by TCI's Percentage Interest (as defined in the NewFalcon Agreement) immediately after the Closing, after giving effect to TCI's purchase of the NewFalcon Interests, over (2) the sum of the amount of Indebtedness of TCI assumed by NewFalcon pursuant to
Section 4.1(c) plus the amount of Indebtedness of FHGLP assumed by NewFalcon pursuant to Section 4.2(a).

                  (b) Immediately prior to the Closing, Falcon Video shall pay to Leeway & Co. and Mezzanine Lending Associates III, L.P., as the holders of the Mezzanine Notes, in immediately available funds, an amount equal to the outstanding principal amount of the Mezzanine Notes plus, in the aggregate, one-third of the accrued but unpaid interest thereon as of the Closing Date (which shall be allocated equally between Leeway & Co. and Mezzanine Lending Associates III, L.P.) and immediately thereafter shall issue to Leeway & Co. and Mezzanine Lending Associates III, L.P. partnership interests in Falcon Video having an aggregate net fair market value equal to two-thirds of the amount of accrued but unpaid interest on the Mezzanine Notes as of the Closing Date (which shall be allocated equally between Leeway & Co. and Mezzanine Lending Associates III, L.P.) in satisfaction of all obligations of Falcon Video with respect to the Mezzanine Notes. Upon such payment and the issuance of such partnership interests, all obligations of Falcon Video with respect to the Mezzanine Notes and all remaining rights of the holders thereof shall be canceled. FHGLP agrees that any Indebtedness incurred by Falcon Video to finance payments to Leeway & Co. and Mezzanine Lending Associates III, L.P. pursuant to this Section 2.8(b) will be nonrecourse debt as defined in Treasury Regulations Section 1.752-1(a)(2).

                  (c) Immediately prior to the Closing, the General Partner shall assign 7.4888263% of its interest in FHGLP to Hellman & Friedman Capital Partners II, L.P. and shall assign 10.9433043% of its interest in FHGLP to Hellman & Friedman Capital Partners, A California Limited Partnership, and the General Partner, Hellman & Friedman Capital Partners II, L.P., and Hellman & Friedman Capital Partners, A California Limited Partnership, agree that such assignments shall satisfy in full all obligations of the General Partner under the First Amendment to Convertible Debenture Purchase Agreement, by and among the General Partner, Hellman & Friedman Capital Partners II, L.P., and Hellman & Friedman Capital Partners, A California Limited Partnership, and under the Stock Repurchase Agreement, by and among the General Partner, Hellman & Friedman Capital Partners II, L.P., and Hellman & Friedman Capital Partners, A California Limited Partnership.

                  (d) Prior to the Closing, Falcon Cablevision, a California Limited Partnership, will transfer to FHGLP, in a manner determined by FHGLP, all of its interest in Enstar Communications Corp.

                  (e) Immediately following or concurrently with the Closing, the Falcon Entities will incur Indebtedness, through borrowings by NewFalcon and, if required, guaranties or similar undertakings by other Falcon Entities, the proceeds of which will be used to repay certain Indebtedness then in existence of NewFalcon and other Falcon Entities, including Indebtedness assumed by NewFalcon and other Falcon Entities at the Closing pursuant to Section 4.1 and Section 4.2 and Indebtedness incurred by Falcon Video to make payments with respect to the Mezzanine Notes as described in Section 2.8(b). FHGLP will consult regularly with TCI concerning the structure of such new Indebtedness. Each party to this Agreement consents to the incurring by NewFalcon and any other Falcon Entity of new Indebtedness in accordance with this Section 2.8(e) for the purpose of repaying such existing Indebtedness and consents to the execution, delivery, and performance by NewFalcon and any Falcon Entity of any agreements and other instruments required in connection with such new Indebtedness.

                  (f) Immediately following the Closing, all obligations of Falcon Video with respect to the Mezzanine Securities and all rights of NewFalcon as the holder thereof shall be canceled.

                  (g) Prior to the Closing, each TCI Entity (other than TCI) will assign to TCI (directly or through one or more intermediate steps) all of its right, title, and interest in and to the TCI Assets owned or held by such TCI Entity.

                  (h) Prior to the Closing, FHGLP will acquire all of David Tomick's partnership interest in Video Investors and all of David Tomick's interest in and under the partnership agreement of Video Investors.

                  (i) Prior to the Closing, FHGLP will amend the Existing Incentive Plan to provide for payments by FHGLP at the Closing to Participants (as defined in the Existing Incentive Plan) in an aggregate amount of $6,554,751 and to reduce FHGLP's obligations to make future payments to Participants (as defined in the Existing Incentive Plan) under the Existing Incentive Plan by the amount of such payments. FHGLP will make such payments immediately prior to the contributions to NewFalcon pursuant to Section 2.2(a).

                                    ARTICLE 3

                             VALUE OF CONTRIBUTIONS

         3.1  General Agreements Regarding Valuation.

                  (a) This Article 3 sets forth the method of determining the net fair market value of various partnership interests and other assets for purposes of this Agreement. The net fair market value of such partnership interests and other assets as determined pursuant to this Article 3 shall also be binding on the parties to this Agreement for purposes of the NewFalcon Agreement and the Amended FHGLP Agreement, including any calculation of (1) the amount of the Capital Contributions by TCI and FHGLP to NewFalcon and, based thereon, the number of Partnership Units assigned to the Partnership Interests of FHGLP and TCI, and the Percentage Interests of FHGLP and TCI under, and as defined in, the NewFalcon Agreement, and (2) the amount of the Capital Contributions by Belo, Leeway & Co., Mezzanine Lending Associates III, L.P., and each Video Investors Partner to FHGLP and the amount of each FHGLP Partner's Capital Account as of the Closing and, based thereon, the number of Partnership Units assigned to each FHGLP Partner's Partnership Interest, and each FHGLP Partners' Percentage Interest under, and as defined in, the Amended FHGLP Agreement.

                  (b) The parties to this Agreement acknowledge and agree that the valuation of each partnership interest and other asset to be contributed to FHGLP or NewFalcon pursuant to Section 2.1(a) or Section 2.2, and the value of the FHGLP Partners' interests in FHGLP immediately prior to such contributions and the other transactions contemplated by this Agreement, all as determined in accordance with this Article 3 (including the adjustments expressly provided for in this Article 3), are negotiated amounts reflecting, among other things, the FHGLP Partners' agreed allocation of the value of FHGLP among the FHGLP Partners, taking into account differences in the existing rights and obligations of their partnership interests in FHGLP, Falcon Video, and Video Investors, and will not be further adjusted to give effect to any FHGLP Partner's rights or obligations under the partnership agreement of FHGLP, Falcon Video, and Video Investors, including accrued preferential rights to income allocations and cash distributions, regardless of when the Closing under this Agreement occurs.

         3.2  Fair Market Value of TCI Assets.

         Subject to adjustment as provided elsewhere in this Article 3, the net fair market value of the TCI Assets for purposes of this Agreement shall equal
(a) $500,224,778, plus (b) the Current Assets of the TCI Systems as of the Effective Time, plus (c) the amount of Rebuild Expenditures of the TCI Systems made during the period after March 31, 1997 and prior to the Closing Date, less
(d) the Current  Liabilities of the TCI Systems as of the Effective  Time,  less
(e) the amount of Indebtedness of the TCI Entities that is assumed by NewFalcon or another Falcon Entity as of the Closing.

         3.3  Fair Market Value of Falcon Video Interests.

         The net fair market value of Belo's partnership interest in Falcon Video for purposes of this Agreement shall equal (a) the lesser of (1) the amount of capital contributions made by Belo to Falcon Video (as shown on Schedule 3.5(a)) and (2) 95.1% of the net fair market value of Falcon Video, plus (b) 99.0% of the amount by which the net fair market value of Falcon Video exceeds the aggregate amount of capital contributions made by the partners of Falcon Video to Falcon Video (as shown on Schedule 3.5(a)), and the net fair market value of Falcon Video shall equal (a) the amount specified next to the name of Falcon Video on Schedule 3.5(b), plus (b) the Current Assets of Falcon Video as of the Effective Time, plus (c) the amount of Rebuild Expenditures of Falcon Video made during the period after March 31, 1997 and prior to the Closing Date, less (d) the Current Liabilities of Falcon Video as of the Effective Time, less (e) the amount of Indebtedness of Falcon Video as of the Closing (including Indebtedness incurred by Falcon Video to make payments with respect to the Mezzanine Notes as described in Section 2.8(b)), less (f) two-thirds of the amount of accrued but unpaid interest on the Mezzanine Notes as of the Closing Date. The net fair market value of the partnership interest in Falcon Video of each of Leeway & Co. and Mezzanine Lending Associates III, L.P. for purposes of this Agreement shall be one-third of the amount of accrued but unpaid interest on the Mezzanine Notes as of the Closing Date. The net fair market value of the interest in the Mezzanine Securities of each of Leeway & Co. and Mezzanine Lending Associates III, L.P. for purposes of this Agreement shall be $3,000,000.

         3.4  Fair Market Value of Video Investors Interests.

                  (a) Subject to Section 3.4(b), the net fair market value of each Video Investors Partner's partnership interest in Video Investors for purposes of this Agreement shall equal the product of (1) the percentage specified next to the name of such Video Investors Partner in the table below times (2) the net fair market value of Video Investors, and the net fair market value of Video Investors shall equal (1) the lesser of (A) the amount of capital contributions made by Video Investors to Falcon Video (as shown on Schedule 3.5(a)) and (B) 4.9% of the net fair market value of Falcon Video (as determined for purposes of Section 3.3), plus (2) 1.0% of the amount by which the net fair market value of Falcon Video (as determined for purposes of Section 3.3) exceeds the aggregate amount of capital contributions made by the partners of Falcon Video to Falcon Video (as shown on Schedule 3.5(a)), less (3) the amount of Indebtedness of Video Investors (other than Indebtedness excluded pursuant to Section 3.10) as of the Closing:

Video Investors Partner                                               Percentage
-----------------------                                               ----------
Falcon Cable Trust ....................................................  51.252%
Hellman & Friedman Capital Partners II, L.P. ..........................  16.258%
Frank J. Intiso .......................................................   7.000%
Stanley S. Itskowitch .................................................   7.000%
Michael K. Menerey ....................................................   3.000%

                  (b) The net fair market value of the partnership interest in Video Investors that is contributed to FHGLP by the Falcon Cable Trust shall be the value specified in Section 3.4(a) reduced by one percent of the net fair market value of Video Investors, as determined in accordance with Section 3.4(a) (taking into account any adjustment thereto as provided elsewhere in this Article 3).

         3.5  Fair Market Value of FHGLP Assets.

         The net fair market value of the partnership interests and other assets of FHGLP that are contributed to NewFalcon pursuant to Section 2.2(a)(2) and
Section 2.2(b) for purposes of this Agreement shall equal (a) the aggregate net fair market values of FHGLP's interests in the Falcon Entities, plus (b) the Current Assets of FHGLP as of the Effective Time that are contributed to NewFalcon pursuant to Section 2.2(a)(2), less (c) the Current Liabilities of FHGLP as of the Effective Time that are assumed by NewFalcon pursuant to Section 4.2, less (d) the amount of Indebtedness of FHGLP (other than Indebtedness excluded pursuant to Section 3.10) as of the Closing that is assumed by NewFalcon pursuant to Section 4.2, where:

                  (a) the net fair market value of FHGLP's direct interest in any Falcon Entity shall be the product of (1) FHGLP's percentage ownership interest in such Falcon Entity (as reflected in the agreements delivered pursuant to Section 8.17 and shown on Schedule 3.5(a)) times (2) the net fair market value of such Falcon Entity (except that (A) the net fair market value of any partnership interest in Falcon Video or Video Investors that is contributed to FHGLP pursuant to Section 2.1(a) and then contributed by FHGLP to NewFalcon pursuant to Section 2.2(b) shall be the net fair market value of such partnership interest as determined pursuant to Section 3.3 or Section 3.4, and
(B) the net fair market value of the partnership interest in Video Investors that is to be acquired by FHGLP pursuant to Section 2.8(h) and then contributed by FHGLP to NewFalcon pursuant to Section 2.2(b) shall be the percentage ownership interest in Video Investors represented by such percentage interest (as reflected in the agreements delivered pursuant to Section 8.17 and shown on Schedule 3.5(a)) times the net fair market value of Video Investors), and

                  (b) the net fair market value of any Falcon Entity shall equal
(1) the amount specified next to the name of such Falcon Entity on Schedule 3.5(b) (except that, if the closing under the Classic Purchase Agreement has not occurred as of the Closing, the amount shown next to the name of Falcon Cable Media on Schedule 3.5(b) shall be reduced by $89,503,056), plus (2) with respect to each other Falcon Entity listed on Schedule 3.5(a) in which it directly owns an equity interest (each such other Falcon Entity, a "Subsidiary Falcon Entity"), the product of (A) such Falcon Entity's percentage interest in such Subsidiary Falcon Entity (as reflected in the agreements delivered pursuant to Section 8.17 and shown on Schedule 3.5(a)) times (B) the net fair market value of such Subsidiary Falcon Entity (determined as the net fair market value of a Falcon Entity in accordance with this Section 3.5(b)), plus
(3) the Current Assets of such Falcon Entity as of the Effective Time, plus (4) the amount of Rebuild Expenditures of such Falcon Entity made during the period after March 31, 1997 and prior to the Closing Date, less (5) the Current Liabilities of such Falcon Entity as of the Effective Time, less (6) the amount of Indebtedness of such Falcon Entity (other than Indebtedness excluded pursuant to Section 3.10) as of the Closing.

         3.6  Fair Market Value of FHGLP Interests.

                  (a) The net fair market value of the partnership interest of each FHGLP Partner in FHGLP immediately following the redemption of a portion of the partnership interest of each Redeemed Partner and the General Partner pursuant to Section 2.6 and the assignment of a portion of the General Partner's interest in FHGLP to each of Hellman & Friedman Capital Partners II, L.P. and Hellman & Friedman Capital Partners, A California Limited Partnership, for purposes of this Agreement shall equal the product of (1) such FHGLP Partner's post-redemption percentage, as determined pursuant to Section 3.6(b), times (2) the net fair market value of FHGLP immediately prior to the Closing, and the net fair market value of FHGLP immediately prior to the Closing shall equal (1) the fair market value of the Excluded Falcon Assets, as agreed to between the General Partner and Belo, plus (2) the net fair market value of the partnership interests and other assets of FHGLP that are contributed to NewFalcon pursuant to Section 2.2(a)(2), as determined in accordance with Section 3.5 (taking into account any adjustment thereto as provided elsewhere in this Article 3), plus
(3) the Current Assets of FHGLP as of the Effective Time (other than Current Assets contributed to NewFalcon pursuant to Section 2.2(a)(2)), less (4) the amount of any payments made prior to the Closing pursuant to the amendment to the Existing Incentive Plan contemplated by Section 2.8(i)), to the extent such payments or any indebtedness incurred in connection with such payments were not taken into account in calculating Current Assets, Current Liabilities, or Indebtedness of FHGLP for purposes of this Section 3.6(a), less (5) the Current Liabilities of FHGLP as of the Effective Time (other than Current Liabilities assumed by NewFalcon or another Falcon Entity pursuant to Section 4.2), less (6) Indebtedness of FHGLP as of the Effective Time (other than Indebtedness assumed by NewFalcon or another Falcon Entity pursuant to Section 4.2), less (7) the aggregate amount specified next to the names of the Redeemed Partners in the table in Section 2.6(a) (but excluding the amount specified in such table next to the name of any FHGLP Partner that elects pursuant to Section 2.6(b) not to be a Redeemed Partner). The General Partner and Belo agree to negotiate in good faith to reach an agreement on the value of the Excluded Falcon Assets as soon as practicable after the date of this Agreement.

                  (b)  Each  FHGLP  Partner's  post-redemption   percentage  for
purposes of Section 3.6(a) shall be:

                           (1)  In the case of each Redeemed Partner, other than
Steven Rattner, the percentage specified next to the name of such Redeemed Partner in the table attached as Schedule 3.6(b)(1).

                           (2)  In the case of each FHGLP Partner  that is not a
Redeemed Partner, other than the General Partner, the product of (A) one minus the sum of (i) the sum of the percentages specified next to the name of each Redeemed Partner, including Steven Rattner, in the table attached as Schedule 3.6(b)(1) plus (ii) the percentage specified next to the name of the General Partner in the table attached as Schedule 3.6(b)(1), times (B) the percentage specified next to the name of such FHGLP Partner in the table attached as
Schedule 3.6(b)(2) divided by the sum of (i) the sum of the percentages specified next to the name of all FHGLP Partners that are not Redeemed Partners (including the General Partner) in the table attached as Schedule 3.6(b)(2) plus
(ii) the percentage specified next to the name of Steven Rattner in the table attached as Schedule 3.6(b)(2).

                           (3) In the case of Steven Rattner, the sum of (A) the
percentage specified next to his name in the table attached as Schedule 3.6(b)(1) plus (B) the product of (i) one minus the sum of (a) the sum of the percentages specified next to the name of each Redeemed Partner, including Steven Rattner, in the table attached as Schedule 3.6(b)(1) plus (b) the percentage specified next to the name of the General Partner in the table attached as Schedule 3.6(b)(1), times (ii) the percentage specified next to his name in the table attached as Schedule 3.6(b)(2) divided by the sum of (a) the percentages specified next to the name of all FHGLP Partners that are not Redeemed Partners (including the General Partner) in the table attached as
Schedule 3.6(b)(2) plus (b) the percentage specified next to his name in the table attached as Schedule 3.6(b)(2).

                           (4)  In  the  case of the General Partner, the sum of
(A) the percentage specified next to the name of the General Partner in the table attached as Schedule 3.6(b)(1) plus (B) the product of (i) one minus the sum of (a) the sum of the percentages specified next to the name of each Redeemed Partner, including Steven Rattner, in the table attached as Schedule 3.6(b)(1) plus (b) the percentage specified next to the name of the General Partner in the table attached as Schedule 3.6(b)(1), times (ii) the percentage specified next to the name of the General Partner in the table attached as
Schedule 3.6(b)(2) divided by the sum of (a) the percentages specified next to the name of all FHGLP Partners that are not Redeemed Partners (including the General Partner) in the table attached as Schedule 3.6(b)(2) plus (b) the percentage specified next to the name of Steven Rattner in the table attached as
Schedule 3.6(b)(2).

         3.7  Determination of Adjustments.

                  (a) Pursuant to Section 9.12 and Section 10.11, both before and after the Closing, FHGLP and TCI (and their accountants and other authorized representatives) will have the right to review the financial statements, books, records, and accounts of the TCI Systems and the Falcon Systems, respectively, for the purposes of verifying (1) in the case of FHGLP, the amount of Current Assets and Current Liabilities of the TCI Systems as of the Effective Time, the amount of Rebuild Expenditures of the TCI Systems made during the period after March 31, 1997 and prior to the Closing Date, and the amount of Indebtedness of the TCI Entities that is assumed by NewFalcon or another Falcon Entity as of the Closing (such amounts, the "TCI Adjustments"), and (2) in the case of TCI, the amount of Current Assets and Current

Liabilities of FHGLP and each Falcon Entity as of the Effective Time, the amount of Rebuild Expenditures of each Falcon Entity made during the period after March 31, 1997 and prior to the Closing Date, and the amount of Indebtedness of FHGLP and each Falcon Entity as of the Closing (such amounts, the "Falcon Adjustments").

                  (b) Not later than ten Business Days before the Closing Date, TCI shall prepare and deliver to FHGLP a preliminary settlement statement which shall set forth TCI's good faith estimate of the TCI Adjustments and FHGLP shall prepare and deliver to TCI a preliminary settlement statement which shall set forth FHGLP's good faith estimate of the Falcon Adjustments. Each preliminary settlement statement (1) shall contain all information reasonably necessary to determine the TCI Adjustments or the Falcon Adjustments, as applicable, to the extent such amounts can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by the party to which it is delivered, and (2) shall be certified by the party delivering the statement to be its good faith estimate of the TCI Adjustments or the Falcon Adjustments, as applicable, as of the date thereof.

                  (c) Not later than ninety days after the Closing Date, FHGLP will deliver to TCI a statement setting forth FHGLP's determination of the TCI Adjustments and TCI will deliver to FHGLP a statement setting forth TCI's determination of the Falcon Adjustments. Each such statement (1) shall contain all information reasonably necessary to determine the TCI Adjustments or the Falcon Adjustments, as applicable, and such other information as may be reasonably requested by the party to which it is delivered, and (2) shall be certified by the party delivering the statement to be true and complete to its knowledge as of the date thereof. If the party to which either such statement is delivered notifies the party delivering the statement of its acceptance of the statement, or if it fails to notify the party delivering the statement that it disputes the statement within thirty days after its receipt thereof, the determination of the TCI Adjustments or the Falcon Adjustments, as applicable, set forth in such statement shall be conclusive and binding on all parties to this Agreement.

                  (d) FHGLP and TCI shall use good faith efforts to agree between themselves on the amount of the TCI Adjustments and the Falcon Adjustments. If FHGLP and TCI are unable to reach an agreement with respect to the amount of the TCI Adjustments and the Falcon Adjustments within sixty days after the delivery of the later of the two statements to be delivered pursuant to 3.7(c), the amount of the TCI Adjustments or the Falcon Adjustments in dispute shall be submitted to mediation and, if necessary, arbitration pursuant to Section 15.9. For purposes of Section 15.9, no party to this Agreement other than FHGLP and TCI shall be considered "a party involved in the dispute" being arbitrated. Any agreement between FHGLP and TCI pursuant to this Section 3.7 as to the amount of the TCI Adjustments and the Falcon Adjustments (before or after mediation) or any determination of the amount of the TCI Adjustments and the Falcon Adjustments determined by arbitration pursuant to Section 15.9, shall be conclusive and binding on all parties to this Agreement.

         3.8  Certain Additional Adjustments.

                  (a) If any loss, damage, confiscation, or condemnation of any of the TCI Assets or any assets of the Falcon Systems occurs prior to the Closing, and the effect of such loss, damage, confiscation, or condemnation is to reduce the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow resulting from such loss, damage, confiscation, or condemnation and any insurance, condemnation, or other proceeds received or to be received by NewFalcon or any Falcon Entity as a result of such loss, damage, confiscation, or condemnation) by more than $1,000,000, then this Agreement shall be amended to modify the net fair market values of the applicable assets and partnership interests contributed to FHGLP or NewFalcon pursuant to Section 2.1(a), Section 2.2(a)(1), Section 2.2(a)(2), or Section 2.2(b) solely to take into account such loss, damage, confiscation, or condemnation.

                  (b) If (1) any of the representations and warranties of the TCI Entities in this Agreement is not true at and as of the Closing Date as though made at and as of such date or if any TCI Entity fails to perform and comply with any covenant or agreement required by this Agreement to be performed or complied with by such TCI Entity prior to or on the Closing Date, and (2) FHGLP delivers a written notice to TCI at or prior to the Closing identifying any circumstance described in clause (1), and (3) the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow) is reduced by those circumstances described in clause (1) that are identified in FHGLP's notice pursuant to clause (2) by more than $1,500,000, then this Agreement shall be amended to reduce the net fair market value of the TCI Assets for purposes of Section 3.2 by the lesser of $12,500,000 or the amount by which the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow) is reduced by those circumstances described in clause (1) that are identified in FHGLP's notice pursuant to clause (2).

                  (c) If (1) any of the representations and warranties of FHGLP in this Agreement is not true at and as of the Closing Date as though made at and as of such date or if FHGLP fails to perform and comply with any covenant or agreement required by this Agreement to be performed or complied with by FHGLP prior to or on the Closing Date, and (2) TCI delivers a written notice to FHGLP at or prior to the Closing identifying any circumstance described in clause (1), and (3) the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow) is reduced by those circumstances described in clause (1) that are identified in FHGLP's notice pursuant to clause (2) by more than $1,500,000, then this Agreement shall be amended to reduce the aggregate net fair market value of FHGLP's interests in the Falcon Entities for purposes of Section 3.5 by the lesser of $25,000,000 or the amount by which the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase

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



in liabilities and obligations and any reduction in operating cash flow) is reduced by those circumstances described in clause (1) that are identified in TCI's notice pursuant to clause (2).

                  (d) If TCI settles any rate proceeding described in Section 11.13(a) without the prior consent of FHGLP and (1) any Falcon Entity bears any liability under such settlement that does not constitute a Current Liability of the TCI Systems for purposes of Section 3.2, or (2) such settlement adversely affects the rates that can legally be charged by any Falcon Entity after the Closing, then this Agreement shall be amended to reduce the net fair market value of the TCI Assets for purposes of Section 3.2 by the amount by which the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow, considering all relevant facts and circumstances then existing or reasonably anticipated) is reduced by such settlement.

                  (e) If, between the date of this Agreement and the Closing, the TCI Entities modify or amend in any material respect any Assumed TCI Contract, enter into any new Contract that will be binding on any Falcon Entity, or renew or extend any Assumed TCI Contract, and all such modifications, amendments, new Contracts, renewals, and extensions, taken together, would have a material adverse effect on the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing, then this Agreement shall be amended to reduce the net fair market value of the TCI Assets for purposes of Section 3.2 by the amount by which the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow) is reduced by such modifications, amendments, new Contracts, renewals, and extensions.

                  (f) If the TCI Special Liabilities exceed $500,000, then this Agreement shall be amended to reduce the net fair market value of the TCI Assets for purposes of Section 3.2 by the amount by which the TCI Special Liabilities exceed $500,000. For purposes of this Section 3.8(f), "TCI Special Liabilities" means the sum of all liabilities, losses, and damages incurred by NewFalcon or any other Falcon Entity (other than any liability, loss, or damage (i) that constitutes a Current Liability of the TCI Systems for purposes of Section 3.2,
(ii) for which the net fair market value of the TCI Assets is reduced pursuant to Section 3.8(b) or Section 3.8(d), (iii) for which the Falcon Entities are entitled to insurance proceeds as assignee of the rights of the TCI Entities under any insurance policy, or (iv) for which the Falcon Entities are entitled to indemnity from TCI pursuant to Section 4.4) arising from:

                           (1)  any  determination by any Governmental Authority
that a Regulated System included in the TCI Systems failed to comply prior to Closing with the rate regulation provisions of the Cable Act or with any Legal Requirement promulgated, enacted, or taken by any Governmental Authority under or pursuant to the rate regulation provisions of the Cable Act, or

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                           (2) any claim, investigation, certification, inquiry,
suit, action, or other proceeding made, instituted, or threatened by any Governmental Authority arising from, relating to, or in connection with the application to any Regulated System included in the TCI Systems of any Legal Requirement referred to in clause (1), insofar as such proceeding relates to the operations of such Regulated System during the period prior to the Closing (but excluding any such proceedings relating to the application of such Legal Requirements to the cable industry generally).

                  (g) If the Falcon Special Liabilities exceed $1,000,000, then this Agreement shall be amended to reduce the aggregate net fair market value of FHGLP's interests in the Falcon Entities for purposes of Section 3.5 by the amount by which the Falcon Special Liabilities exceed $1,000,000. For purposes of this Section 3.8(g), "Falcon Special Liabilities" means the sum of all liabilities, losses, and damages incurred by NewFalcon or any other Falcon Entity (other than any liability, loss, or damage (i) that constitutes a Current Liability of any Falcon Entity for purposes of Section 3.5, (ii) for which the net fair market value of the assets of the Falcon Systems is reduced pursuant to
Section 3.8(c), or (iii) for which the Falcon Entities are entitled to insurance proceeds under any insurance policies of the Falcon Entities or as assignee of rights of FHGLP under any insurance policy of FHGLP) arising from:

                           (1)  any  determination by any Governmental Authority
that a Regulated System included in the Falcon Systems failed to comply prior to Closing with the rate regulation provisions of the Cable Act or with any Legal Requirement promulgated, enacted, or taken by any Governmental Authority under or pursuant to the rate regulation provisions of the Cable Act, or

                           (2) any claim, investigation, certification, inquiry,
suit, action, or other proceeding made, instituted, or threatened by any Governmental Authority arising from, relating to, or in connection with the application to any Regulated System included in the Falcon Systems of any Legal Requirement referred to in clause (1), insofar as such proceeding relates to the operations of such Regulated System during the period prior to the Closing (but excluding any such proceedings relating to the application of such Legal Requirements to the cable industry generally), or

                           (3)  the claims, legal actions, and other proceedings
described in items 1 and 6 on Schedule 8.11 and any other claims made by equity holders of FHGLP, any Person controlled by FHGLP, any Falcon Entity, or any predecessors of a Falcon Entity for alleged damages suffered as equity holders, and arising out of events occurring prior to the Closing.

                  (h) Any amendment pursuant to Section 3.8(f) or Section 3.8(g) shall specify the date on which NewFalcon or another Falcon Entity incurred any liability, loss, or damage that constitutes the TCI Special Liability or Falcon Special Liability, as applicable, for purposes of determining the interest obligation of TCI or FHGLP, as applicable, under Section 2.2(c)(5).

                  (i) FHGLP and TCI shall use good faith efforts to negotiate any amendment to this Agreement required by this Section 3.8. If FHGLP and TCI are unable to agree on such an amendment, the matter shall be submitted to mediation and, if necessary, arbitration pursuant to Section 15.9. For purposes of Section 15.9, no party to this Agreement other than FHGLP and TCI shall be considered "a party involved in the dispute" being arbitrated. Any amendment to this Agreement agreed to between FHGLP and TCI pursuant to this Section 3.8 (before or after mediation) or determined by arbitration pursuant to Section 15.9, shall be conclusive and binding on all parties to this Agreement.

         3.9  Estimated Percentage Interests.

         Schedule 3.9 represents FHGLP's good faith estimate of (a) the amount of each FHGLP Partner's Capital Contribution and Capital Account as of the Closing and, based thereon, each FHGLP Partner's Percentage Interest under, and as defined in, the Amended FHGLP Agreement, and (b) the amount of the Capital Contributions of FHGLP and TCI and, based thereon, the Percentage Interests of FHGLP and TCI under, and as defined in, the NewFalcon Agreement, assuming the accuracy of the assumptions described on Schedule 3.9.

         3.10  Excluded Indebtedness.

                  (a) In the case of any Indebtedness of FHGLP to a Falcon Entity or any Indebtedness of a Falcon Entity to FHGLP or another Falcon Entity, FHGLP shall elect either (1) to exclude such Indebtedness from the total
Indebtedness of the obligor in determining the net fair market value of the obligor under this Article 3 or (2) to include such Indebtedness in the total Indebtedness of the obligor in determining the net fair market value of the obligor under this Article 3 and to exclude an equal amount of Indebtedness from the total Indebtedness of the obligee in determining the net fair market value of the obligee under this Article 3.

                  (b) In the case of any Indebtedness for which more than one of FHGLP and the Falcon Entities is an obligor (either primarily or secondarily), FHGLP shall elect to include such Indebtedness in the total Indebtedness of one of such obligors and to exclude such Indebtedness from the total Indebtedness of the other obligors in determining the net fair market value of all the obligors under this Article 3.

                  (c) In the case of any Indebtedness of FHGLP arising from any guaranty or other agreement (including the Payment Agreements) by FHGLP to pay any liability or obligation for which a Falcon Entity is liable, or any Indebtedness of a Falcon Entity arising from any guaranty or other agreement by such Falcon Entity to pay any liability or obligation for which FHGLP or another Falcon Entity is liable, then FHGLP shall elect either (1) to exclude such Indebtedness from the total Indebtedness of the Person that entered into such guaranty or other agreement in determining the net fair market value of such Person under this Article 3 or (2) to include such Indebtedness in the total Indebtedness of the Person that entered into such guaranty or other agreement in determining the net fair market value of such Person under this Article 3 and to exclude the Indebtedness that such Person has guaranteed or otherwise agreed to pay pursuant to such guaranty or other agreement from the total Indebtedness of the Person liable therefor in determining the net fair market value of the Person liable therefor under this Article 3.

                  (d) All elections made by FHGLP pursuant to this Section 3.10 shall be made substantially in accordance with the assumptions used in the preparation of Schedule 3.9 and described therein.

                                    ARTICLE 4

                               ASSUMED LIABILITIES

         4.1 Assumption of TCI Liabilities.

         Effective as of the Closing, FHGLP shall cause NewFalcon or one or more other Falcon Entities to assume and undertake to pay, discharge, and perform:

                  (a) all obligations of the TCI Entities to customers of the TCI Systems for (1) customer deposits held by any TCI Entity as of the Closing that are refundable, to the extent such obligations or liabilities constitute Current Liabilities of the TCI Systems for purposes of Section 3.2, (2) customer, advertising, and other advance payments held by any TCI Entity as of the Closing for services to be rendered by NewFalcon or any of the other Falcon Entities on or after the Closing Date, to the extent such obligations or liabilities constitute Current Liabilities of the TCI Systems for purposes of
Section 3.2, and (3) the delivery of cable television service to cable television service customers and the exhibition of advertising for advertising customers of the TCI Systems on or after the Closing Date;

                  (b) obligations accruing and relating to periods on or after the Closing Date under TCI's Franchises and Licenses and the Assumed TCI Contracts;

                  (c) Indebtedness of TCI in an amount equal to the sum of $275,000,000 plus the aggregate amount specified next to the names of the Redeemed Partners in the table in Section 2.6(a) (but excluding the amount specified in such table next to the name of any FHGLP Partner that elects pursuant to Section 2.6(b) not to be a Redeemed Partner) that is (1) due and payable in full or is permitted to be prepaid in full at or immediately after the Closing without premium or penalty and (2) otherwise on terms reasonably satisfactory to FHGLP;

                  (d) obligations and liabilities relating to the period prior to the Effective Time to the extent such obligations or liabilities constitute Current Liabilities of the TCI Systems for purposes of Section 3.2; and

                  (e) obligations and liabilities arising from the operations of the TCI Systems in the ordinary course prior to the Effective Time that are not described in Section 4.1(d), other than obligations and liabilities to any Affiliate of any TCI Entity; obligations and liabilities with respect to any employees of the TCI Systems who are not Hired Employees; obligations and liabilities with respect to Hired Employees that the Falcon Entities are not required to assume pursuant to the express provisions of
Section 11.6(d); obligations and liabilities arising under any Contract that is not included in the Assumed TCI Contracts; obligations and liabilities with respect to any Taxes (other than utility Taxes) measured on the revenues, income, or receipts of any TCI Entity or any Affiliate of a TCI Entity, or any Taxes imposed in lieu of a Tax on the revenues, income, or receipts of any TCI Entity or any Affiliate of a TCI Entity; and obligations and liabilities specifically retained by the TCI Entities pursuant to Section 11.6.

         4.2  Assumption of FHGLP Liabilities.

         Effective as of the Closing, FHGLP shall cause NewFalcon or one or more other Falcon Entities to assume and undertake to pay, discharge, and perform all obligations and liabilities of FHGLP (other than obligations and liabilities of FHGLP arising under this Agreement), including:

                  (a) all obligations and liabilities arising under the Amended and Restated Indenture, dated as of October 29, 1993, between FHGLP and United States Trust Company of New York, as trustee;

                  (b) all obligations and liabilities arising under the Payment Agreements;

                  (c) all obligations and liabilities (whether now existing or hereafter arising) of FHGLP under the limited partnership agreements of each of the Falcon Entities or arising solely by virtue of FHGLP being a general partner of any of the Falcon Entities; and

                  (d) all obligations, liabilities, and accrued expenses under all other contracts, leases, and other agreements to be contributed to NewFalcon pursuant to Section 2.2(a)(2), including the Existing Incentive Plan (but excluding any obligation to make payments at the Closing pursuant to the amendment to the Existing Incentive Plan contemplated by Section 2.8(i)).

         4.3  Liabilities Not Assumed.

         Notwithstanding any provision of this Agreement to the contrary, except as expressly provided in Section 4.1, Section 4.2, and Section 11.19(h), neither NewFalcon nor any other Falcon Entity shall assume by virtue of this Agreement or the transactions contemplated hereby, and neither NewFalcon nor any other Falcon Entity shall have any liability for, any obligations or liabilities of any TCI Entity or of FHGLP of any kind, character, or description whatsoever.

         4.4  Indemnification for Certain Liabilities.

         TCI agrees to indemnify and hold harmless each Falcon Entity from any liability, loss, or damage incurred by such Falcon Entity as a result of its assumption of any liability or obligation of the TCI Entities pursuant to
Section 4.1(e) to the extent that the amount of insurance proceeds that would have been obtained by the Falcon Entities had the assumed liability or obligation been covered by the insurance policies of the Falcon Entities as in effect at the time the event giving rise to the liability or obligation occurred exceeds the amount of any insurance proceeds obtained by the Falcon Entities as assignee of the rights of the TCI Entities under any insurance policy of the TCI Entities that covers such liability or obligation.

                                    ARTICLE 5

                    AMENDMENT TO FHGLP PARTNERSHIP AGREEMENT

         Each party to this Agreement that is a partner of FHGLP on the date of this Agreement agrees that Article 15 of the Third Amendment is hereby amended, effective as of the date of this Agreement, by deleting each date set forth therein that falls after the date of this Agreement and substituting therefor the date that is the number of days after such date equal to the number of days in the Tolling Period. For purposes of this Article 5, "Tolling Period" means the period beginning on December 1, 1997 and ending ninety days after the earlier of December 31, 1998 or the date that this Agreement is terminated in accordance with Article 14.

                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF THE FHGLP
                                    PARTNERS

         Each FHGLP Partner represents and warrants to NewFalcon, FHGLP, and TCI as follows:

         6.1  Organization, Standing, and Authority.

         If such FHGLP Partner is not a natural person, such FHGLP Partner is duly organized, validly existing, and, if applicable, in good standing under the laws of its state of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such FHGLP Partner hereunder and thereunder.

         6.2  Authorization and Binding Obligation.

         If such FHGLP Partner is not a natural person, the execution, delivery, and performance of this Agreement by such FHGLP Partner have been duly authorized by all necessary actions on the part of such FHGLP Partner and its shareholders, partners, or other persons exercising similar powers. This Agreement has been duly executed and delivered by such FHGLP Partner and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         6.3  No Consents; Absence of Conflicting Agreements.

         The execution, delivery, and performance of this Agreement and the documents contemplated hereby by such FHGLP Partner (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any Governmental Authority); (b) will not conflict with any provision of the articles of incorporation and by-laws, partnership agreement, or other organizational documents of such FHGLP Partner, if any; (c) will not violate or result in a breach of, or contravene any Legal Requirement applicable to such FHGLP Partner; (d) will not violate, conflict with, or result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which such FHGLP Partner is a party or by which such FHGLP Partner or its properties may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest upon any partnership interest held by such FHGLP Partner to be purchased and redeemed by FHGLP pursuant to this Agreement.

         6.4  Investment Representations.

         Each  representation  in Sections 15.1 through 15.4,  Section 15.7, and
Section 15.8 of the Amended FHGLP Agreement is true as if made by such FHGLP Partner herein.

         6.5  Title to Partnership Interests and Mezzanine Securities.

         In the case of each Redeemed Partner, such FHGLP Partner holds its partnership interest in FHGLP, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, and encumbrances of any nature whatsoever (other than liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to
Section 4.2). In the case of Belo, such FHGLP Partner holds its partnership interest in Falcon Video, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, and encumbrances of any nature whatsoever (other than liens securing obligations of Falcon Video). In the case of each Video Investors Partner, such FHGLP Partner holds its partnership interest in Video Investors, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, and encumbrances of any nature whatsoever (other than liens securing obligations of Video Investors). In the case of each of Leeway & Co. and Mezzanine Lending Associates III, L.P., such FHGLP Partner holds the Mezzanine Notes and Mezzanine Securities issued to it, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, and encumbrances of any nature whatsoever.

         6.6  DISCLAIMER.

         SUCH FHGLP PARTNER ACKNOWLEDGES THAT NEITHER FHGLP, NEWFALCON, THE GENERAL PARTNER, NOR TCI (NOR ANY OFFICER, EMPLOYEE, AGENT, OR REPRESENTATIVE OF ANY OF THEM) HAS MADE ANY REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED) TO SUCH FHGLP PARTNER REGARDING OR RELATING TO FHGLP, NEWFALCON, THE FALCON SYSTEMS, THE TCI SYSTEMS, OR THEIR RESPECTIVE ASSETS AND LIABILITIES, INCLUDING ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WITH RESPECT TO: (A) PROJECTIONS OR THE LIKE REGARDING THE FINANCIAL PERFORMANCE OF FHGLP, NEWFALCON, THE OTHER FALCON ENTITIES, THE FALCON SYSTEMS, OR THE TCI SYSTEMS, OR (B) THE TAX OR OTHER FINANCIAL CONSEQUENCES OF THE ISSUANCE, HOLDING, OR DISPOSITION OF PARTNERSHIP INTERESTS IN FHGLP.

                                    ARTICLE 7

                      REPRESENTATIONS AND WARRANTIES OF TCI
                                    ENTITIES

         Each TCI Entity, jointly and severally, represents and warrants to FHGLP and NewFalcon as follows:

         7.1  Organization, Standing, and Authority.

         TCI is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware. Each other TCI Entity is a corporation, limited partnership, or limited liability company duly organized, validly existing, and in good standing under the laws of the state of organization listed next to the name of such TCI Entity on Schedule 7.1. Each TCI Entity has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by such TCI Entity hereunder and thereunder. Each TCI Entity has all requisite power and authority to own, lease, and use the TCI Assets as now owned, leased, and used by the TCI Entities, and to conduct the business and operations of the TCI Systems as now conducted by them. Each TCI Entity is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the TCI Systems or impair or hinder the ability of any TCI Entity to perform its obligations under this Agreement. The TCI Entities (other than TCI) constitute all Affiliates of TCI Communications, Inc. that own any properties, privileges, rights, interests, or claims, real or personal, tangible or intangible, that are owned, leased, held, or used in the business or operations of the TCI Systems (other than the Excluded TCI Assets).

         7.2  Authorization and Binding Obligation.

         The execution, delivery, and performance of this Agreement by each TCI Entity have been duly authorized by all necessary actions on the part of such TCI Entity and its members and managers, stockholders, or partners, as applicable. This Agreement has been duly executed and delivered by each TCI Entity and constitutes the legal, valid, and binding obligation of each TCI Entity, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         7.3  Absence of Conflicting Agreements; Consents.

         Subject to obtaining the Consents listed on Schedule 7.3, the execution and delivery by each TCI Entity of this Agreement and the documents contemplated hereby and the performance by the TCI Entities of their obligations under this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any Governmental Authority); (b) will not conflict with any provision of the operating agreement, partnership agreement, articles of incorporation and bylaws, or other organizational documents of any TCI Entity;
(c) will not violate, result in a breach of, or contravene any Legal Requirement applicable to any TCI Entity; (d) will not violate, conflict with, result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which any TCI Entity is a party or by which any TCI Entity or their respective properties may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest upon any of the TCI Assets.

         7.4  Licenses and Contracts.

         Schedule 7.4 includes a list of all Licenses and Contracts of TCI that are in effect on the date of this Agreement, except for: (a) subscription agreements with customers for cable services provided by the TCI Systems in the ordinary course of business, (b) oral employment agreements that are terminable at will without penalty and miscellaneous service contracts terminable on not more than ninety days' notice, (c) Franchises listed on Schedule 7.7, (d) other Contracts entered into in the ordinary course of business, not involving liabilities under all such contracts exceeding $250,000 in the aggregate, and
(e) Licenses and Contracts of TCI that constitute Excluded TCI Assets other than pursuant to Section 2.3(a)(2). Schedule 7.4 also lists all retransmission consent agreements pursuant to which any broadcast station listed on Schedule 7.7 is carried by any cable television system included in the TCI Systems and all Contracts of TCI with respect to leased access channels. Except as indicated on Schedule 7.4, TCI has delivered to FHGLP true and complete copies of TCI's Licenses and the Assumed TCI Contracts (together with all amendments thereto and memoranda of all oral Assumed TCI Contracts). All of TCI's Licenses and all of the Assumed TCI Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. None of TCI's Licenses and none of the Assumed TCI Contracts would be breached by virtue of the transactions contemplated by this Agreement, including the assignment thereof by TCI to NewFalcon or to another Falcon Entity, if the Consents listed on Schedule 7.3 are obtained. Except as set forth on Schedule 7.4, there is not under any of TCI's Licenses or under any Assumed TCI Contract any material default by any party thereto, or any event that, after notice or lapse of time, or both, would constitute such a material default. Except as set forth on Schedule 7.4, no TCI Entity is aware of any intention by any party to any of TCI's Licenses or to any material Assumed TCI Contract (a) to terminate or amend the terms thereof, (b) to refuse to renew the License or Assumed TCI Contract upon expiration of its term, or (c) to renew the License or Assumed TCI Contract upon expiration only on terms and conditions that are materially more onerous than those currently in existence.

         7.5  Title to and Condition of Real Property and Personal Property.

         Schedule 7.5 contains descriptions of all of TCI's Real Property and Real Property Interests (excluding unrecorded easements, rights-of-way, or rights-to-access that are not material to the operation of the TCI Systems) and all material items of TCI's Personal Property, other than Excluded TCI Assets. Except as described on Schedule 7.5, the TCI Entity specified on Schedule 7.5 has or will have on the Closing Date good and marketable title to all fee estates included in TCI's Real Property Interests, good title to all TCI's Real Property Interests that are not fee estates, and good and valid title or leasehold interests (as specified on Schedule 7.5) to all TCI's Personal Property free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances), except that the TCI Entities make no representation or warranty as to title to the internal wiring, and unrecorded dwelling-unit easements, rights of entry, or rights-of-way. All earth stations, headends, microwave, and other towers, guy anchors, buildings, and other improvements used in the conduct of the business and operations of the TCI Systems are located entirely on the Real Property listed on Schedule 7.5. TCI has delivered to FHGLP true and complete copies of all deeds, leases, or other material Contracts pertaining to TCI's Real Property, Real Property Interests, or Personal Property. All of TCI's Real Property and Personal Property (a) is in good condition and repair (ordinary wear and tear excepted), and (b) subject to receipt of the Consents listed on Schedule 7.3, is available for immediate use in the business and operations of the TCI Systems as such business and operations will be conducted by NewFalcon and the other Falcon Entities after the Closing. A TCI Entity has full legal and practical access to all of TCI's Real Property to the extent necessary to permit NewFalcon or another Falcon Entity to continue to use such Real Property following the Closing substantially as it is currently being used by the TCI Entities. All items of cable plant and earth station and headend equipment included in TCI's Personal Property (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (b) will permit the TCI Systems in all material respects to operate in accordance with the terms of TCI's Franchises and applicable Legal Requirements as currently in effect.

         7.6  Intangibles.

         Schedule 7.6 includes a complete list of all material Intangibles of TCI (exclusive of those required to be listed on Schedule 7.4 and any Excluded TCI Assets), all of which are valid, in full force and effect, and uncontested. TCI has delivered to FHGLP copies of all material documents establishing such Intangibles. No TCI Entity is aware that it is infringing upon or otherwise acting adversely to any trademark, trade name, service mark, service name, copyright, or similar intellectual property right owned by any Person.

         7.7  Information on Franchises and the TCI Systems.

                  (a) Franchise and FCC Matters. Other than TCI's Franchises listed on Schedule 7.7 and TCI's Licenses listed on Schedule 7.4, the TCI Entities require no franchise, license, or permit from any Franchising Authority or the FCC to enable the TCI Entities to carry on the business and operations of the TCI Systems as now conducted. TCI has delivered to FHGLP true and complete copies of TCI's Franchises (together with all amendments thereto). All of TCI's Franchises are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. None of TCI's Franchises would be breached by virtue of the transactions contemplated by this Agreement, including the assignment thereof by TCI to NewFalcon or another Falcon Entity, if the Consents listed on Schedule 7.3 are obtained. Except as set forth on Schedule 7.7, there is not under any of TCI's Franchises any material default by any party thereto, or any event that, after notice or lapse of time, or both, would constitute such a material default. Except as set forth on Schedule 7.7, no TCI Entity is aware of any intention by any party to any of TCI's Franchises (a) to terminate or amend the terms thereof, (b) to refuse to renew the Franchise upon expiration of its term, or (c) to renew the Franchise upon expiration only on terms and conditions that are materially more onerous than those currently in existence. The TCI Entities have given appropriate, timely notices in compliance with the Cable Act with respect to the renewal of the Franchises listed on Schedule 7.7 and have made copies of such notices available to FHGLP. The TCI Entities have filed all reports required to be filed with any Franchising Authorities or the FCC, and such reports as filed were materially correct. Except in accordance with the express terms of TCI's Franchises in the form delivered to FHGLP, none of TCI's Franchises grants to any Governmental Authority any right of first refusal or right to purchase any assets of the TCI Systems. The TCI Entities are permitted under TCI's Franchises and all Legal Requirements of the FCC to distribute all Signals of the TCI Systems (except for any inadvertent failure by the TCI Systems to comply with the FCC's nonduplication and syndicated exclusivity rules) and to utilize all carrier frequencies generated by the operations of the TCI Systems, and are licensed in all material respects to operate all the facilities required by any Legal Requirement to be licensed.

Each of TCI's Franchises in the form delivered to FHGLP accurately sets forth the expiration date thereof.

                  (b) Plant. With respect to the TCI Systems, Schedule 7.7 sets forth (1) the approximate number of miles of completed operational trunk and distribution cable; (2) the approximate number of dwellings passed; and (3) the number of currently fully operational channels. Each cable television system included in the TCI Systems is operating its activated channels in material compliance with the terms of all Legal Requirements of the FCC and delivers the activated channels identified on Schedule 7.7 over the entire system. Schedule
7.7 lists all of the existing towers of the TCI Systems.  Except as set forth on
Schedule 7.7, no TCI Entity leases space on any towers of the TCI Systems to any third party.

                  (c) Rates; Subscribers; Signals; Frequencies. Schedule 7.7 sets forth, with respect to each cable television system included in the TCI Systems, (1) as of the date of this Agreement, the rates being charged to subscribers for each class of service for such system; (2) as of the date indicated on Schedule 7.7, the approximate number of customers of such system in each class of service; (3) as of the date indicated on Schedule 7.7, the approximate aggregate number of customers of all cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc.; (4) a list of the signals carried and delivered by such system, including for each signal whether it is received via microwave, satellite, or off-air reception; and (5) the bandwidth capacity for such system. Schedule 7.7 lists for each broadcast station that is carried by any cable television system included in the TCI Systems whether such broadcast station elected must-carry status or is carried pursuant to a retransmission consent agreement.

                  (d) Franchise and Pole Attachment Fees. Schedule 7.7 accurately sets forth the current rates for all franchise fees payable with respect to TCI's Franchises. The TCI Entities have paid or made an adequate reserve for all "make ready" or other related charges required under the pole attachment and conduit agreements of the TCI Systems. Except as disclosed on
Schedule 7.7, no TCI Entity has been notified by any Governmental Authority or other third party regarding any adjustment to the amount of franchise fees or pole attachment or conduit fees paid by any TCI Entity to such Governmental Authority or third party.

                  (e) Request for Signal Carriage. The TCI Entities have acted upon all written requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on any cable television system included in the TCI Systems. No TCI Entity has received any order from the FCC requiring any cable television system included in the TCI Systems to carry a television broadcast signal or to terminate carriage of a television broadcast signal and, to the knowledge of each TCI Entity, no television broadcast station has filed a written complaint with the FCC claiming that any TCI Entity carried or refused to carry a television broadcast signal on any cable television system included in the TCI Systems in violation of the requirements of the FCC's mandatory broadcast signal carriage rules.

                  (f) Rate Regulatory Matters. The TCI Entities are charging rates that are allowable under the rules and regulations promulgated by the FCC under the Cable Act if and to the extent that such rates are subject to regulation by any Governmental Authority, including any Franchising Authority. TCI has made available to FHGLP complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, and 1240 provided to Franchising Authorities with respect to the TCI Systems and copies of all correspondence with any Franchising Authority relating to rate regulation generally or specific rates charged to customers of the TCI Systems. Except as otherwise described on Schedule 7.7, as of the date of this Agreement,
(1) to the knowledge of the TCI Entities, there is no outstanding or unresolved proceeding or investigation (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the TCI Systems can charge (whether for programming, equipment, installation, service, or otherwise), (2) no cable television system included in the TCI Systems is subject to any currently effective order issued by a Governmental Authority that reduced the rates that any cable television system included in the TCI Systems can charge (whether for programming, equipment, installation, service, or otherwise), and (3) no local Governmental Authority has been certified by the FCC as a rate regulating authority with respect to any cable television system included in the TCI Systems.

                  (g) Copyright. Each TCI Entity is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act of 1976, as amended, and such compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered, or adversely affected in any respect except as may result from any immaterial disputes that may arise after the date hereof with respect to copyright fees payable with respect to the operation of the TCI Systems. The TCI Entities have paid all copyright fees that are due and payable with respect to the operation of the TCI Systems and have set aside adequate reserves on their books for the payment of all copyright fees that are not yet due and payable.

                  (h) Commitments. Except as described on Schedule 7.7, there are no unfulfilled material commitments for capital improvements that the TCI Entities are obligated to make in connection with the TCI Systems. All obligations of the TCI Entities with respect to public, educational, and governmental channels, and all other obligations to users of the TCI Systems under Franchises, are accurately set forth in TCI's Franchises in the form delivered to FHGLP or in Schedule 7.7. Contracts listed on Schedule 7.4 and delivered to FHGLP accurately set forth all obligations of the TCI Entities with respect to leased access channels. Except as described on Schedule 7.7, no TCI Entity has any obligations or liabilities to customers or other users of the TCI Systems that are material to the business and operations of the TCI Systems except: (1) with respect to deposits made by such customers or other users; (2) the obligation to supply services to customers in the ordinary course of business pursuant to Franchises; and (3) obligations with respect to leased access channels, public, educational, and governmental channels, and other similar obligations to other users of the TCI Systems under Franchises and Legal Requirements. Except as described on Schedule 7.7 or in TCI's Franchises in the form delivered to FHGLP, no TCI Entity has any liability to provide free service to any customers of the TCI Systems. Except with respect to deposits for converters, encoders, decoders, and related equipment, and any other item that will be included in Current Liabilities of the TCI Systems, no TCI Entity has any obligation or liability for the refund of monies or for the provision of rebates to customers of the TCI Systems. Except as set forth in TCI's Franchises in the form delivered to FHGLP, no TCI Entity has made any commitment to any Franchising Authority to maintain a local office in any location for the TCI Systems. Except as described on Schedule 7.7, no TCI Entity has made any commitment to any Franchising Authority to pay franchise fees to any such authority in excess of the amounts set forth in TCI's Franchises.

         7.8  Financial Statements.

         TCI has delivered to FHGLP true and complete copies of the unaudited financial statements and unaudited balance sheets and statements of income for the TCI Systems that are described on Schedule 7.8. Such financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the TCI Systems as at their respective dates and the results of operations for the periods then ended, except that the financial statements do not include footnotes or statements of retained earnings and changes in cash flow and financial position, and are subject to customary year-end adjustments.

         7.9  Bonds.

         Schedule 7.9 is a complete list of all surety and performance bonds or letters of credit maintained in connection with the business and operations of the TCI Systems.

         7.10  Personnel Matters.

         Schedule 7.10 contains complete listings of (a) all employees retained by any TCI Entity with respect to the TCI Systems, their titles and positions, and a description of all Compensation Arrangements for such employees, (b) all Employee Plans providing benefits to current or former employees of the TCI Systems, and (c) all fixed or contingent liabilities or obligations of any TCI Entity with respect to any person now or formerly employed with respect to the TCI Systems. TCI has also delivered to FHGLP a complete and accurate description of the salary and wages paid to all employees retained by any TCI Entity with respect to the TCI Systems. TCI has made available to FHGLP true and complete copies of all such Compensation Arrangements and Employee Plans, as well as employee handbooks, employment contracts, and summary plan descriptions of the written plans and arrangements listed on Schedule 7.10, and with written descriptions of the unwritten plans and arrangements listed on Schedule 7.10. Except as described on Schedule 7.10, no TCI Entity contributes or is required to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), with respect to current or former employees of the TCI Systems, nor has any TCI Entity withdrawn from any such "multiemployer plan." No reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any Employee Plan covering any individuals employed with respect to the TCI Systems, and no non-exempt prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Plan. No TCI Entity is a party to or subject to any collective bargaining agreements with respect to the TCI Systems except as described on Schedule 7.10. Except as described on
Schedule 7.10, no labor union
or other collective bargaining unit represents or, to the knowledge of each TCI Entity, claims to represent any of the individuals employed with respect to the TCI Systems. To the knowledge of each TCI Entity, there is no union organizing campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any individuals employed with respect to the TCI Systems.

         7.11  Environmental Laws.

         Except as disclosed on Schedule 7.11 hereto, (a) the operation of the TCI Systems by the TCI Entities and TCI's Real Property comply in all material respects with all applicable Environmental Laws; and (b) no TCI Entity has used any of TCI's Real Property for, and has no knowledge that any of TCI's Real Property has been used for, the manufacture, transportation, treatment, storage, or disposal of Hazardous Substances, except for any use of Hazardous Substances (in cleaning fluids, solvents, and other similar substances) that is customary in the construction, maintenance, and operation of the TCI Assets and the TCI Systems and in amounts and under circumstances that would not reasonably be expected to give rise to liability for remediation. Except as described on
Schedule 7.11 hereto, no surface impoundments or underground or aboveground storage tanks are located on or, to TCI's knowledge, have been located on TCI's Real Property. TCI has delivered to FHGLP true and complete copies of all environmental reports and studies that any TCI Entity has commissioned with respect to TCI's Real Property. To the knowledge of each TCI Entity, no TCI Entity is the subject of (a) any "Superfund" evaluation or investigation or proceeding in connection with any of TCI's Real Property, or (b) any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with any of TCI's Real Property.

         7.12  Claims and Legal Actions.

         Except as set forth on Schedule 7.12, there is no claim, legal action, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or, to the knowledge of any TCI Entity, threatened, (a) against or relating to any TCI Entity, the TCI Assets, or the TCI Systems, that could materially and adversely affect the TCI Assets or the financial condition of the TCI Systems, or (b) relating to TCI's performance of its obligations under this Agreement or its consummation of the transactions contemplated by this Agreement. To the knowledge of each TCI Entity, there are no pending written complaints by customers or other users of the TCI Systems that could materially and adversely affect the TCI Assets or the financial condition of the TCI Systems. Other than requests for network nonduplication and syndicated exclusivity or as described on Schedule 7.12, no written requests have been received by any TCI Entity during the preceding two years from the FCC, the United States Copyright Office, or any other Person challenging or questioning the right of the TCI Entities to operate the TCI Systems.

         7.13  Taxes and Tax Returns.

         All federal Tax Returns and all other material Tax Returns required to be filed with respect to the TCI Entities, the TCI Assets, or the TCI Systems have been filed with the appropriate Governmental Authorities in all jurisdictions, and all such Tax Returns properly reflect the liabilities for Taxes for the periods, property, or events covered thereby. All Taxes shown on such Tax Returns have been paid.

         7.14  Compliance with Laws.

         Except as set forth on Schedule 7.14, each TCI Entity has complied with, and the business and operations of the TCI Systems and the TCI Assets are in compliance with, in all material respects, all applicable Legal Requirements, including the following:

                  (a) The Code, ERISA, and the National Labor Relations Act, as amended, or other Legal Requirements regarding employment conditions and practices (including withholding requirements from wages or salaries), prohibitions upon employment discrimination, and unfair labor practices;

                  (b) The Communications Act, including FCC filing requirements, notices to subscribers and FCC equal opportunity rules;

                  (c) The Cable Act, the FCC rules and regulations promulgated thereunder, and the must-carry and retransmission consent provisions thereof;

                  (d) Legal Requirements regarding cumulative leakage index testing, including the maintenance of appropriate records related thereto and the correction of any radiation leakage required to be corrected under rules and regulations of the FCC;

                  (e) Rules   and   regulations   of   the   Federal    Aviation
Administration; and

                  (f) The Copyright Act of 1976, as amended.

         7.15  Transactions with Affiliates.

         No TCI Entity has any agreement, commitment, or pending transactions with any Affiliate of such TCI Entity (other than another TCI Entity) with respect to the business and operations of the TCI Systems except as described on
Schedule 7.15.

         7.16  Conduct of Business in Ordinary Course.

         From March 31, 1997 through the date of this Agreement, except as described on Schedule 7.16, the TCI Entities have conducted the business and operations of the TCI Systems and maintained the TCI Assets only in the ordinary course and have not:

                  (a) Suffered any material adverse change in the business, assets, properties, or financial condition of the TCI Systems, including any damage, destruction, or loss affecting any TCI Assets, other than any material adverse change resulting from general economic conditions, governmental regulation, or other factors that would reasonably be expected to have had a comparable effect on the Falcon Systems;

                  (b) Made any material increase in compensation payable or to become payable to any of the employees or independent contractors of the TCI Systems, or any bonus payment made or promised to any employee or independent contractor of the TCI Systems, or any material change in personnel policies, insurance benefits, or other compensation arrangements affecting the employees or independent contractors of the TCI Systems, except, in each case, for bonus payments or similar payments that may be made after the date of this Agreement and prior to the Closing; or

                  (c) Made any sale, assignment, lease, or other transfer of any properties used in the business and operations of the TCI Systems other than transfers in the normal and usual course of business with suitable replacements being obtained therefor and transfers from one TCI Entity to another TCI Entity to facilitate TCI's contribution of the TCI Assets to NewFalcon in accordance with this Agreement.

         7.17  Brokers.

         Neither TCI, any Affiliate of TCI, nor any Person acting on behalf of TCI or any Affiliate of TCI has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         7.18  Compliance with Ownership Restrictions.

         Assuming the accuracy of all representations and warranties of FHGLP contained in this Agreement, the acquisition by TCI of a partnership interest in NewFalcon as contemplated by this Agreement (taking into account NewFalcon's ownership of the partnership interests to be contributed by FHGLP pursuant to
Section 2.2(a)(2)) will not cause NewFalcon or any Falcon Entity to be in violation of any Ownership Restriction.

         7.19  Ellensburg Purchase Agreement and Ellensburg System.

         TCI has delivered to FHGLP a true and complete copy of the Ellensburg Purchase Agreement. Notwithstanding any provision of this Agreement to the contrary, the Ellensburg System shall not at any time be considered part of the TCI Systems, and the assets of the Ellensburg System shall therefore not at any time be considered part of the TCI Assets, for purposes of any representation or warranty of the TCI Entities in this Article 7.

                                    ARTICLE 8

                     REPRESENTATIONS AND WARRANTIES OF FHGLP

         FHGLP represents and warrants to TCI as follows:

         8.1  Organization, Standing, and Authority.

         FHGLP is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware. FHGLP has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by FHGLP hereunder and thereunder. Each Falcon Entity has all requisite power and authority to own, lease, and use its assets as now owned, leased, and used by the Falcon Entities, and to conduct the business and operations of the Falcon Systems as now conducted by them. Each Falcon Entity is duly qualified to transact business in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Falcon Systems or impair or hinder the ability of FHGLP to perform its obligations under this Agreement. Prior to the date of this Agreement, NewFalcon has not engaged in any business activities or incurred any liabilities.

         8.2  Authorization and Binding Obligation.

         The execution, delivery, and performance of this Agreement by FHGLP have been duly authorized by all necessary partnership actions on the part of FHGLP and its partners. This Agreement has been duly executed and delivered by FHGLP and constitutes the legal, valid, and binding obligation of FHGLP, enforceable against it in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

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         8.3  Absence of Conflicting Agreements; Consents.

         Subject to obtaining the Consents listed on Schedule 8.3, the execution and delivery by FHGLP of this Agreement and the documents contemplated hereby and the performance by the Falcon Entities of their obligations under this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party (including any Governmental Authority); (b) will not conflict with any provision of the agreement of limited partnership of FHGLP; (c) will not violate, result in a breach of, or contravene any Legal Requirement applicable to FHGLP or any Falcon Entity; (d) will not violate, conflict with, result in a material breach of any terms of, constitute grounds for termination of, constitute a default under, or result in the acceleration of any performance required by the terms of, any mortgage, indenture, lease, contract, agreement, instrument, license, or permit to which FHGLP or any Falcon Entity is a party or by which FHGLP or any Falcon Entity or their respective properties may be bound legally; and (e) will not create any claim, liability, mortgage, lien, pledge, condition, charge, encumbrance, or other security interest upon any of the assets of the Falcon Systems or any partnership interests or other assets to be contributed to NewFalcon pursuant to Section 2.2(a)(2).

         8.4  Licenses and Contracts.

         Schedule 8.4 includes a list of all Licenses of Falcon issued by the FCC that are in effect on the date of this Agreement. Except as set forth on
Schedule 8.4, all Licenses and Contracts of Falcon were entered into in the ordinary course of business of the Falcon Systems. FHGLP has made available to TCI for its inspection at FHGLP's offices true and complete copies of Falcon's Licenses and the Material Falcon Contracts (together with all amendments thereto and memoranda of all oral Material Falcon Contracts). All of Falcon's Licenses and all of the Material Falcon Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. None of Falcon's Licenses and none of the Material Falcon Contracts would be breached by virtue of the transactions contemplated by this Agreement if the Consents listed on
Schedule 8.3 are obtained. Except as set forth on Schedule 8.4, there is not under any of Falcon's Licenses or under any of the Material Falcon Contracts any material default by any party thereto, or any event that, after notice or lapse of time, or both, would constitute such a material default. Except as set forth on Schedule 8.4, no Falcon Entity is aware of any intention by any party to any of Falcon's Licenses or any of the Material Falcon Contracts (a) to terminate or amend the terms thereof, (b) to refuse to renew the License or Material Falcon Contract upon expiration of its term, or (c) to renew the License or Material Falcon Contract upon expiration only on terms and conditions that are materially more onerous than those currently in existence.

         8.5  Title to and Condition of Real Property and Personal Property.

         Except as described on Schedule 8.5, a Falcon Entity or Falcon Classic has good and marketable title to all fee estates included in Falcon's Real Property Interests, good title to all Falcon's Real Property Interests that are not fee estates, and good and valid title or leasehold interests to all Falcon's Personal Property free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances and liens securing Indebtedness of FHGLP or the Falcon Entities that is disclosed in this Agreement or Indebtedness of Falcon Classic that is not required to be assumed by any Falcon Entity under the Classic Purchase Agreement), except that FHGLP makes no representation or warranty as to title to the internal wiring, and unrecorded dwelling-unit easements, rights of entry, or rights-of-way. FHGLP has made available to TCI for its inspection at FHGLP's offices true and complete copies of all deeds or Material Falcon Contracts pertaining to Falcon's Real Property, Real Property Interests, or Personal Property. All of Falcon's Real Property and Personal Property (a) is in good condition and repair (ordinary wear and tear excepted), and (b) is available for immediate use in the business and operations of the Falcon Systems. A Falcon Entity or Falcon Classic has full legal and practical access to all of Falcon's Real Property. All items of cable plant and earth station and headend equipment included in Falcon's Personal Property (a) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (b) will permit the Falcon Systems in all material respects to operate in accordance with the terms of Falcon's Franchises and applicable Legal Requirements as currently in effect.

         8.6  Intangibles.

         All material Intangibles of Falcon are valid, in full force and effect, and uncontested. FHGLP has made available to TCI for its inspection at FHGLP's offices copies of all material documents establishing such Intangibles. No Falcon Entity is aware that it is infringing upon or otherwise acting adversely to any trademark, trade name, service mark, service name, copyright, or similar intellectual property right owned by any Person.

         8.7  Information on Franchises and the Falcon Systems.

                  (a) Franchise and FCC Matters. Other than Falcon's Franchises listed on Schedule 8.7 and Falcon's Licenses listed on Schedule 8.4, the Falcon Entities require no franchise, license, or permit from any Franchising Authority or the FCC to enable the Falcon Entities to carry on the business and operations of the Falcon Systems as now conducted. FHGLP has made available to TCI for its inspection at FHGLP's offices true and complete copies of Falcon's Franchises (together with all amendments thereto). All of Falcon's Franchises are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. None of Falcon's Franchises would be breached by virtue of the transactions contemplated by this Agreement if the Consents listed on Schedule
8.3 are obtained. Except as set forth on Schedule 8.7, there is not under any of Falcon's Franchises any material default by any party thereto, or any event that, after notice or lapse of time, or both, would constitute such a material default. Except as set forth on Schedule 8.7, no Falcon Entity is aware of any intention by any party to any of Falcon's Franchises (a) to terminate or amend the terms thereof, (b) to refuse to renew the Franchise upon expiration of its term, or (c) to renew the Franchise upon expiration only on terms and conditions that are materially more onerous than those currently in existence. The Falcon Entities have given appropriate, timely notices in compliance with the Cable Act with respect to the renewal of Falcon's Franchises and have made copies of such notices available to TCI. The Falcon Entities have filed all reports required to be filed with any Franchising Authorities or the FCC, and such reports as filed were materially correct. The Falcon Entities are permitted under Falcon's Franchises and all Legal Requirements of the FCC to distribute all Signals of the Falcon Systems (except for any inadvertent failure by the Falcon Systems to comply with the FCC's nonduplication and syndicated exclusivity rules) and to utilize all carrier frequencies generated by the operations of the Falcon Systems, and are licensed in all material respects to operate all the facilities required by any Legal Requirement to be licensed.

                  (b) Plant. Each cable television system included in the Falcon Systems is operating its activated channels in material compliance with the terms of all Legal Requirements of the FCC and delivers the activated channels over the entire system. Except as set forth on Schedule 8.7, no Falcon Entity leases space on any towers of the Falcon Systems to any third party.

                  (c) Franchise and Pole Attachment Fees. The Falcon Entities have paid or made an adequate reserve for all "make ready" or other related charges required under the pole attachment and conduit agreements of the Falcon Systems. Except as disclosed on Schedule 8.7, no Falcon Entity has been notified by any Governmental Authority or other third party regarding any adjustment to the amount of franchise fees or pole attachment or conduit fees paid by any Falcon Entity to such Governmental Authority or third party.

                  (d) Request for Signal Carriage. The Falcon Entities have acted upon all written requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on any cable television system included in the Falcon Systems. No Falcon Entity has received any order from the FCC requiring any cable television system included in the Falcon Systems to carry a television broadcast signal or to terminate carriage of a television broadcast signal and, to the knowledge of each Falcon Entity, no television broadcast station has filed a written complaint with the FCC claiming that any Falcon Entity carried or refused to carry a television broadcast signal on any cable television system included in the Falcon Systems in violation of the requirements of the FCC's mandatory broadcast signal carriage rules.

                  (e) Rate Regulatory Matters. The Falcon Entities are charging rates that are allowable under the rules and regulations promulgated by the FCC under the Cable Act if and to the extent that such rates are subject to regulation by any Governmental Authority, including any Franchising Authority. FHGLP has made available to TCI for its inspection at FHGLP's offices complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, and 1240 provided to Franchising Authorities with respect to the Falcon Systems and copies of all correspondence with any Franchising Authority relating to rate regulation generally or specific rates charged to customers of the Falcon Systems. Except as otherwise described on Schedule 8.7, as of the date of this Agreement, (1) to the knowledge of the Falcon Entities, there is no outstanding or unresolved proceeding or investigation (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the Falcon Systems can charge (whether for programming, equipment, installation, service, or otherwise), (2) no cable television system included in the Falcon Systems is subject to any currently effective order issued by a Governmental Authority that reduced the rates that any cable television system included in the Falcon Systems can charge (whether for programming, equipment, installation, service, or otherwise), and (3) no local Governmental Authority has been certified by the FCC as a rate regulating authority with respect to any cable television system included in the Falcon Systems.

                  (f) Copyright. Each Falcon Entity is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act of 1976, as amended, and such compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered, or adversely affected in any respect except as may result from any immaterial disputes that may arise after the date hereof with respect to copyright fees payable with respect to the operation of the Falcon Systems. The Falcon Entities have paid all copyright fees that are due and payable with respect to the operation of the Falcon Systems and have set aside adequate reserves on their books for the payment of all copyright fees that are not yet due and payable.

                  (g) Commitments. Except as described on Schedule 8.7, there are no unfulfilled material commitments for capital improvements that the Falcon Entities are obligated to make in connection with the Falcon Systems. Except as described on Schedule 8.7, no Falcon Entity has any obligations or liabilities to customers or other users of the Falcon Systems that are material to the business and operations of the Falcon Systems except: (1) with respect to deposits made by such customers or other users; (2) the obligation to supply services to customers in the ordinary course of business pursuant to Franchises; and (3) obligations with respect to leased access channels, public, educational, and governmental channels, and other similar obligations to other users of the Falcon Systems under Franchises and Legal Requirements. Except with respect to deposits for converters, encoders, decoders, and related equipment, and any other item that will be included in Current Liabilities of a Falcon Entity, no Falcon Entity has any obligation or liability for the refund of monies or for the provision of rebates to customers of the Falcon Systems. Except as set forth in Falcon's Franchises, no Falcon Entity has made any commitment to any Franchising Authority to maintain a local office in any location for the Falcon Systems. Except as described on Schedule 8.7, no Falcon Entity has made any commitment to any Franchising Authority to pay franchise fees to any such authority in excess of the amounts set forth in Falcon's Franchises.

         8.8  Financial Statements.

         FHGLP has delivered to TCI true and complete copies of the unaudited financial statements and unaudited balance sheets and statements of income for the Falcon Systems that are described on Schedule 8.8. Such financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Falcon Systems as at their respective dates and the results of operations for the periods then ended, except that the financial statements do not include footnotes or statements of retained earnings and changes in cash flow and financial position, and are subject to customary year-end adjustments.

         8.9  Personnel Matters.

         FHGLP has delivered to TCI true and complete copies of all Compensation Arrangements for all employees retained by any Falcon Entity with respect to the Falcon Systems and all Employee Plans providing benefits to current or former employees of the Falcon Systems, as well as employee handbooks, employment contracts, and summary plan descriptions of all written plans and arrangements encompassed by such Compensation Arrangements and Employee Plans, and with written descriptions of any such unwritten plans and arrangements. Except as described on Schedule 8.9, no Falcon Entity contributes or is required to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), with respect to current or former employees of the Falcon Systems, nor has any Falcon Entity withdrawn from any such "multiemployer plan." No reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any Employee Plan covering any individuals employed with respect to the Falcon Systems, and no non-exempt prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Plan. No Falcon Entity is a party to or subject to any collective bargaining agreements with respect to the Falcon Systems except as described on Schedule 8.9. Except as described on
Schedule 8.9, no labor union or other collective bargaining unit represents or, to the knowledge of each Falcon Entity, claims to represent any of the individuals employed with respect to the Falcon Systems. To the knowledge of each Falcon Entity, there is no union organizing campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any individuals employed with respect to the Falcon Systems.

         8.10  Environmental Laws.

         Except as disclosed on Schedule 8.10 hereto, (a) the operation of the Falcon Systems by the Falcon Entities and Falcon's Real Property comply in all material respects with all applicable Environmental Laws; and (b) no Falcon Entity has used any of Falcon's Real Property for, and has no knowledge that any of Falcon's Real Property has been used for, the manufacture, transportation, treatment, storage, or disposal of Hazardous Substances, except for any use of Hazardous Substances (in cleaning fluids, solvents, and other similar substances) that is customary in the construction, maintenance, and operation of the Falcon Systems and in amounts and under circumstances that would not reasonably be expected to give rise to liability for remediation. Except as described on Schedule 8.10 hereto, no surface impoundments or underground or aboveground storage tanks are located on or, to FHGLP's knowledge, have been located on Falcon's Real Property. FHGLP has delivered to TCI true and complete copies of all environmental reports and studies that any Falcon Entity has commissioned with respect to Falcon's Real Property. To the knowledge of each Falcon Entity, no Falcon Entity is the subject of (a) any "Superfund" evaluation or investigation or proceeding in connection with any of Falcon's Real Property, or (b) any investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with any of Falcon's Real Property.

         8.11  Claims and Legal Actions.

         Except as set forth on Schedule 8.11, there is no claim, legal action, arbitration, governmental investigation, or other legal, administrative, or tax proceeding, nor any order, decree, or judgment, in progress or pending, or, to the knowledge of any Falcon Entity, threatened, (a) against or relating to any Falcon Entity, its assets, or the Falcon Systems, that could materially and adversely affect the financial condition of the Falcon Systems, or (b) relating to FHGLP's performance of its obligations under this Agreement or its consummation of the transactions contemplated by this Agreement. To the knowledge of each Falcon Entity, there are no pending written complaints by customers or other users of the Falcon Systems that could materially and adversely affect the financial condition of the Falcon Systems. Other than requests for network nonduplication and syndicated exclusivity or as described on Schedule 8.11, no written requests have been received by any Falcon Entity during the preceding two years from the FCC, the United States Copyright Office, or any other Person challenging or questioning the right of the Falcon Entities to operate the Falcon Systems.

         8.12  Taxes and Tax Returns.

         All federal Tax Returns and all other material Tax Returns required to be filed with respect to the Falcon Entities, their assets, or the Falcon Systems have been filed with the appropriate Governmental Authorities in all jurisdictions, and all such Tax Returns properly reflect the liabilities for Taxes for the periods, property, or events covered thereby. All Taxes shown on such Tax Returns have been paid.

         8.13  Compliance with Laws.

         Except as set forth on Schedule 8.13, each Falcon Entity has complied with, and the business and operations of the Falcon Systems and the assets of the Falcon Systems are in compliance with, in all material respects, all applicable Legal Requirements, including the following:

                  (a) The Code, ERISA, and the National Labor Relations Act, as amended, or other Legal Requirements regarding employment conditions and practices (including withholding requirements from wages or salaries), prohibitions upon employment discrimination, and unfair labor practices;

                  (b) The Communications Act, including FCC filing requirements, notices to subscribers and FCC equal opportunity rules;

                  (c) The Cable Act, the FCC rules and regulations promulgated thereunder, and the must-carry and retransmission consent provisions thereof;

                  (d) Legal Requirements regarding cumulative leakage index testing, including the maintenance of appropriate records related thereto and the correction of any radiation leakage required to be corrected under rules and regulations of the FCC;

                  (e) Rules   and   regulations   of   the   Federal    Aviation
Administration; and

                  (f) The Copyright Act of 1976, as amended.

         8.14  Transactions with Affiliates.

         No Falcon Entity has any agreement, commitment, or pending transactions with any Affiliate of such Falcon Entity (other than another Falcon Entity) with respect to the business and operations of the Falcon Systems except as described on Schedule 8.14 and except for the Classic Purchase Agreement.

         8.15  Conduct of Business in Ordinary Course.

         From March 31, 1997 through the date of this Agreement, the Falcon Entities have conducted the business and operations of the Falcon Systems and maintained their assets only in the ordinary course and have not:

                  (a) Suffered any material adverse change in the business, assets, properties, or financial condition of the Falcon Systems, including any damage, destruction, or loss affecting any assets of the Falcon Systems, other than any material adverse change resulting from general economic conditions, governmental regulation, or other factors that would reasonably be expected to have had a comparable effect on the TCI Systems;

                  (b) Made any material increase in compensation payable or to become payable to any of the employees or independent contractors of the Falcon Systems, or any bonus payment made or promised to any employee or independent contractor of the Falcon Systems, or any material change in personnel policies, insurance benefits, or other compensation arrangements affecting the employees or independent contractors of the Falcon Systems; or

                  (c) Made any sale, assignment, lease, or other transfer of any properties used in the business and operations of the Falcon Systems other than in the normal and usual course of business with suitable replacements being obtained therefor.

         8.16  Brokers.

         Neither FHGLP, any Affiliate of FHGLP, nor any Person acting on behalf of FHGLP or any Affiliate of FHGLP has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         8.17  Ownership of Falcon Entities.

         FHGLP has delivered to TCI true and complete copies of the partnership agreements or other organizational documents of each of the Falcon Entities, and all amendments thereto, as in effect on the date of this Agreement. The agreements delivered to TCI pursuant to this Section 8.17 accurately describe the ownership interests of FHGLP and the FHGLP Partners in each Falcon Entity on the date of this Agreement.

         8.18  Enstar.

         FHGLP has no plan or intention of disposing of the interest in Enstar Communications Corp. to be transferred to FHGLP pursuant to Section 2.8(d).

                                   ARTICLE 9

                   OPERATIONS OF TCI SYSTEMS PRIOR TO CLOSING

         Between the date of this Agreement and the Closing, TCI agrees that, except as otherwise consented to in writing by FHGLP, the TCI Entities will comply with the following covenants:

         9.1 Generally.

         The TCI Entities will operate the TCI Systems in the ordinary course of business consistent with practices followed generally at comparable cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc. (except where such conduct would conflict with the following covenants or with the other obligations of TCI under this Agreement) and use commercially reasonable efforts to preserve the business of the TCI Systems and their present relationships with suppliers, customers, and others having business relations with it. The TCI Entities will make expenditures for marketing, promotion, and line extensions consistent with practices followed generally at comparable cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc.

         9.2  Compensation.

         The TCI Entities will not increase annual recurring compensation payable or to be payable to any person employed in connection with the TCI Systems, except in accordance with practices followed generally at comparable cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc., nor make any material changes to any Compensation Arrangements or Employee Plans that affect only employees of the TCI Systems.

         9.3  Contracts.

         The TCI Entities will use reasonable efforts to instruct all employees and other representatives of the TCI Entities with contracting authority not to
(a) modify or amend in any material respect any Assumed TCI Contract, (b) enter into any new Contract that will be binding on any Falcon Entity and impose material obligations on such Falcon Entity, or (c) renew or extend any Assumed TCI Contract if such Assumed TCI Contract would impose material liabilities during the term of its renewal or extension; provided, however, that the TCI Entities shall have no liability to FHGLP or NewFalcon as a result of any such modification, amendment, new Contract, renewal, or extension except as provided in Section 3.8(e). TCI will, prior to the Closing Date, deliver to FHGLP a list of all Contracts entered into between the date of this Agreement and the Closing Date of the type required to be listed on Schedule 7.4, together with copies of such Contracts.

         9.4  Disposition of Assets.

         The TCI Entities will not sell, assign, lease, or otherwise transfer or dispose of any assets used or held for use in the business or operations of the TCI Systems, except for assets consumed or disposed of in the ordinary course of business that are obsolete and no longer usable in the business or operations of the TCI Systems or are replaced by property of equivalent kind and value, and except for transfers from one TCI Entity to another TCI Entity to facilitate TCI's contribution of the TCI Assets to NewFalcon in accordance with this Agreement.

         9.5  Liens.

         The TCI Entities will not create, assume, or permit to exist any security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances and security interests, mortgages, liens, or similar encumbrances that will be removed prior to the Closing) upon any of the TCI Assets.

         9.6  Franchises.

         Except as expressly required by this Agreement, the TCI Entities will not do any act or fail to do any act that could reasonably be expected to result in the expiration, revocation, suspension, non-renewal, or materially adverse modification of any of TCI's Franchises, or fail to prosecute with due diligence any applications to any Governmental Authority in connection with the business or operations of the TCI Systems. The TCI Entities will timely file a valid request for renewal under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any of TCI's Franchises that will expire within 33 months after any date between the date of this Agreement and the Closing Date, and TCI will consult with FHGLP before undertaking any franchise renewal negotiations.

         9.7  No Inconsistent Action.

         The TCI Entities will not take any action that is inconsistent in any material respect with TCI's obligations under this Agreement or that would reasonably be expected to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

         9.8  No Shop.

         Neither TCI, any other TCI Entity, nor any Affiliate, agent, or representative of TCI or any other TCI Entity will directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for,
(b) participate in any discussions pertaining to, or (c) furnish any information to any Person other than FHGLP, NewFalcon, and the General Partner relating to, any direct or indirect acquisition or purchase of all or any significant portion of any cable television system included in the TCI Systems.

         9.9  Notification of Certain Matters.

         TCI will promptly notify FHGLP of any fact, event, circumstance, or action (a) that, if known on the date of this Agreement, would have been required to be disclosed to FHGLP pursuant to this Agreement, (b) the existence or occurrence of which would cause any representation or warranty of the TCI Entities in this Agreement not to be correct if made after such fact, event, circumstance, or action arose or occurred, or (c) of which any senior executive officer of TCI has actual knowledge that constitutes a material breach of any representation or warranty of FHGLP in this Agreement. Each TCI Entity will use commercially reasonable efforts to cure as quickly as practicable any condition the existence of which would cause any representation and warranty of the TCI Entities in this Agreement not to be true at and as of the Closing Date as though such representation and warranty were made at and as of such date, regardless of whether such representation and warranty was true when made on the date of this Agreement.

         9.10  Changes in Rates and Programming.

                  (a) Except as required by applicable Legal Requirements or in accordance with practices and procedures established and implemented for substantially all cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc., the TCI Entities will not (1) change the rates charged by any cable television system included in the TCI Systems for any class of service, (2) change any other customer charges or institute any new charges for customers of any cable television system included in the TCI Systems, or (3) except as required to accommodate the introduction of digital programming services, add or delete any programming services on any cable television system included in the TCI Systems or change the mix of programming included in any class of service on any cable television system included in the TCI Systems.

                  (b) The TCI Systems will take all necessary actions to implement any increases in the rates charged by the cable television systems included in the TCI Systems that are scheduled to be implemented after the date of this Agreement in accordance with practices and procedures established and implemented for substantially all cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc.

         9.11  Waivers.

         The TCI Entities will not waive any material right relating to the TCI Systems or the TCI Assets.

         9.12  Access to Information.

                  (a) The TCI Entities will allow NewFalcon, FHGLP, and their authorized representatives reasonable access, upon reasonable notice, at NewFalcon's expense, to the TCI Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the TCI Systems for the purpose of audit and inspection, and furnish or cause to be furnished to NewFalcon, FHGLP, and their authorized representatives all information with respect to the affairs and business of the TCI Systems that NewFalcon or FHGLP may reasonably request. Any such audit, investigation, or request for information shall be conducted in such a manner as not to interfere unreasonably with the TCI Systems. Neither the furnishing of such information to NewFalcon, FHGLP, or any of their representatives nor any investigation made by NewFalcon or FHGLP shall affect the right of NewFalcon and FHGLP to rely on any representation or warranty made by the TCI Entities in this Agreement, all of which shall survive any furnishing of information or any investigation.

                  (b) Without limiting the generality of the foregoing,  the TCI
Entities shall give FHGLP and its counsel, accountants, and other authorized representatives reasonable access to their financial records and their employees, counsel, accountants, and other representatives for the purpose of preparing and auditing at FHGLP's expense such financial statements as FHGLP determines, in its judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. TCI agrees that the TCI Entities will provide one or more audit representation letters as to the information made available to FHGLP in connection with any audit performed under this Section 9.12(b). The representation letters will be in such form and make all representations reasonably required by the accountants preparing such audit to enable them to issue an opinion acceptable to the Securities and Exchange Commission or other Governmental Authority for purposes of any registration statement or other governmental filing by FHGLP or any Affiliate of FHGLP that requires such audit. The TCI Entities will also request that their independent accountants provide any consents that are necessary for the inclusion of their opinion with respect to any audited financial statements prepared by them in any governmental filing by FHGLP; provided, however, that FHGLP shall pay any reasonable and customary fees charged by the TCI Entities' independent accountants for providing any such consent.

         9.13  Maintenance of Assets.

         The TCI Entities will maintain all of TCI's Personal Property or replacements therefor and all buildings or other improvements located on TCI's Real Property in good condition (ordinary wear and tear excepted), and use all of TCI's Personal Property and all buildings or other improvements located on TCI's Real Property in a reasonable manner. The TCI Entities will maintain inventories of converters, spare parts, expendable supplies, and other items that are customarily maintained in inventory by cable television systems at levels consistent with past practices (and, in any event, will have at least a 30-day supply of such items on the Closing Date).

         9.14  Maintenance of Personnel and Plant.

         The TCI Entities will maintain appropriate staff and management personnel for the TCI Systems consistent with past practices and fulfill installation requests in accordance with past practices.

         9.15  Insurance.

         The TCI Entities will maintain insurance policies covering the TCI Assets and the TCI Systems consistent with the TCI Entities' past practices.

         9.16  Financial Information.

         TCI will furnish to FHGLP within 45 days after the end of each month between the date hereof and the Closing Date, a statement of income and expense for the TCI Systems for the month just ended and such other financial information as FHGLP may reasonably request.

         9.17  Compliance with Laws.

         The TCI Entities will comply in all material respects with all Legal Requirements applicable to the operation of the TCI Systems and the ownership of the TCI Assets.

         9.18  Signal Carriage.

         The TCI Entities will coordinate with FHGLP the channel line-up and the Signals carried by the TCI Systems. If FHGLP determines that the carriage by the TCI Systems of any distant Signal would impose a material copyright liability on any Falcon Entity following the Closing with respect to its operation of the TCI Systems, then FHGLP may request that the TCI Entities remove such distant Signal and the TCI Entities will not unreasonably fail to comply with any such request.

                                   ARTICLE 10

                  OPERATIONS OF FALCON SYSTEMS PRIOR TO CLOSING

         Between the date of this Agreement and the Closing, FHGLP agrees that, except as otherwise consented to in writing by TCI, FHGLP and the Falcon Entities will comply with the following covenants:

         10.1 Generally.

         FHGLP and the Falcon Entities will operate the Falcon Systems in the ordinary course of business consistent with past practices (except where such conduct would conflict with the following covenants or with the other obligations of FHGLP under this Agreement and except that FHGLP and the Falcon Entities may begin to self-insure certain risks that, under their past practices, have been covered by insurance policies) and use commercially reasonable efforts to preserve the business of the Falcon Systems and their present relationships with suppliers, customers, and others having business relations with it.

         10.2  Mergers.

         Neither FHGLP nor any Falcon Entity will merge with or consolidate into any Person (except that, without the consent of TCI, any Falcon Entity may merge with another Falcon Entity).

         10.3  Disposition of Assets.

         Neither FHGLP nor any Falcon Entity will sell, assign, lease, or otherwise transfer or dispose of any assets used or held for use in the business or operations of the Falcon Systems, except for assets consumed or disposed of in the ordinary course of business that are obsolete and no longer usable in the business or operations of the Falcon Systems or are replaced by property of equivalent kind and value; provided, however, that the limitations of this
Section 10.3 shall not apply to (a) any transfer of assets from FHGLP to a Falcon Entity or from one Falcon Entity to another Falcon Entity, or (b) any pledging of assets by FHGLP or any Falcon Entity to secure any Indebtedness of FHGLP to be assumed by NewFalcon or another Falcon

Entity pursuant to this Agreement or to secure any Indebtedness of a Falcon Entity permitted by this Agreement.

         10.4  Acquisitions.

         Neither FHGLP nor any Falcon Entity will purchase or otherwise acquire any assets, business, equity interest in another Person, or other property except in the ordinary course of business; provided, however, that the limitations of this Section 10.4 shall not apply to (a) any acquisition of assets by one Falcon Entity from FHGLP or from another Falcon Entity, or (b) the acquisition of the Classic Systems.

         10.5  Indebtedness.

         Neither FHGLP nor any Falcon Entity will incur, create, or assume, any Indebtedness if, after giving effect to such Indebtedness, the Operating Cash Flow Ratio (as defined in the Amended and Restated Indenture, dated as of October 29, 1993, between FHGLP and United States Trust Company of New York, as trustee) would exceed 7.5:1.

         10.6  Franchises.

         Except as expressly required by this Agreement, the Falcon Entities will not do any act or fail to do any act that could reasonably be expected to result in the expiration, revocation, suspension, non-renewal, or materially adverse modification of any of Falcon's Franchises, or fail to prosecute with due diligence any applications to any Governmental Authority in connection with the business or operations of the Falcon Systems; provided, however, that the Falcon Entities may agree to materially adverse modifications to any of Falcon's Franchises in connection with the extension or renewal thereof. The Falcon Entities will timely file a valid request for renewal under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any of Falcon's Franchises that will expire within 33 months after any date between the date of this Agreement and the Closing Date.

         10.7  Equity Interests; Dissolution.

         Except as contemplated by Section 2.8(b) and except for any transaction that would not diminish FHGLP's interest as of the Closing in the assets and properties of the Falcon Entities, (a) no Falcon Entity will issue any equity interest or any option, warrant, or other debt or equity interest convertible into or evidencing the right to acquire (whether or not for additional consideration) any equity interest, (b) no Falcon Entity will purchase, redeem, retire, or otherwise acquire any of its equity interests, and (c) no Falcon Entity will liquidate or dissolve.

         10.8  No Inconsistent Action.

         Neither FHGLP nor any Falcon Entity will take any action that is inconsistent in any material respect with the obligations of FHGLP under this Agreement or that would reasonably be expected to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

         10.9  No Shop.

         Neither FHGLP, any Falcon Entity, nor any Affiliate, agent, or representative of FHGLP or any Falcon Entity will directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for,
(b) participate in any discussions pertaining to, or (c) furnish any information to any Person other than TCI and its Affiliates relating to, any direct or indirect acquisition or purchase of all or any significant portion of any cable television system included in the Falcon Systems.

         10.10  Notification of Certain Matters.

         FHGLP will promptly  notify TCI of any fact,  event,  circumstance,  or action (a) that, if known on the date of this Agreement, would have been required to be disclosed to TCI pursuant to this Agreement, (b) the existence or occurrence of which would cause any representation or warranty of FHGLP in this Agreement not to be correct if made after such fact, event, circumstance, or action arose or occurred, or (c) of which any senior executive officer of FHGLP has actual knowledge that constitutes a material breach of any representation or warranty of the TCI Entities in this Agreement. For purposes of the preceding sentence, the "senior executive officers" of FHGLP are its Chief Executive Officer, Chief Operating Officer, Executive Vice President and General Counsel, Chief Financial Officer, and Vice President-Finance and Corporate Development. Each Falcon Entity will use commercially reasonable efforts to cure as quickly as practicable any condition the existence of which would cause any representation and warranty of FHGLP in this Agreement not to be true at and as of the Closing Date as though such representation and warranty were made at and as of such date, regardless of whether such representation and warranty was true when made on the date of this Agreement.

         10.11  Access to Information.

         FHGLP and the Falcon Entities will allow TCI and its authorized representatives reasonable access, upon reasonable notice, at TCI's expense, to all properties, equipment, books, records, Contracts, and documents relating to the Falcon Systems for the purpose of audit and inspection, and furnish or cause to be furnished to TCI or its authorized representatives all information with respect to the affairs and business of the Falcon Systems that TCI may reasonably request. Any such audit, investigation, or request for information shall be conducted in such a manner as not to interfere unreasonably with the Falcon Systems. Neither the furnishing of such information to TCI or its representatives nor any investigation made by TCI shall affect TCI's right to rely on any representation or warranty made by FHGLP in this Agreement, all of which shall survive any furnishing of information or any investigation.

         10.12  Financial Information.

         FHGLP will furnish to TCI within 45 days after the end of each month between the date hereof and the Closing Date, a statement of income and expense for the Falcon Systems for the month just ended and such other financial information as TCI may reasonably request.

         10.13  Maintenance of Personnel and Plant.

         The Falcon Entities will maintain appropriate staff and management personnel for the Falcon Systems consistent with past practices and fulfill installation requests in accordance with past practices.

         10.14  Maintenance of Assets.

         The Falcon Entities will maintain all of Falcon's Personal Property or replacements therefor and all buildings or other improvements located on Falcon's Real Property in good condition (ordinary wear and tear excepted), and use all of Falcon's Personal Property and all buildings or other improvements located on Falcon's Real Property in a reasonable manner. The Falcon Entities will maintain inventories of converters, spare parts, expendable supplies, and other items that are customarily maintained in inventory by cable television systems at levels consistent with past practices (and, in any event, will have at least a 30-day supply of such items on the Closing Date).

         10.15  Compliance with Laws.

         The Falcon Entities will comply in all material respects with all Legal Requirements applicable to the operation of the Falcon Systems and the ownership of any assets used in the business or operations of the Falcon Systems.

                                   ARTICLE 11

                        SPECIAL COVENANTS AND AGREEMENTS

         11.1  Actions by Falcon Entities.

         Each statement in this Agreement to the effect that any Falcon Entity will take or refrain from taking any action constitutes a covenant by FHGLP that such Falcon Entity will take or refrain from taking such action.

         11.2  TCI Consents.

                  (a) The TCI Entities shall use their commercially reasonable efforts to obtain as expeditiously as possible all Consents required for the performance of their obligations under this Agreement and the documents contemplated hereby. No such Consent shall include any condition or qualification that would result in or constitute a material adverse change in the terms of the Franchise, License, or other Assumed TCI Contract that is the subject of the Consent, unless otherwise agreed to by FHGLP. Any instrument evidencing any Consent shall be in form and substance reasonably satisfactory to FHGLP.

                  (b) If requested by FHGLP, the TCI Entities will agree to any undertaking, condition, qualification, or amendment that any Franchising Authority proposes to impose in connection with its granting of any Consent so long as no obligations or liabilities with respect to such undertaking, condition, qualification, or amendment are required to be performed prior to the Closing and all obligations and liabilities with respect to such undertaking, condition, qualification, or amendment will be assumed by NewFalcon or another Falcon Entity at the Closing.

                  (c) The TCI Entities will submit an FCC Form 394 to each Franchising Authority that granted any of TCI's Franchises (excluding any Franchising Authority the Consent of which is not required to assign to any Falcon Entity the Franchise issued by such Franchising Authority) within fifteen days after the TCI Entities receive from FHGLP and the Falcon Entities all information regarding FHGLP or any Falcon Entity that is required to complete such FCC Form 394.

                  (d) Nothing in this Agreement shall require any TCI Entity to make any expenditure or payment of funds or the giving of any other consideration in order to obtain any Consent required for the performance of their obligations under this Agreement and the documents contemplated hereby, except for fees of attorneys for the TCI Entities, filing fees, and other reasonable fees or out-of-pocket costs (for example, application fees) imposed by any Franchising Authority, and any costs required to remedy any item of breach by any TCI Entity with the terms of any Franchise, License, or other Contract. The TCI Entities shall have the right to contest any claim made by any Franchising Authority or other Person concerning the occurrence of any such breach or the amount required to remedy any such breach that is found to occur, and neither FHGLP nor any Falcon Entity shall have the authority to enter into any agreement on behalf of any TCI Entity or otherwise commit any TCI Entity with respect to any such breach, except as provided in Section 11.2(b).

                  (e) The Falcon Entities will cooperate fully with TCI in obtaining any necessary Consents, but no Falcon Entity will be required (1) to make any payment to any Person or Franchising Authority from which such Consent is sought or (2) to accept any material adverse changes in, or the imposition of any material adverse condition to, any Franchise, License, or Assumed TCI Contract as a condition to obtaining any Consent. The Falcon Entities may participate with TCI in negotiations with Franchising Authorities and other third parties with respect to the Consents. The Falcon Entities will not, without the prior written consent of TCI, seek amendments or modifications to the Franchises or other Assumed TCI Contracts, except as provided in Section 11.2(b).

                  (f) FHGLP shall promptly furnish to any Franchising Authority or other third party any information regarding the Falcon Entities, including financial information concerning the Falcon Entities and other information relating to the cable and other operations of such Falcon Entities (other than information that FHGLP reasonably deems to be proprietary), that such Franchising Authority or other third party may reasonably require in connection with obtaining any Consent, and FHGLP shall promptly furnish to TCI a copy of any such information provided to such Franchising Authority or other third party. FHGLP and each TCI Entity shall ensure that its appropriate officers and employees shall be available to attend, as the Franchising Authority may reasonably request, any scheduled hearings or meetings in connection with obtaining such Consent.

         11.3  Falcon Consents.

         FHGLP and the Falcon Entities shall use their commercially reasonable efforts to obtain as expeditiously as possible all Consents required for the performance of their obligations under this Agreement and the documents contemplated hereby. Nothing in this Agreement shall require FHGLP or any Falcon Entity to make any expenditure or payment of funds or the giving of any other consideration in order to obtain any such Consent, except for fees of attorneys for the Falcon Entities, filing fees, and other reasonable fees or out-of-pocket costs (for example, application fees) imposed by any Franchising Authority, and any costs required to remedy any item of breach by FHGLP or any Falcon Entity with the terms of any Franchise, License, or other Contract. The Falcon Entities shall have the right to contest any claim made by any Franchising Authority or other Person concerning the occurrence of any such breach or the amount required to remedy any such breach that is found to occur, and no TCI Entity shall have the authority to enter into any agreement on behalf of FHGLP or any Falcon Entity or otherwise commit FHGLP or any Falcon Entity with respect to any such breach.

         11.4  Cooperation.

         The parties to this Agreement will cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and each party shall execute such other documents as may be reasonably necessary and desirable to the implementation and consummation of this Agreement, and otherwise shall use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder.

         11.5  Conversion of Billing Systems.

         The TCI Entities shall cooperate with FHGLP and NewFalcon, and provide such information and take such actions as FHGLP and NewFalcon shall reasonably request, prior to and following the Closing (subject to the following sentence), to permit the prompt conversion of the billing systems of the TCI Systems and the Falcon Systems, at NewFalcon's expense, to a common billing system selected by FHGLP. The obligations of the TCI Entities under this Section 11.5 shall terminate on the date that is four months after the Closing except to the extent that circumstances beyond the control of the Falcon Entities have delayed the conversion of the billing systems of the TCI Systems and the Falcon Systems beyond such date.

         11.6  Employee Matters.

                  (a) Except as set forth on Schedule 11.6, the Falcon Entities shall have the right to offer to employ or engage the services of any employee of the TCI Systems on terms and conditions of employment or engagement to be established by the Falcon Entities, consistent with the terms of this Section
11.6. FHGLP may, at such times as shall be arranged by it with TCI, meet with the employees of the TCI Systems prior to Closing and provide appropriate information to such employees regarding opportunities for employment by the Falcon Entities after the Closing.

                  (b) FHGLP will provide to TCI, within sixty days after the date of this Agreement, a notice identifying the employees of the TCI Systems to which the Falcon Entities do not intend to offer employment as of the Closing Date. The number of employees identified on FHGLP's notice pursuant to this
Section 11.6(b) will be determined by FHGLP substantially in accordance with the staffing plan that has been prepared by FHGLP and delivered to TCI. The TCI
Entities shall comply, as necessary, with the provisions of the Worker Adjustment and Retaining Notification Act, as amended (the "WARN Act"), as it relates to the transactions contemplated by this Agreement, including providing all affected employees and other necessary persons with any notice that may be required under the WARN Act. The TCI Entities shall indemnify and hold harmless the Falcon Entities from and against any liability or other loss arising from any noncompliance with the WARN Act except to the extent that such noncompliance results from either (1) FHGLP's failure to deliver to TCI the notice required by this Section 11.6(b) within sixty days after the date of this Agreement or (2) the occurrence of the Closing within sixty-five days after FHGLP's delivery of such notice.

                  (c) At the option of the TCI Entities, the TCI Entities may offer employment to the employees identified on FHGLP's notice pursuant to
Section 11.6(b) after the Effective Time or shall terminate such employees effective prior to the Effective Time. The TCI Entities shall retain all liabilities with respect to any employees terminated by TCI prior to the Effective Time.

                  (d) The Falcon Entities shall assume liabilities for accrued sick leave and accrued vacation time as of the Effective Time with respect to any employees of the TCI Entities who are employed by the Falcon Entities from and after the Closing (the "Hired Employees"), except that the Falcon Entities shall not assume any liability for accrued sick leave or accrued vacation time of any Hired Employee to the extent that the amount of accrued sick leave or accrued vacation time exceeds the amount of sick leave or vacation time such Hired Employee would have been entitled to accrue under the Falcon Entities' sick leave and vacation policies. Except as provided in the preceding sentence, the TCI Entities, with respect to their employees, and the Falcon Entities, with respect to their employees, shall be responsible for satisfying in full all amounts to which such employees are entitled under applicable Legal Requirements or employment policies of such employees' employer, including wages, salaries, severance pay, sick pay, accrued vacation, incentive compensation or bonus agreements, or other benefits or payments, to the extent relating to the period prior to the Effective Time. The TCI Entities shall pay to each Hired Employee, in cash, the amount of any liability for accrued vacation time that is not required to be assumed by the Falcon Entities pursuant to this Section 11.6(d).

                  (e) The Falcon Entities shall, from and after the Effective Time, provide employee benefit plans, programs and policies to the Hired Employees on the same basis as other similarly situated employees of the Falcon Entities. Hired Employees shall be given credit for all service with the TCI Entities, or with any prior owner or operator of a TCI System to the extent that such employee received such credit from the TCI Entities, under all employee benefit plans, programs, and policies of the Falcon Entities in which they become participants for purposes of eligibility and vesting, but not for the purposes of benefit accrual, and shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under employee benefit plans of the Falcon Entities applicable to the Falcon Entities' employees, including group health and disability plans, except to the extent any such Hired Employee was subject to such limitations under the employee benefit plans of the TCI Entities, and shall be given credit under group health plans applicable to the Falcon Entities' employees for any deductible previously met by such Hired Employee under the TCI Entities' group health plans. Notwithstanding the foregoing, the requirements of this Section 11.6(e) shall not apply to Hired Employees who are covered by a collective bargaining agreement.

                  (f) If any Falcon Entity discharges any Hired Employee within sixty days after the Closing (other than for cause or under any other circumstance that would not have required payment of severance benefits under the TCI Entities' severance plans), such Falcon Entity shall pay such discharged Hired Employee the severance benefits that would have been payable by TCI under the severance plans described on Schedule 7.10 if such discharge had occurred immediately prior to the Closing.

                  (g) The TCI Entities shall retain responsibility for offering and providing continuation coverage to any qualified beneficiary who is covered by a group health plan sponsored, maintained, or contributed to by any TCI Entity or any Affiliate of a TCI Entity and who has experienced a qualifying event or is receiving such continuation coverage on or prior to the Closing Date, regardless of whether such qualified beneficiary is offered group health plan coverage from any Falcon Entity. In the preceding sentence, "continuation coverage," "qualified beneficiary," "qualifying event," and "group health plan" have the meanings given such terms

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under Section 4980B of the Code and COBRA.  The TCI Entities shall indemnify and hold harmless the Falcon Entities from and against any liability or other loss arising from any obligation for which the TCI Entities retain responsibility under this Section 11.6(g).

                  (h) Nothing in this Section 11.6 or in any other provision of this Agreement is intended to confer upon any employee or such employee's legal representative or heirs any rights as a third-party beneficiary or otherwise or any remedies of any kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including any rights of employment or continued employment.

         11.7  Title Insurance and Surveys.

                  (a) Title Insurance on Owned Property. With respect to each fee estate included in TCI's Real Property Interests, TCI will obtain and deliver to FHGLP (1) as soon as practicable after the date of this Agreement, a title commitment disclosing the condition of title to such fee estate and all easements, rights of way, and restrictions of record with respect thereto, as of a date not earlier than the date of this Agreement, accompanied by copies of all instruments evidencing the scope and extent of all such easements, rights of way, and restrictions of record, and (2) at or prior to Closing, an ALTA Owner's Policy of Title Insurance on a form customarily used in the state in which the property is located, issued by a title insurer satisfactory to FHGLP, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by FHGLP), insuring title to such property to be in the name of NewFalcon (or its designee), subject only to Permitted Encumbrances.

                  (b) General Requirements as to Title Insurance Policies. Each title insurance policy obtained and delivered to FHGLP pursuant to this Agreement shall, except to the extent that title insurers in the state in which the applicable property is located are not lawfully permitted to issue such policies, (1) insure title to the property described in the policy and all recorded easements benefitting such property, (2) contain an "extended coverage endorsement" or similar modification insuring over or otherwise eliminating the general exceptions customarily contained in title policies, (3) contain an endorsement insuring that the property described in the policy is the same real estate shown in any survey delivered with respect to such property, (4) contain a "contiguity" endorsement with respect to any property consisting of more than one record parcel, and (5) if a survey is required to be obtained pursuant to
Section 11.7(c), not be subject to any survey exception or any defect or encroachment disclosed by a survey delivered with respect to the property.

                  (c) Surveys. With respect to any fee estate included in TCI's Real Property Interests, if FHGLP so requests, TCI will obtain and deliver to FHGLP as soon as practicable after the date of this Agreement a current survey of the relevant parcel, prepared and certified to FHGLP and to the title insurer of such Real Property Interest by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and

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other  matters   customarily   shown  on  such  surveys,   and  showing   access
affirmatively to public streets and roads.

                  (d) Associated Fees and Costs. TCI shall be responsible for the costs associated with obtaining the title commitments described above, and NewFalcon shall be responsible for the costs associated with obtaining the title insurance policies described above. FHGLP shall be responsible for the costs associated with obtaining the surveys described above, and, if the Closing occurs, NewFalcon shall reimburse FHGLP for such costs immediately following the Closing.

         11.8  Access to Information After Closing.

         TCI agrees that, following the Closing, each TCI Entity will, upon reasonable notice (a) allow NewFalcon, FHGLP, and their authorized representatives reasonable access, at NewFalcon's expense, to the TCI Entities' books and records, for the purpose of audit, inspection, or investigation relating to the business, tax, and financial affairs of the Falcon Entities as well as to any third-party claims made against any Falcon Entity, relating to or arising from the acquisition, ownership, or conduct of the operations of the TCI Systems prior to Closing, and (b) furnish or cause to be furnished to NewFalcon, FHGLP, or their authorized representatives all information with respect to the TCI Systems as NewFalcon or FHGLP may reasonably request. Any such audit, investigation, or request for information shall be conducted in such a manner as not to interfere unreasonably with TCI's business.

         11.9  Signal Sharing Agreement.

         At the Closing, NewFalcon or another Falcon Entity designated by NewFalcon and TCI Cablevision of California, Inc. shall enter into a signal sharing agreement, in form and substance reasonably satisfactory to FHGLP and TCI, pursuant to which TCI Cablevision of California, Inc. will provide signals to the cable television system servicing Calabasas, California (the "Signal Sharing Agreement").

         11.10  Deferred Contributions.

         If on the date specified for the Closing pursuant to Section 13.1(a), any Franchise Area is not a Transferable Franchise Area, then, notwithstanding any other provision of this Agreement, the following provisions shall apply:

                  (a) At the Closing, TCI shall contribute to NewFalcon, only those TCI Assets that do not relate solely to a Franchise Area that is not a Transferable Franchise Area (including any TCI Assets, such as head-ends and business offices and the Real Property Interests and equipment related thereto, that may relate both to Transferable Franchise Areas and Franchise Areas that are not Transferable Franchise Areas). The TCI Assets that are not contributed to NewFalcon at the Closing in accordance with the preceding sentence are referred to in this Section 11.10 as the "Retained TCI Assets." From and after the Closing, TCI or another TCI

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Entity  shall  retain the  Retained  TCI Assets,  and TCI shall  contribute  the
Retained TCI Assets to NewFalcon in accordance with the terms of this Section 11.10.

                  (b) At the Closing:

                           (1)  All  conveyancing  documents,  certificates, and
other documents contemplated by this Agreement to be delivered at the Closing shall be in the form and substance provided for in this Agreement with such modifications as are necessary or appropriate to reflect the provisions of this
Section 11.10 and to relate only to the TCI Assets being contributed to NewFalcon at the Closing.

                           (2) Each TCI Entity that owns any Retained TCI Assets
and a Falcon Entity designated by FHGLP shall enter into a management agreement (each, a "Management Agreement"), in form and substance reasonably satisfactory to FHGLP and TCI, which will provide that the Falcon Entity will manage the Retained TCI Assets for TCI's benefit and will be entitled to receive and retain all revenues, and will be responsible for all costs and expenses, attributable to the operations of such Retained TCI Assets after the Closing.

                  (c) After the Closing, the TCI Entities and the Falcon Entities shall continue to undertake, in accordance with this Agreement, to obtain any Consent necessary to cause any Franchise Area that was not a Transferable Franchise Area on the Closing Date to become a Transferable Franchise Area, and the agreements and obligations of the TCI Entities and the Falcon Entities under Section 11.2 shall be fully applicable in seeking such Consents after the Closing. TCI shall give FHGLP written notice of the receipt of any Consent necessary to cause any Franchise Area that was not a Transferable Franchise Area on the Closing Date to become a Transferable Franchise Area. As soon as practicable after any Franchise Area that was not a Transferable Franchise Area on the Closing Date becomes a Transferable Franchise Area, on a date to be specified by FHGLP, a closing shall be held at which TCI shall contribute to NewFalcon those Retained TCI Assets relating to such Franchise Area and NewFalcon and TCI shall execute and deliver conveyancing documents, certificates, and other documents corresponding to those delivered at the Closing with such modifications as are necessary or appropriate to reflect the provisions of this Section 11.10 (including NewFalcon's management of the Retained TCI Assets) and to relate only to the Retained TCI Assets being contributed to NewFalcon at such closing. Upon such closing, the applicable Management Agreement will be terminated insofar as it relates to the Retained TCI Assets transferred at such closing. The value of such Retained TCI Assets is reflected in the net fair market value of the TCI Assets as calculated in accordance with this Agreement, and any such contribution by TCI shall not increase the amount of capital contributions made by TCI for purposes of the NewFalcon Agreement.

                  (d) If the Falcon Entities are legally prevented from obtaining through a Management Agreement all benefits arising from the operation of any Retained TCI Assets, then TCI shall contribute to NewFalcon, within twenty days after the end of each calendar month ending after the Closing, an amount in cash equal to the net income (or loss) of the TCI Entities

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



from the operation of such Retained TCI Assets (exclusive of any extraordinary gain or loss) for the period from the later of the Closing Date or the first day of such calendar month through the earlier of the last day of such calendar month or the date on which such Retained TCI Assets are contributed to NewFalcon, plus the sum of depreciation, amortization, income tax expense (other than income tax expense (either positive or negative) attributable to extraordinary or nonrecurring gains or losses or sales of assets), interest expense, and other non-cash charges, in each case to the extent deducted in determining such net income, minus all non-cash items increasing such net income for such period, and minus capital expenditures relating to such Retained TCI Assets, all as determined on a consolidated basis in accordance with GAAP consistently applied. The right to receive such net income, as adjusted, is reflected in the net fair market value of the TCI Assets as calculated in accordance with this Agreement, and any such contribution by TCI shall not increase the amount of capital contributions made by TCI for purposes of the NewFalcon Agreement.

                  (e) If the Falcon Entities are legally prevented for a period of three months from obtaining through a Management Agreement all benefits arising from the operation of any Retained TCI Assets, then TCI shall undertake to sell such Retained TCI Assets as soon as practicable for cash on commercially reasonable terms. Upon the consummation of any sale of Retained TCI Assets, TCI shall contribute to NewFalcon an amount in cash equal to the net pre-tax proceeds of such sale together with any net income (calculated as provided in
Section 11.10(d)) of the TCI Entities from the operation of such Retained TCI Assets for the period from the Closing Date through the consummation of the sale of such Retained TCI Assets, other than any net income previously contributed to NewFalcon pursuant to Section 11.10(d). The right to receive such net sale proceeds and net income in lieu of the Retained TCI Assets, under the circumstances described in this Section 11.10(e), is reflected in the net fair market value of the TCI Assets as calculated in accordance with this Agreement, and neither such contribution by TCI nor TCI's failure to contribute the Retained TCI Assets shall increase or decrease the amount of capital contributions made by TCI for purposes of the NewFalcon Agreement.

                  (f) If any Retained TCI Assets have not been contributed to NewFalcon or sold pursuant to Section 11.10(e) prior to the dissolution of NewFalcon pursuant to Article 13 of the NewFalcon Agreement, then, upon the dissolution of NewFalcon, the Liquidator (as defined in the NewFalcon Agreement) shall have the authority to sell such Retained TCI Assets on behalf of the owner thereof in connection with the liquidation of NewFalcon in accordance with the liquidation procedures in Article 13 of the NewFalcon Agreement. Upon the consummation of any such sale of the Retained TCI Assets, TCI shall contribute to NewFalcon an amount in cash equal to the net pre-tax proceeds of such sale together with any net income (calculated as provided in Section 11.10(d)) of the TCI Entities from the operation of such Retained TCI Assets for the period from the Closing Date through the consummation of the sale of such Retained TCI Assets, other than any net income previously contributed to NewFalcon pursuant to Section 11.10(d), and NewFalcon shall treat such amount as if it were proceeds from the liquidating sale of assets of NewFalcon. The right to receive such net sale proceeds and net income in lieu of the Retained TCI Assets, under the circumstances described in this Section 11.10(f), is reflected in the net fair market value of the TCI Assets as calculated in accordance with this Agreement, and neither such contribution by TCI nor TCI's failure to contribute the Retained TCI Assets shall increase or decrease the amount of capital contributions made by TCI for purposes of the NewFalcon Agreement.

         11.11  Confidentiality.

                  (a) Except as and to the extent required by law or as provided in Section 11.11(c), each party will keep confidential any information obtained from any other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the disclosing party or destroy all information obtained by such party from any other party in connection with the transactions contemplated by this Agreement. The obligations of the parties under this Section 11.11(a) will survive the termination of this Agreement.

                  (b) Except as provided in Section 11.11(c), no party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without, in the case of any press release or other public announcement by FHGLP or NewFalcon, the prior written consent of TCI, which shall not be withheld unreasonably, and, in the case of any press release or other public announcement by any other party, the prior written consent of FHGLP, which shall not be withheld unreasonably.

                  (c) Nothing contained in this Agreement shall prevent any party from making any filings with Governmental Authorities, including in connection with any securities filings with any Governmental Authorities or exchanges that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         11.12  Bulk Sales Law.

         NewFalcon waives compliance by TCI with Article 6 of the Uniform Commercial Code (regarding bulk sales) as in effect in the states in which the TCI Assets are located and the business of the TCI Systems is conducted, and TCI shall be liable for, and hold each Falcon Entity harmless with respect to, any loss or expense relating to any claims made by creditors with respect to non-compliance with any such bulk sales law.

         11.13  Rate Proceedings.

                  (a) Prior to Closing, the TCI Entities will diligently pursue any proceedings currently pending or instituted prior to Closing (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the TCI Systems can charge (whether for programming, equipment, installation, service, or otherwise), and shall make available to FHGLP upon request copies of any documents, correspondence, or notices sent by or received by any TCI Entity in connection with any such rate proceedings. Without the prior consent of FHGLP, except in connection with any settlement with the FCC affecting rates charged for substantially all cable television systems wholly owned, directly or indirectly, by TCI Communications, Inc. that are then subject to a valid rate complaint that has been filed with the FCC, TCI shall not settle any such rate proceeding prior to Closing if (1) any Falcon Entity would bear any liability under such settlement that would not constitute a Current Liability of the TCI Systems for purposes of Section 3.2, or (2) such settlement would adversely affect the rates that could be charged by any Falcon Entity after the Closing.

                  (b) If any such rate proceeding remains pending following the Closing or is instituted following the Closing, (1) NewFalcon shall assume control of such rate proceeding at its own expense, (2) TCI shall have the right to participate, at its own expense, in such rate proceeding, to the extent it relates to periods prior to the Closing, and (3) the TCI Entities shall cooperate with NewFalcon in its control of any such rate proceeding and shall promptly deliver to NewFalcon all information reasonably requested by FHGLP in connection with such rate proceeding. NewFalcon shall have the right in its discretion to settle any such rate proceeding, except that NewFalcon will not settle any such rate proceeding without TCI's consent, which shall not be unreasonably withheld, if TCI would have liability thereunder with respect to periods prior to the Closing.

         11.14  Further Assurances.

         After the Closing, the TCI Entities shall take such actions, and execute and deliver to NewFalcon or another Falcon Entity designated by NewFalcon such further deeds, bills of sale, assignments, or other transfer documents as, in the opinion of counsel for FHGLP, may be reasonably necessary to ensure the full and effective transfer of the TCI Assets to NewFalcon or such other Falcon Entity pursuant to this Agreement.

         11.15  Modifications to Amended FHGLP Agreement.

         The General Partner, with the consent of TCI but without the consent of any other FHGLP Partner, may elect to cause the Amended FHGLP Agreement to be modified prior to Closing to incorporate the terms of any amendment that the General Partner could make to the Amended FHGLP Agreement after the Closing without the consent or approval of any other FHGLP Partner, pursuant to the terms of the Amended FHGLP Agreement.

         11.16 Amended Partnership Agreements, Other Agreements, and Termination of Agreements.

                  (a) Prior to the Closing, the Agreement of Limited Partnership of Falcon Video shall be amended to provide that, upon the issuance to Leeway & Co. and Mezzanine Lending Associates III, L.P. of partnership interests in satisfaction of all obligations of Falcon Video with respect to the Mezzanine Notes, as contemplated by Section 2.8(b), the book values of the assets of Falcon Video shall be adjusted to equal their respective gross fair market values and the amount of any increase in the book values of the assets of Falcon Video shall be

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allocated to the capital  accounts of the  partners of Falcon Video  pursuant to
Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

                  (b)      Immediately after or concurrently with the Closing,

                           (1)  the Falcon Cable Trust and NewFalcon shall enter
into an Amended and Restated Agreement of Limited Partnership of Video Investors, the terms of which shall (1) reflect the assignment of all partnership interests in Video Investors (other than the partnership interest retained by the Falcon Cable Trust) to NewFalcon and the concurrent substitution of NewFalcon for the prior holders of such partnership interests as a partner in Video Investors, effective as of the Closing, (2) provide for an adjustment to the relative percentage interests of NewFalcon and the Falcon Cable Trust to reflect any contribution to Video Investors by NewFalcon of assets, including any assets that are contributed to NewFalcon pursuant to this Agreement, so long as (A) such percentages are adjusted on the basis of the relative value of the partners' interests in Video Investors immediately prior to such contribution and the value of the contributions being made to Video Investors, and (B) in the case of any contribution immediately following the Closing of assets that are contributed to NewFalcon pursuant to this Agreement, such values are determined in the manner provided in Article 3, and (3) otherwise substantially conform with the partnership agreements of other Falcon Entities in which NewFalcon holds an interest as of the Closing;

                           (2)  Video  Investors  and NewFalcon shall enter into
an Amended and Restated Agreement of Limited Partnership of Falcon Video, the terms of which shall (1) reflect the assignment of all partnership interests in Falcon Video (other than the partnership interest retained by Video Investors) to NewFalcon and the concurrent substitution of NewFalcon for the prior holders of such partnership interests as a partner in Falcon Video, effective as of the Closing, (2) provide for an adjustment to the relative percentage interests of NewFalcon and Video Investors to reflect any contribution to Falcon Video by
NewFalcon  or  Video  Investors  of  assets,   including  any  assets  that  are
contributed to NewFalcon pursuant to this Agreement, so long as (A) such percentages are adjusted on the basis of the relative value of the partners' interests in Falcon Video immediately prior to such contribution and the value of the contributions being made to Falcon Video, and (B) in the case of any contribution immediately following the Closing of assets that are contributed to NewFalcon pursuant to this Agreement, such values are determined in the manner provided in Article 3, and (3) otherwise substantially conform with the partnership agreements of other Falcon Entities in which NewFalcon holds an interest as of the Closing;

                           (3)  the  partnership  agreement  of any other Falcon
Entity may be amended (1) to reflect the assignment of FHGLP's partnership interest in such Falcon Entity to NewFalcon and the concurrent substitution of NewFalcon for FHGLP as a partner in such Falcon Entity, effective as of the Closing, and (2) to adjust the relative percentage interests of the partners in such Falcon Entity to reflect the contribution to such Falcon Entity by NewFalcon or any other Falcon Entity of assets, including any assets that are contributed to NewFalcon pursuant to this Agreement, so long as (A) such percentages are adjusted on the basis of the relative value of the partners' interests in such Falcon Entity immediately prior to such contribution and the value of the contributions being made to such Falcon Entity, and (B) in the case of any contribution immediately following the Closing of assets that are contributed to NewFalcon pursuant to this Agreement, such values are determined in the manner provided in Article 3;

                           (4)  the  agreements  listed below will be terminated
without any further obligation or liability of any party thereunder:

                                    (A) Second Amended and Restated Side by Side
Agreement among the General Partner, the Falcon Cable Trust, Marc Nathanson, and Hellman & Friedman Capital Partners II, L.P., dated December 31, 1991, as amended.

                                    (B) Agreement     (regarding      management
compensation), dated March 29, 1993, among FHGLP and the partners of FHGLP.

                                    (C) Management Rights Agreement, dated March
29, 1993, between FHGLP and Hellman & Friedman Capital Partners, a California Limited Partnership.

                                    (D) Management  Rights Agreement Dated March
29, 1993, between FHGLP and Hellman & Friedman Capital Partners II, L.P.

                                    (E)   letter   agreement   regarding   other
businesses and investment opportunities, dated March 29, 1993, between Hellman & Friedman Capital Partners II, L.P. and the General Partner.

                                    (F)  letter   agreement   with   respect  to
tag-along rights, dated as of December 28, 1995, among Marc B. Nathanson, the Nathanson Entities (as defined therein), and certain other parties.

                                    (G) Co-Sale Agreement, dated as of March 29,
1993, among the General Partner, Hellman & Friedman Capital Partners, A California Limited Partnership, Hellman & Friedman Capital Partners II, L.P., Leeway & Co., MLC Investors, L.P., and DIS Investments, Inc.

         11.17  Consent and Agreement of FHGLP Partners.

         Each FHGLP Partner consents to the execution, delivery, and performance of this Agreement by FHGLP and each other FHGLP Partner and to the taking by FHGLP, each Falcon Entity, and each FHGLP Partner of all actions contemplated by this Agreement to be taken by such Person. Each FHGLP Partner agrees that any action that may be taken by FHGLP under this Agreement (including the making of any election, the waiver of any obligation on the part of any other party, or the exercise of any other right) may be taken by the General Partner, acting on behalf of FHGLP, in the General Partner's sole discretion. Each FHGLP Partner

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



acknowledges and agrees that the Partnership Option Agreement, dated as of July 15, 1996, between FHGLP and Falcon Cable Trust, and the Partnership Option
Agreement, dated as of July 15, 1996, between FHGLP and Advance TV of California, Inc., will remain in full force and effect following the Closing. Subject to the terms and conditions of this Agreement, each FHGLP Partner agrees to execute and deliver at the Closing the Amended FHGLP Agreement and otherwise to consummate the transactions contemplated by this Agreement in accordance with its terms, as it may be amended pursuant to Section 15.5.

         11.18  HSR Act.

         Each party to this Agreement has determined that neither such party nor its ultimate parent entity (within the meaning of the HSR Act) is required to make any filings with the Department of Justice or the Federal Trade Commission under the HSR Act in connection with the transactions contemplated by this Agreement. Each party to this Agreement agrees that (a) if FHGLP or TCI subsequently determines that any filing under the HSR Act is required in connection with the transactions contemplated by this Agreement, such party and its Affiliates will cooperate with FHGLP and TCI in causing such filing to be made as expeditiously as practicable, (b) such party and its Affiliates will promptly file, after any request by the Department of Justice or the Federal Trade Commission and after appropriate negotiation with the Department of Justice or the Federal Trade Commission of the scope of such request, any information or documents so requested, and (c) such party will furnish FHGLP and TCI with any correspondence from or to, and notify FHGLP and TCI of any other communications with, the Department of Justice or the Federal Trade Commission that relates to the transactions contemplated by this Agreement.

         11.19  Ellensburg, Washington.

                  (a) The TCI Systems shall not include the Ellensburg System if an Ellensburg Exclusion Event shall have occurred on or before the closing under the Ellensburg Purchase Agreement.

                           (1)  Subject  to  Section 11.19(a)(2), an "Ellensburg
Exclusion Event" means any of the following events:

                                    (A) the  Ellensburg Purchase Agreement shall
have been terminated or shall have otherwise ceased to be in full force and effect in accordance with its terms, without the acquisition of the assets of the Ellensburg System by any TCI Entity (regardless of whether such termination occurs before or after the Closing);

                                    (B) the Ellensburg  Purchase Agreement shall
have been amended or modified in any manner that adversely affects the Ellensburg System in any material respect without the written consent of FHGLP; or

                                    (C) any TCI Entity  shall have waived in any
material respect any of its rights or any of King Videocable Company's obligations under the Ellensburg Purchase Agreement without the written consent of FHGLP; or

                                    (D) the TCI  Entities  shall have  failed to
comply in all material respects with the terms of the Ellensburg Purchase Agreement or shall have failed to use commercially reasonable efforts to enforce their rights under the Ellensburg Purchase Agreement.

                           (2)  An  event described in Section 11.19(a)(1) shall
not constitute an Ellensburg Exclusion Event if, at any time prior to the Closing, FHGLP shall have agreed in writing that such event shall not constitute an Ellensburg Exclusion Event.

                  (b) If none of the Ellensburg Exclusion Events occurs prior to the closing under the Ellensburg Purchase Agreement, then the Ellensburg System shall be included in the TCI Systems for purposes of this Agreement (subject to Section 7.19) effective as of the date on which the closing under the Ellensburg Agreement occurs.

                  (c) If any of the Ellensburg Exclusion Events occurs prior to the Closing, then (1) the net fair market value of the TCI Assets contributed to NewFalcon pursuant to Section 2.2(a)(1) shall be reduced by $8,189,630, and (2) TCI may elect, by written notice delivered to FHGLP prior to the Closing, to contribute to NewFalcon at the Closing cash in the amount of $8,189,630.

                  (d) If the closing under the Ellensburg Purchase Agreement shall have occurred prior to the Closing and the Ellensburg System is included in the TCI Systems, then TCI shall contribute the assets of the Ellensburg System to NewFalcon at the Closing in accordance with Section 2.2(a)(1).

                  (e) If none of the Ellensburg Exclusion Events shall have occurred prior to the Closing and the closing under the Ellensburg Purchase Agreement shall not have occurred prior to the Closing, then:

                           (1)  If any of the Ellensburg Exclusion Events occurs
following the Closing and prior to the closing under the Ellensburg Purchase Agreement, then TCI shall contribute to NewFalcon cash in the amount of $8,189,630 and shall pay to NewFalcon interest on such amount at a rate of 9.0%, compounded quarterly, from the Closing Date through the date on which such contribution is made. TCI shall make any capital contribution and interest payment required by this Section 11.19(e)(1) on or before the fifth Business Day after the occurrence of the Ellensburg Exclusion Event.

                           (2) If none of the Ellensburg Exclusion Events occurs
following the Closing and prior to the closing under the Ellensburg Purchase Agreement, then:

                                    (A) TCI  shall  contribute the assets of the
Ellensburg  System  to  NewFalcon   concurrently  with  the  closing  under  the
Ellensburg Purchase Agreement, and

                                    (B) concurrently  with  the  contribution of
the assets of the Ellensburg System to NewFalcon, TCI shall pay to NewFalcon interest at a rate of 9.0%, compounded quarterly, from the Closing Date through the date on which the assets of the Ellensburg System are contributed to NewFalcon, on the amount of $8,189,630.

                  (f) Interest paid or payable pursuant to Section 11.19(e)(1) or Section 11.19(e)(2)(B) shall not, for purposes of the NewFalcon Agreement, be deemed to be a Capital Contribution (as defined in the NewFalcon Agreement).

                  (g) Prior to the occurrence of any Ellensburg Exclusion Event, the TCI Entities shall (1) as soon as practicable after the time of receipt or delivery by any TCI Entity, deliver to FHGLP copies of all notices and other documents received or delivered by any TCI Entity under the Ellensburg Purchase Agreement, and (2) notify FHGLP promptly upon learning of any material breach or default under the Ellensburg Purchase Agreement, and (3) notify FHGLP promptly of any amendment or modification to the Ellensburg Purchase Agreement or any waiver by any TCI Entity of any of its rights or any of King Videocable Company's obligations under the Ellensburg Purchase Agreement. The TCI Entities represent and warrant to FHGLP and NewFalcon that, as of the date of this Agreement, they are not aware of any material breach or default under the Ellensburg Purchase Agreement. The TCI Entities shall have no liability to FHGLP or NewFalcon as a result of any delay in delivering to FHGLP any notice or document pursuant to this Section 11.19(g) so long as the TCI Entities deliver to FHGLP each notice and other document required to be delivered pursuant to this Section 11.19(g) prior to the contribution of the assets of the Ellensburg System to NewFalcon.

                  (h) If the Ellensburg System is included in the TCI Systems, then, upon the contribution of the assets of the Ellensburg System to NewFalcon:

                           (1)  FHGLP shall cause NewFalcon or one or more other
Falcon Entities to assume and undertake to pay, discharge, and perform all obligations and liabilities with respect to the operations of the Ellensburg System that are required to be assumed by TCI Cablevision of Vermont, Inc. pursuant to the Ellensburg Purchase Agreement (but no Falcon Entity shall assume or otherwise be liable for any other obligations or liabilities of TCI Cablevision of Vermont, Inc. to King Videocable Company under the Ellensburg Purchase Agreement or any obligation or liability arising from any breach of the Ellensburg Purchase Agreement by any TCI Entity);

                           (2)  the  TCI Entities shall assign to NewFalcon or a
Falcon Entity designated by NewFalcon all of their respective rights and benefits under the Ellensburg Purchase Agreement; and

                           (3)  the  TCI   Entities   shall   use   commercially
reasonable efforts to afford NewFalcon or a Falcon Entity designated by NewFalcon with all rights and benefits obtained or that may be obtained by the TCI Entities under the Ellensburg Purchase Agreement (including rights to indemnification but excluding any benefits arising from any reduction in the purchase price to be paid under the Ellensburg Purchase Agreement or any payment paid or payable by King Videocable Company under the Ellensburg Purchase Agreement other than pursuant to an indemnification claim) to the same extent as if all representations, warranties, and covenants of King Videocable Company in the Ellensburg Purchase Agreement were made for the benefit of NewFalcon.

                  (i) The occurrence of any Ellensburg Exclusion Event (including an Ellensburg Exclusion Event described in Section 11.19(a)(1)(D)) shall not constitute a breach by any TCI Entity of any of its obligations under this Agreement, and no TCI Entity shall have any obligation or liability to FHGLP or any Falcon Entity as a result of the occurrence of any Ellensburg Exclusion Event except as expressly provided in this Section 11.19.

         11.20  Transition Services.

         The TCI Entities will use commercially reasonable efforts to continue to provide customer service from its regional call centers, nationwide addressability services, and billing and scheduling functions for advertising sales for the TCI Systems on a transition basis after the Closing. NewFalcon will reimburse the TCI Entities for their direct costs incurred in providing such transition services to the TCI Systems. The obligations of the TCI Entities under this Section 11.20 shall terminate on the date that is four months after the Closing except to the extent that circumstances beyond the control of the Falcon Entities have impaired the ability of the Falcon Entities to provide to the TCI Systems any of the services to be provided by the TCI Entities under this Section 11.20.

         11.21  Enstar.

         FHGLP will not, within two years after the Closing, distribute to any of its partners with respect to their partnership interests in FHGLP any of the interest in Enstar Communications Corp. to be transferred to FHGLP pursuant to
Section 2.8(d).

         11.22  Tag-Along Rights.

         The General Partner agrees that, at the Closing, Marc B. Nathanson and the Nathanson Entities (as defined in such agreement) will execute and deliver to each of the other parties named in such agreement, a letter agreement with respect to tag-along rights substantially in the form attached to this Agreement as Exhibit B.

                                   ARTICLE 12

                               CLOSING CONDITIONS

         12.1 Conditions to Obligations of NewFalcon and FHGLP.

         All obligations of NewFalcon and FHGLP at the Closing are subject, at FHGLP's option, to the fulfillment prior to and at the Closing Date of each of the following conditions (any one or more of which may be waived by FHGLP, in its discretion):

                  (a) All representations and warranties of the TCI Entities in this Agreement shall be true in all material respects at and as of the Closing Date as though made at and as of such date.

                  (b) The TCI Entities shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by the TCI Entities prior to or on the Closing Date.

                  (c) Each of the Required Consents shall have been duly obtained and delivered to FHGLP without any condition or qualification that would result in or constitute a material adverse change in the terms of the License or Assumed TCI Contract that is the subject of the Required Consent.

                  (d) The aggregate number of customers in those Franchise Areas that are Transferable Franchise Areas shall be at least ninety percent of the aggregate number of customers in all Franchise Areas. For purposes of this
Agreement:

                           (1)  A  "Franchise Area"  means any of the geographic
areas in which a TCI Entity is authorized to provide cable television service pursuant to a municipal, county, or state Franchise or provides cable television service in any geographic area in which a municipal, county, or state Franchise is not required pursuant to applicable law;

                           (2)  The  number  of  customers  in  a Franchise Area
shall be the number of customers set forth next to the name of such Franchise Area on Schedule 7.7 (regardless of the actual number of customers in such Franchise Area on the Closing Date); and

                           (3)  A   "Transferable   Franchise  Area"  means  any
Franchise Area with respect to which (A) any Consent necessary for the assignment of any municipal, county, or state Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained without any condition or qualification that would result in or constitute a material adverse change in the terms of the Franchise that is the subject of the Consent, or (B) no Consent is necessary for the assignment of any municipal, county, or state Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement, or (C) no municipal, county, or state Franchise is required for the provision of cable television service in the Franchise Area;

                  (e) The Amended FHGLP Agreement shall have been duly executed and delivered by each FHGLP Partner.

                  (f) All waiting periods under the HSR Act applicable to this Agreement or the transactions contemplated by this Agreement to be consummated at the Closing shall have expired or been terminated.

                  (g) TCI shall have made or stand willing and able to make all the deliveries required to be made by TCI pursuant to Section 13.2 and Section
13.6 and each FHGLP Partner shall have made or stand willing and able to make all the deliveries required to be made by such FHGLP Partner pursuant to Section 13.5.

                  (h) FHGLP shall have arranged financing, on terms consistent with Section 2.8(e) and otherwise acceptable to FHGLP, sufficient to permit the Falcon Entities to repay in full, concurrently with or immediately following the Closing, all senior Indebtedness of the Falcon Entities in existence as of the Closing and, to the extent not otherwise included in such senior Indebtedness, all Indebtedness incurred by Falcon Video to make payments with respect to the Mezzanine Notes as described in Section 2.8(b) and all Indebtedness assumed by NewFalcon or another Falcon Entity at the Closing pursuant to Section 4.1(c).

                  (i) The transactions described in Section 2.8(b) and Section 2.8(c) shall have been consummated (unless failure of either such transaction to be consummated resulted from any breach by FHGLP of its obligations in this Agreement).

                  (j) There shall not be in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (k) The TCI Entities shall not have made any change in the programming services offered by any cable television system included in the TCI Systems that would have a material adverse effect on the TCI Systems after the Closing (unless TCI shall have agreed to compensate the Falcon Entities in an amount sufficient to offset completely such material adverse effect).

                  (l) If the Closing is to occur prior to August 1, 1998, the TCI Entities shall have implemented (or shall have taken all actions required to be taken before the date on which the Closing is to occur to cause to be implemented on or before August 1, 1998) increases in the monthly rates payable by at least ninety percent of the customers of the cable television systems included in the TCI Systems.

                  (m) If the Closing is to occur on or after August 1, 1998, the TCI Entities shall have implemented increases in the monthly rates payable by at least ninety percent of the customers of the cable television systems included in the TCI Systems.

                  (n) Since March 31, 1997, there shall not have occurred any material adverse change in the business, assets, properties, or financial condition of the TCI Systems, including any damage, destruction, or loss affecting any TCI Assets, other than any material adverse change resulting from general economic conditions, governmental regulation, or other factors that would reasonably be expected to have had a comparable effect on the Falcon Systems.

         12.2  Conditions to Obligations of TCI.

         All obligations of TCI at the Closing are subject, at TCI's option, to the fulfillment prior to and at the Closing Date of each of the following conditions (any one or more of which may be waived by TCI, in its discretion):

                  (a) All representations and warranties of FHGLP in this Agreement shall be true in all material respects at and as of the Closing Date as though made at and as of such date.

                  (b) FHGLP shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  (c) The aggregate number of customers in those Franchise Areas that are Transferable Franchise Areas shall be at least ninety percent of the aggregate number of customers in all Franchise Areas.

                  (d) The Amended FHGLP Agreement shall have been duly executed and delivered by or on behalf of each FHGLP Partner.

                  (e) All waiting periods under the HSR Act applicable to this Agreement or the transactions contemplated by this Agreement to be consummated at the Closing shall have expired or been terminated.

                  (f) NewFalcon shall have made or shall stand willing and able to make all the deliveries to TCI set forth in Section 13.3, FHGLP shall have made or shall stand willing and able to make all the deliveries to NewFalcon set forth in Section 13.4, and each Redeemed Partner shall have made or shall stand willing and able to make all deliveries set forth in Section 13.6.

                  (g) NewFalcon shall stand willing and able to repay in full all Indebtedness of the TCI Entities that will be assumed by NewFalcon or another Falcon Entity as of the Closing pursuant to Section 4.1(c).

                  (h) If all regulatory approvals required for the lawful consummation of the acquisition of the Classic Systems pursuant to the Classic Purchase Agreement have been obtained, the closing contemplated by the Classic Purchase Agreement shall have occurred substantially in accordance with the terms thereof.

                  (i) There shall not be in effect any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (j) Consummation of the transactions contemplated by this Agreement would not cause the Operating Cash Flow Ratio of NewFalcon (as defined in the NewFalcon Agreement) immediately after the Closing to exceed 7.5:1.

                  (k) Since March 31, 1997, there shall not have occurred any material adverse change in the business, assets, properties, or financial condition of the Falcon Systems, including any damage, destruction, or loss affecting any assets of the Falcon Systems, other than any material adverse change resulting from general economic conditions, governmental regulation, or other factors that would reasonably be expected to have had a comparable effect on the TCI Systems.

         12.3 Conditions to Obligations of Each FHGLP Partner.

         All obligations of some or all of the FHGLP Partners (as specified below) at the Closing are subject to the fulfillment prior to and at the Closing Date of the following conditions:

                  (a) In the case of each Redeemed Partner, FHGLP shall have made or shall stand willing and able to make all the deliveries to such Redeemed Partner set forth in Section 13.4 and TCI shall have delivered to such Redeemed Partner the amount required to be paid to such Redeemed Partner pursuant to
Section 2.7(b).

                  (b) In the case of Hellman & Friedman Capital Partners II, L.P. and Hellman & Friedman Capital Partners, A California Limited Partnership, the transactions described in Section 2.8(c) shall have been consummated.

                  (c) In the case of Leeway & Co. and Mezzanine Lending Associates III, L.P., the transactions described in Section 2.8(b) shall have been consummated.

                  (d) In the case of each FHGLP Partner, the Amended FHGLP Agreement shall have been duly executed and delivered by or on behalf of each FHGLP Partner (other than such FHGLP Partner), and FHGLP and TCI stand willing and able to consummate the transactions contemplated by Section 2.2(a) of this Agreement substantially in accordance with the terms of this Agreement (as it may be amended pursuant to Section 15.5).

                  (e) Marc B. Nathanson and the Nathanson Entities (as defined in such agreement) shall have executed and delivered to each of the other parties named in such agreement, a letter agreement with respect to tag-along rights substantially in the form attached to this Agreement as Exhibit B.

         12.4  Standard of Materiality.

                  (a) For purposes of Section 12.1, the representations and warranties of the TCI Entities in this Agreement shall be deemed to be true in all material respects at and as of the Closing Date as though made at and as of such date, and the Entities TCI shall be deemed to have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by the TCI Entities prior to or on the Closing Date, if the aggregate effect of the failure of any such representations and warranties to be true at and as of the Closing Date as though made at and as of such date and of the failure of the TCI Entities to have performed and complied with any of such covenants and agreements could not reasonably be expected to reduce the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow) by more than $12,500,000.

                  (b) For purposes of Section 12.2, the representations and warranties of FHGLP in this Agreement shall be deemed to be true in all material respects at and as of the Closing Date as though made at and as of such date, and FHGLP shall be deemed to have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by FHGLP prior to or on the Closing Date, if the aggregate effect of the failure of any such representations and warranties to be true at and as of the Closing Date as though made at and as of such date and of the failure of FHGLP to have performed and complied with any of such covenants and agreements could not reasonably be expected to reduce the net fair market value of NewFalcon's interest in the Falcon Systems and the TCI Systems after the Closing (taking into account any increase in liabilities and obligations and any reduction in operating cash flow) by more than $25,000,000.

                                   ARTICLE 13

                         CLOSING AND CLOSING DELIVERIES

         13.1 Time and Place of Closing.

                  (a) Closing Date.

                           (1) Except as provided in Section 13.1(a)(2), Section
13.1(a)(3), or Section 13.1(a)(4), or as otherwise agreed to by TCI and FHGLP, the Closing shall take place at 10:00 a.m. on a date, to be set by FHGLP on at least ten Business Days' written notice to each other party, which shall not be later than the earlier of:

                                    (A) the  sixtieth day after the satisfaction
of the last of the conditions specified in Section 12.1(c), Section 12.1(d), and
Section 12.1(f) to be satisfied; or

                                    (B) the  fifteenth  Business  Day  after the
satisfaction of the last of the conditions specified in Section 12.1(c), Section 12.1(d), and Section 12.1(f) to be satisfied (determined, solely for purposes of this Section 13.1(a)(1)(B), as if Section 12.1(d) required the aggregate number of customers in Transferable Franchise Areas to be at least ninety-five percent of the aggregate number of customers in all Franchise Areas).

                           (2) If FHGLP fails to specify the date for Closing at
least ten Business Days prior to the earlier of the dates specified in Section 13.1(a)(1), then, subject to Section 13.1(a)(3) and Section 13.1(a)(4), the Closing shall take place on the earlier of the dates specified in Section 13.1(a)(1).

                           (3)  If  on  the  date  on  which  the  Closing would
otherwise be required to take place pursuant to Section 13.1(a)(1) or Section 13.1(a)(2), (A) there shall be in effect any judgment, decree, or order that would prevent or make unlawful the Closing, (B) any other circumstance beyond the reasonable control of FHGLP shall exist that would prevent the Closing or the satisfaction of any of the conditions precedent to the obligations of any party set forth in this Agreement, (C) FHGLP and TCI are negotiating an amendment to this Agreement pursuant to Section 2.5(a)(2), or (D) any of the conditions specified in Section 12.1(h), Section 12.1(i), and Section 12.2(h) shall not be satisfied, then FHGLP may, at its option, postpone the date on which the Closing is required to take place until such date, to be set by FHGLP on at least five Business Days' written notice to each other party, as soon as practicable after such judgment, decree, or order ceases to be in effect, such other circumstance ceases to exist, such amendment is agreed to, or such conditions have been satisfied or are capable of being satisfied concurrently with the Closing; provided, however, that FHGLP's postponement of the date on which the Closing is required to take place shall not restrict the exercise by either TCI or FHGLP of its rights under Section 14.2(b) or Section 14.3(b), as applicable.

                           (4)  If  on  the  date  on  which  the  Closing would
otherwise be required to take place pursuant to this Section 13.1(a), FHGLP shall have notified TCI pursuant to Section 3.8(b) of any circumstance described in clause (1) of Section 3.8(b) or TCI shall have notified FHGLP pursuant to
Section 3.8(c) of any circumstance described in clause (1) of Section 3.8(c), then the party receiving such notice may, at its option, postpone the date on which the Closing is required to take place until a date, to be set by such party on at least five Business Days' written notice to each other party, that is not later than the thirtieth day after the date on which the Closing would otherwise be required to take place pursuant to this Section 13.1(a), so as to give such party an opportunity to remedy the circumstance described in the notice received by it pursuant to Section 3.8(b) or Section 3.8(c), as applicable; provided, however, that a party's postponement of the date on which the Closing is required to take place shall not restrict the exercise by either TCI or FHGLP of its rights under Section 14.2(b) or Section 14.3(b), as applicable, except as provided therein.

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                  (b) Closing Place. The Closing shall be held at the offices of
Dow, Lohnes & Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by TCI and FHGLP.

         13.2  Deliveries by TCI.

         On the Closing Date, TCI shall deliver to NewFalcon the following, in form and substance reasonably satisfactory to FHGLP and its counsel:

                  (a) Duly executed bills of sale, special warranty deeds, motor vehicle titles, assignments of TCI's Franchises and Licenses and the Assumed TCI Contracts, and such other transfer documents which shall be sufficient to vest good and marketable title to the TCI Assets in the name of NewFalcon (or its designee), free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances).

                  (b) A manually executed copy of any instrument evidencing any Consent that has been obtained.

                  (c) Any Management Agreement required pursuant to Section 11.10, duly executed by the appropriate TCI Entities.

                  (d) The  Signal  Sharing  Agreement,  duly  executed  by   TCI
Cablevision of California, Inc.

                  (e) An opinion of counsel to TCI, dated as of the Closing Date, substantially in the form attached to this Agreement as Exhibit C.

                  (f) Such additional documents, information, and materials as FHGLP shall reasonably request.

         13.3  Deliveries by NewFalcon.

         On the Closing Date, NewFalcon shall deliver to TCI the following, in form and substance reasonably satisfactory to TCI and its counsel:

                  (a) Appropriate assumption agreements, pursuant to which NewFalcon or one or more other Falcon Entities shall assume the obligations and liabilities described in Section 4.1 and Section 4.2.

                  (b) Any Management Agreement required pursuant to Section 11.10, duly executed by the appropriate Falcon Entity.

                  (c) The Signal Sharing Agreement, duly executed by NewFalcon or another Falcon Entity designated by NewFalcon.

                  (d) An opinion of counsel to FHGLP, dated as of the Closing Date, substantially in the form attached to this Agreement as Exhibit D.

                  (e) Such additional documents, information, and materials as TCI shall reasonably request.

         13.4  Deliveries by FHGLP.

                  (a) On the Closing Date, FHGLP shall deliver to NewFalcon, in form and substance reasonably satisfactory to TCI and its counsel, duly executed bills of sale, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the assets described in Section 2.2(a)(2) and Section 2.2(b) in the name of NewFalcon, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for Permitted Encumbrances and liens securing obligations of any Falcon Entity or obligations of FHGLP to be assumed by NewFalcon pursuant to Section 4.2).

                  (b) On the Closing Date, FHGLP shall execute and deliver to the Redeemed Partners appropriate instruments of conveyance to effect the assignment to each Redeemed Partner of the NewFalcon Interest to be assigned to such Redeemed Partner pursuant to Section 2.6(c).

         13.5  Deliveries by the FHGLP Partners.

                  (a) On the Closing Date, each of Belo, Leeway & Co., and Mezzanine Lending Associates III, L.P. shall execute and deliver appropriate instruments of conveyance, accompanied by other appropriate certificates and documents, all reasonably satisfactory to FHGLP in form and substance, to effect the transfer to FHGLP of the partnership interests and, in the case of Leeway & Co. and Mezzanine Lending Associates III, L.P., the Mezzanine Securities to be contributed to FHGLP pursuant to Section 2.1(a)(1), free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than as specified in Section 2.1(a)(1)).

                  (b) On the Closing Date, each Video Investors Partner shall execute and deliver appropriate instruments of conveyance, accompanied by other appropriate certificates and documents, all reasonably satisfactory to FHGLP in form and substance, to effect the transfer to FHGLP of the partnership interests to be contributed to FHGLP pursuant to Section 2.1(a)(2), free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (other than as specified in Section 2.1(a)(2)).

                  (c) On the Closing Date, each of the Redeemed Partners shall execute and deliver appropriate instruments of conveyance, accompanied by other appropriate certificates and documents, all reasonably satisfactory to FHGLP in form and substance, to effect the transfer to FHGLP of the partnership interests to be purchased and redeemed by FHGLP pursuant to Section 2.6(a).

                  (d) On the Closing Date, each FHGLP Partner shall execute and deliver the Amended FHGLP Agreement.

                  (e) On the Closing Date, each FHGLP Partner shall execute and deliver such additional documents, information, and materials as FHGLP shall reasonably request.

         13.6 Deliveries to Effect Sale of NewFalcon Interests.

         On the Closing Date,  immediately  following the deliveries required by
Section 13.2, Section 13.3, Section 13.4, and Section 13.5.

                  (a) each Redeemed Partner shall execute and deliver to TCI appropriate instruments of conveyance, accompanied by other appropriate certificates and documents, all reasonably satisfactory to TCI in form and substance, to effect the transfer to TCI of such Redeemed Partner's NewFalcon Interest pursuant to Section 2.6(a), free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever; and

                  (b) TCI shall pay to each Redeemed Partner, in immediately available funds, the amount required to be paid to such Redeemed Partner pursuant to Section 2.7(b).

                                   ARTICLE 14

                               TERMINATION RIGHTS

         14.1 Termination by Agreement.

         This Agreement may be terminated at any time prior to the Closing by agreement between FHGLP and TCI.

         14.2  Termination by TCI.

         This Agreement may be terminated by TCI prior to the Closing, by delivering written notice to FHGLP of its election to terminate this Agreement, under any of the following circumstances (unless any of such circumstances occurred as a result of the failure of any TCI Entity to act in good faith or as a result of any breach by the TCI Entities of their representations, warranties, covenants, or other obligations in this Agreement):

                  (a) If on the date on which the Closing is required to take place pursuant to Section 13.1(a) any of the conditions precedent to the obligations of TCI set forth in this Agreement has not been satisfied or waived in writing by TCI.

                  (b) If the Closing shall not have occurred on or before September 30, 1998, except that TCI may not elect to terminate this Agreement pursuant to this Section 14.2(b):

                           (1) prior to December 31, 1998, if the failure of the
Closing to occur on or before September 30, 1998 resulted from the failure of either or both of the conditions specified in Section 12.1(d) and Section 12.2(c) to have been satisfied;

                           (2)  after  an  election  by  FHGLP  to  postpone the
Closing pursuant to Section 13.1(a)(4) and on or prior to the date on which the Closing is required to take place pursuant to Section 13.1(a) (after giving effect to such postponement), if TCI's failure to comply with Section 9.9 prevented FHGLP from remedying the circumstance described in TCI's notice pursuant to Section 3.8(c) prior to the date on which the Closing would have been required to take place pursuant to Section 13.1(a) if FHGLP had not postponed the Closing pursuant to Section 13.1(a)(4);

                           (3)  after  an  election  by  TCI   to  postpone  the
Closing pursuant to Section 13.1(a)(4) and on or prior to the date on which the Closing is required to take place pursuant to Section 13.1(a) (after giving effect to such postponement); or

                           (4) after FHGLP delivers a notice pursuant to Section
13.1(a)(1) and on or prior to the date on which the Closing is to occur as specified in such notice.

                  (c) If the TCI Percentage would equal or exceed fifty percent and FHGLP and TCI were unable to agree on an amendment to this Agreement pursuant to Section 2.5(a).

         14.3  Termination by FHGLP.

         This Agreement may be terminated by FHGLP prior to the Closing, by delivering written notice to TCI of its election to terminate this Agreement, under any of the following circumstances (unless any of such circumstances occurred as a result of the failure of any Falcon Entity to act in good faith or as a result of any breach by FHGLP of its representations, warranties, covenants, or other obligations in this Agreement):

                  (a) If on the date on which the Closing is required to take place pursuant to Section 13.1(a) any of the conditions precedent to the obligations of FHGLP and NewFalcon set forth in this Agreement has not been satisfied or waived in writing by FHGLP and NewFalcon.

                  (b) If the Closing shall not have occurred on or before September 30, 1998, except that FHGLP may not elect to terminate this Agreement pursuant to this Section 14.3(b):

                           (1) prior to December 31, 1998, if the failure of the
Closing to occur on or before September 30, 1998 resulted from the failure of either or both of the conditions specified in Section 12.1(d) and Section 12.2(c) to have been satisfied;

                           (2) after an election by TCI to postpone  the Closing
pursuant to Section 13.1(a)(4) and on or prior to the date on which the Closing is required to take place pursuant to Section 13.1(a) (after giving effect to such postponement), if FHGLP's failure to comply with Section 10.10 prevented TCI from remedying the circumstance described in FHGLP's notice pursuant to
Section 3.8(b) prior to the date on which the Closing would have been required to take place pursuant to Section 13.1(a) if TCI had not postponed the Closing pursuant to Section 13.1(a)(4); or

                           (3)  after  an  election  by FHGLP  to  postpone  the
Closing pursuant to Section 13.1(a)(4) and on or prior to the date on which the Closing is required to take place pursuant to Section 13.1(a) (after giving effect to such postponement).

                  (c) If the TCI Percentage would equal or exceed fifty percent and FHGLP and TCI were unable to agree on an amendment to this Agreement pursuant to Section 2.5(a).

         14.4  Rights on Termination.

         Upon the termination of this Agreement, (a) each of FHGLP and TCI shall have all rights and remedies available to it at law or equity as a result of any breach of any representation, warranty, or covenant made by any other party for such party's benefit, and (b) no party other than FHGLP and TCI shall have any rights or remedies arising out of this Agreement or any breach of any representation, warranty, or covenant made by any party to this Agreement.

         14.5  Specific Performance.

         The parties recognize that if any party breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the other parties for their injury. Each party shall therefore be entitled, in addition to any other remedies that may be available, including money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by any party to enforce this Agreement, the other parties shall waive the defense that there is an adequate remedy at law.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 Survival of Representations and Warranties.

                  (a) All representations and warranties contained in this Agreement with respect to (1) title to any partnership interest or other asset to be contributed to FHGLP or NewFalcon pursuant to Section 2.1(a) or Section 2.2, (2) the authority of each party to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with the terms, covenants, and conditions of this Agreement and the documents contemplated hereby, and (3) the enforceability of this Agreement, shall survive the Closing indefinitely. All covenants contained in this Agreement that by their terms are to be performed in whole or in part at or following the Closing shall survive until fully discharged or performed.

                  (b)  All  representations  and  warranties  contained  in this
Agreement  and not  described  in  Section  15.1(a)  and all  covenants  in this
Agreement that by their terms are only to be performed prior to the Closing shall not survive the Closing. Except with respect to those representations, warranties, and covenants that survive the Closing pursuant to Section 15.1(a), after the Closing, no party shall have any recourse against any other party as a result of the breach of any representation, warranty, or covenant contained in this Agreement, and each party hereby unconditionally and irrevocably waives and releases any and all actual or potential claims that it may have against any other party (and its officers, directors, stockholders, partners, and affiliates) as a result of the breach by such party of any representation, warranty, or covenant contained in this Agreement.

                  (c) In determining the accuracy of representations and warranties in this Agreement as of a date other than the date of this Agreement, any representation and warranty in this Agreement that expressly refers to facts existing on the date of this Agreement or on any other specified date shall continue to be construed only to refer to facts existing on the date specified and shall not be construed as a representation or warranty concerning facts existing at any later date.

         15.2  Taxes, Fees, and Expenses.

                  (a)  NewFalcon  shall  pay  all  sales,  use,  transfer,   and
recordation and documentary taxes and fees, if any, arising out of the transfer of the TCI Assets to NewFalcon pursuant to this Agreement.

                  (b) Any filing fee required with respect to any filing required to be made under the HSR Act in connection with the transactions contemplated by this Agreement shall be paid one-half by FHGLP and one-half by TCI, and, if the Closing occurs, NewFalcon shall reimburse FHGLP and TCI for such costs immediately following the Closing.

                  (c) Except as otherwise provided in this Agreement, each party hereto shall pay its own attorney's fees and other expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement. The obligations of the parties under this Section 15.2(c) will survive the termination of this Agreement.

         15.3  Notices.

         All notices, demands, and requests required or permitted to be given under the provisions of this Agreement (a) shall be in writing, (b) may be sent by telecopy (with automatic machine confirmation), delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested, (c) shall be deemed to have been given on the date of actual receipt, which may be conclusively evidenced by the date set forth in the records of any commercial delivery service or on the return receipt, and (d) shall be addressed to the recipient at the address specified in Schedule 15.3 or, with respect to any party, to any other address that such party may from time to time designate in a writing delivered in accordance with this Section 15.3.

         15.4  Benefit and Binding Effect.

         No party hereto may assign this Agreement without the prior written consent of the other parties hereto, except that, if Mezzanine Lending Associates III, L.P. assigns to any Person all of its interest in the Mezzanine Notes and the Mezzanine Securities, in accordance with the terms of the Mezzanine Notes and the Mezzanine Securities, then, without the consent of any other party, Mezzanine Lending Associates III, L.P. may assign its rights and delegate its obligations under this Agreement to the assignee of its interest in the Mezzanine Notes and the Mezzanine Securities, and the Amended FHGLP Agreement shall be amended to substitute such assignee for Mezzanine Lending Associates III, L.P. thereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         15.5  Entire Agreement.

                  (a) This Agreement, and all Schedules and Exhibits hereto (which are hereby incorporated herein), and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement among the parties with respect to the subject matter hereof. This Agreement supersedes all prior negotiations, letters of intent, or other writings among the parties with respect to the subject matter hereof, and cannot be amended, supplemented, or modified except by waiver pursuant to
Section 15.6 or a written agreement which makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought. Notwithstanding the foregoing provisions of this Section 15.5(a), this Agreement does not impair or otherwise affect the validity of (1) any consent previously granted by any FHGLP Partner with respect to the execution, delivery, and performance of this Agreement or any other document or instrument relating to the subject matter of this Agreement or (2) any power of attorney granted by any FHGLP Partner authorizing any Person to execute and deliver on behalf of such FHGLP Partner this Agreement or any other document or instrument relating to the subject matter of this Agreement.

                  (b) Notwithstanding any provision of this Agreement to the contrary, this Agreement may be amended, supplemented, or modified by FHGLP and TCI, without the consent or waiver of any other party, to modify any obligation, representation, warranty, covenant, or agreement of FHGLP, TCI, or any of their respective Affiliates under this Agreement, to modify the structure of the transactions contemplated by this Agreement so as to address tax, accounting, legal, financing, or other relevant concerns, to permit the consummation prior to or contemporaneously with the Closing of any transaction that could be consummated after the Closing without the consent of any party to this Agreement other than FHGLP, TCI, or any of their respective Affiliates under the Amended FHGLP Agreement and the NewFalcon Agreement, to increase the net fair market value of any Falcon Entity to reflect the acquisition by such Falcon Entity after the date of this Agreement and prior to Closing of any cable television system (other than the Classic Systems), or for any other reasonable purpose, except that no amendment, supplement, or modification shall (1) materially reduce the amount payable to Hellman & Friedman Capital Partners II, L.P. and Hellman & Friedman Capital Partners, A California Limited Partnership, pursuant to Section 2.7(b), without the consent of Hellman & Friedman Capital Partners II, L.P. and Hellman & Friedman Capital Partners, A California Limited Partnership, (2) materially reduce the amount payable to a Redeemed Partner (the "Affected Redeemed Partner") pursuant to Section 2.7(b) to a greater extent (proportionate to their percentage interests in FHGLP on the date of this Agreement) than such amendment, supplement, or modification reduces the amount payable to Hellman & Friedman Capital Partners II, L.P. or Hellman & Friedman Capital Partners, A California Limited Partnership, without the consent of such Affected Redeemed Partner, or (3) except in the case of an amendment to increase the net fair market value of any Falcon Entity to reflect the acquisition by such Falcon Entity after the date of this Agreement and prior to Closing of any cable television system (other than the Classic Systems), adversely affect the economic interests of a FHGLP Partner (the "Affected FHGLP Partner") under this Agreement in any other respect to a greater extent (proportionate to their percentage interests in FHGLP effective as of the Closing) than such amendment, supplement, or modification affects the economic interests of any FHGLP Partner that is controlled directly or indirectly by Marc B. Nathanson through the ownership of voting securities, without the consent of such Affected FHGLP Partner.

         15.6  Waiver of Compliance; Consents.

         Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, or agreement herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Notwithstanding any provision of this Agreement to the contrary, (a) any failure of TCI to comply with any obligation, representation, warranty, covenant, or agreement herein (except obligations of TCI pursuant to Section 2.7(b) and Section 13.6) may be waived by FHGLP, without the consent or waiver of any other party, and any failure of FHGLP to comply with any obligation, representation, warranty, covenant, or agreement herein (except covenants and agreements expressly made for the benefit of parties other than TCI) may be waived by TCI, without the consent or waiver of any other party. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 15.6.

         15.7  Severability.

         If any provision hereof or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         15.8  Governing Law.

         This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of California, without regard to conflicts of law principles thereunder, and the United States Arbitration Act, to the extent provided in Section 15.9.

         15.9  Disputed Matters.

                  (a) Generally. If a dispute arises out of or relates to this Agreement or any alleged breach thereof, the parties involved in the dispute will attempt in good faith to resolve such dispute through negotiation. Any party may initiate negotiations by providing written notice in letter form to the other party or parties involved in the dispute setting forth in general terms the subject of the dispute. Representatives of each party involved in the dispute with full settlement authority shall meet at a mutually agreeable time and place within thirty days of the date of the initial notice in order to attempt to resolve the dispute. If the dispute is not resolved at this meeting, the parties involved in the dispute can agree to schedule one or more additional meetings to attempt to resolve the dispute or any party involved in the dispute can elect, by written notice to each other party involved in the dispute, to require that the dispute be submitted for mediation as set forth below.

                  (b)  Mediation.  If a dispute arises out of or relates to this
Agreement or any alleged breach thereof and if the dispute is not settled through negotiation as described in Section 15.9(a), the parties involved in the dispute agree to submit the dispute for mediation administered by the American Arbitration Association (or any organization successor thereto) ("AAA") under its Commercial Mediation Rules before resorting to arbitration. Any party participating in the negotiation conducted pursuant to Section 15.9(a) may initiate mediation pursuant to Rule 2 of the AAA's Commercial Mediation Rules. The parties will cooperate with the AAA and with one another in the appointment of a mediator and in scheduling the mediation proceedings. Unless otherwise agreed by the parties involved in the dispute, the first mediation session shall be held no later than thirty days after the date of filing the written request for mediation, and the memorandum provided for under Rule 9 of the Commercial Mediation Rules shall be provided to the mediator at least five days prior to the first mediation session. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts, and attorneys, and by the mediator or any AAA employees, shall be confidential and inadmissible for any purposes, including impeachment, in any arbitration or other proceeding involving the parties, but evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any party involved in the dispute may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration with the AAA no sooner than thirty days after the first mediation session. The mediation may continue after the commencement of arbitration if the parties involved so agree. Unless otherwise agreed by the parties involved in the dispute, the mediator shall be disqualified from serving as arbitrator in the case.

                  (c) Arbitration. If a dispute arises out of or relates to this Agreement or any alleged breach thereof, and if the dispute is not resolved through negotiation and mediation as described in Section 15.9(a) and Section 15.9(b), such dispute shall be settled by arbitration in Phoenix, Arizona, in accordance with the Commercial Arbitration Rules of the AAA and the Supplementary Procedures for Large, Complex Disputes of the AAA or other rules agreed to by the parties involved in the dispute, by a single arbitrator.

                  (d) United States Arbitration Act. The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Insofar as it applies, the United States Arbitration Act shall govern the interpretation of, enforcement of, and proceedings pursuant to the arbitration clause in this Agreement. After arbitration has commenced pursuant to Rule 6 of the Commercial Arbitration Rules, any party involved in the dispute may make an application to the arbitrator seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the dispute is otherwise resolved.

                  (e) Request for Arbitration. The party requesting arbitration shall do so by giving notice to that effect (the "Arbitration Notice") to the other party or parties involved in the dispute and by filing the notice with the AAA in accordance with Rule 6 of the Commercial Arbitration Rules. Within thirty days after the Arbitration Notice is filed, the parties involved in the dispute shall select an arbitrator using the procedures for arbitrator selection of the AAA from the arbitrators in the Large, Complex case pool for the Phoenix, Arizona AAA office.

                  (f) Administrative Conference and Hearing. Upon selection of the arbitrator, the parties involved in the dispute shall conduct an initial administrative conference provided for by the Supplementary Procedures for Large, Complex Disputes of the AAA at which the parties involved in the dispute shall agree to a schedule and procedures for the exchange of relevant information and the hearing and to any other matters the arbitrator or the parties involved in the dispute deem appropriate. The parties involved in the dispute may submit to the arbitrator prior to the hearing any written information and may make any oral presentation at the hearing that the parties involved in the dispute deem appropriate to support their respective positions with respect to the disputed matter. At any hearing before the arbitrator at which witnesses present testimony either in person or telephonically the parties involved in the dispute shall be entitled to cross examine the witnesses; provided, however, that this provision shall not be deemed to preclude the ability of any party to present testimony by affidavit in the arbitration hearing.

                  (g) Decision and Award. The arbitrator shall render his written decision and award, including a statement of reasons upon which such award is based, within thirty days after the arbitration hearing. Except insofar as the United States Arbitration Act applies to such matters, the agreement to arbitrate set forth in this Section 15.9 shall be construed, and the legal relations among the parties shall be determined in accordance with, the substantive laws of the State of California as provided for in Section 15.8 of this Agreement. The decision of the arbitrator shall be in writing and shall be binding upon the parties involved in the dispute, final and non-appealable. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (h) Exclusivity of Arbitration. Except as provided under the United States Arbitration Act, no action at law or in equity based upon any dispute that is subject to arbitration under this Section 15.9 shall be instituted.

                  (i) Fees and Expenses. All expenses of any arbitration pursuant to this Section 15.9, including fees and expenses of the parties' attorneys, fees and expenses of the arbitrator, and fees and expenses of any witness or the cost of any proof produced at the request of the arbitrator, shall be borne as determined by the arbitrator. If any party institutes any action in law or in equity in violation of Section 15.9(h) and any other party successfully compels arbitration under this Section 15.9, the party instituting such action shall pay all reasonable expenses incurred by any other party relating to such action, including reasonable fees and expenses of any other party's attorneys.

         15.10  Captions.

         The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

         15.11  Rights Cumulative.

         Except as specified, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         15.12  Construction.

         This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

         15.13  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

         IN WITNESS WHEREOF, the parties have executed this Contribution and Purchase Agreement as of the day first mentioned above.


                                       Falcon Holding Group, L.P.

                                  By   Falcon Holding Group, Inc.

                                  By:  /s/  Marc B. Nathanson
                                       ----------------------
                                Name:  Marc B. Nathanson
                               Title:  Chief Executive Officer


                                       Falcon Communications, L.P.

                                  By   Falcon Holding Group, L.P.

                                  By   Falcon Holding Group, Inc.

                                  By:  /s/  Marc B. Nathanson
                                       ----------------------
                                Name:  Marc B. Nathanson
                               Title:  Chief Executive Officer


                                       Falcon Holding Group, Inc.

                                  By:  /s/  Marc B. Nathanson
                                       ----------------------
                                Name:  Marc B. Nathanson
                               Title:  Chief Executive Officer


                                       Falcon Cable Trust

                                  By:  /s/  Marc B. Nathanson
                                       -----------------------
                                       Marc B. Nathanson, trustee

                                       Blackhawk Holding Company, Inc.

                                  By:  /s/  Marc B. Nathanson
                                       ----------------------
                                Name:  Marc B. Nathanson
                               Title:  President


                                       Advance Company, Ltd.

                                  By:  /s/  Marc B. Nathanson
                                       ----------------------
                                Name:  Marc B. Nathanson
                               Title:  President


                                       Advance TV of California, Inc.

                                  By:  /s/  Marc B. Nathanson
                                       ----------------------
                                Name:  Marc B. Nathanson
                               Title:  President

                                       TCI Falcon Holdings, LLC

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Alabama, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI of Decatur, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of California, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI of Northern California, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Missouri, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President

                                       TCI Cablevision of Oregon, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI of Northern New Jersey, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Washington, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Yakima, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Yakima Valley, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Okanogan Valley, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President

                                       Tele-Vue Systems, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       TCI Cablevision of Vermont, Inc.

                                  By:  /s/  William R. Fitzgerald
                                       --------------------------
                                Name:  William R. Fitzgerald
                               Title:  Vice President


                                       Belo Ventures, Inc.

                                  By:  /s/ Michael D. Perry
                                       --------------------
                                Name:  Michael D. Perry
                               Title:  Vice President/Treasurer

                                       Nathanson Family Trust

                                  By:  /s/ Ned Robertson
                                       -----------------
                                       Ned Robertson, trustee

                                       /s/ Stanley S. Itskowitch
                                       -------------------------
                                       Stanley S. Itskowitch

                                       /s/ Frank J. Intiso
                                       -------------------
                                       Frank J. Intiso

                                       /s/ Michael K. Menerey
                                       ----------------------
                                       Michael K. Menerey

                                       /s/ Leonard J. Baxt
                                       -------------------
                                       Leonard J. Baxt

                                       /s/ Steven Rattner
                                       ------------------
                                       Steven Rattner

                                       /s/ Liliane Vladimirschi
                                       ------------------------
                                       Liliane Vladimirschi

                                       /s/ Greg Nathanson
                                       ------------------
                                       Greg Nathanson

                                       Leeway & Co.

                                  By   State Street Bank and Trust Company

                                  By:  /s/ Kimberly A. Moynihan
                                       ------------------------
                                Name:  Kimberly A. Moynihan
                               Title:  Assistant Secretary


                                       MLC Investors, L.P.

                                  By   Leeway & Co.

                                  By   State Street Bank and Trust Company

                                  By:  /s/ Kimberly A. Moynihan
                                       ------------------------
                                Name:  Kimberly A. Moynihan
                               Title:  Assistant Secretary


                                       Mezzanine Lending Associates III, L.P.

                                  By   Mezzanine Lending Management III, L.P.

                                  By:  /s/ Costa Littas
                                       ----------------
                                Name:  Costa Littas
                               Title:  Managing Director

                                       Toronto Dominion Investments, Inc.

                                  By:  /s/ Martha L. Gariepy
                                       ---------------------
                                Name:  Martha l. Gariepy
                               Title:  Vice President


                                       Boston Ventures Limited Partnership II

                                  By   Boston Ventures Company Limited
                                          Partnership II

                                  By:  /s/ Roy F. Coppedge
                                       -------------------
                                Name:  Roy F. Coppedge
                               Title:  General Partner


                                      Boston Ventures IIA Investment Corporation

                                  By:  /s/ Roy F. Coppedge
                                       -------------------
                                Name:  Roy F. Coppedge
                               Title:  General Partner


                                       BancBoston Capital, Inc.

                                  By:  /s/ William O. Charman
                                       ----------------------
                                Name:  William O. Charman
                               Title:  Vice President

                                       /s/ James Pinto
                                       ----------------
                                       James Pinto

                                       /s/ William L. Rogers
                                       ---------------------
                                       William L. Rogers


                                       Cameron Rogers Trust

                                  By:  /s/ William L. Rogers
                                       ---------------------
                                Name:  William L. Rogers
                               Title:  Trustee

                                       Hellman & Friedman Capital Partners II,
                                          L.P.

                                  By   Hellman & Friedman Investors, L.P.,
                                          its general partner

                                  By   Hellman & Friedman Investors, Inc.,
                                          its general partner

                                  By:  /s/ Joseph Niehaus
                                       ------------------
                                Name:  Joseph Niehaus
                               Title:  Vice President


                                       Hellman & Friedman Capital Partners,
                                          A California Limited Partnership

                                  By   Hellman & Friedman Capital Management,
                                          A California Limited Partnership,
                                          its general partner

                                  By   Hellman & Friedman Capital Management,
                                          Inc., its general partner

                                  By:  /s/ Joseph Niehaus
                                       ------------------
                                Name:  Joseph Niehaus
                               Title:  Vice President


                                       DIS Investments, Inc.

                                  By:  /s/ Lam Chih Tsung
                                       ------------------
                                Name:  Lam Chih Tsung
                               Title:  Director

                                       Falcon First Communications, L.L.C.

                                  By   Madison Dearborn Partners VI,
                                          its Manager

                                  By:  /s/ Paul J. Finnegan
                                       --------------------
                                Name:  Paul J. Finnegan
                               Title:  General Partner